Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

ACHARI VENTURES HOLDINGS CORP. I,

ACHARI MERGER SUB, INC.

AND

VASO CORPORATION

DATED AS OF DECEMBER 6, 2023

i

ii

EXHIBITS

Exhibit A	Form of Sponsor Letter Agreement
Exhibit B	Form of Put Option Agreement
Exhibit C	Form of SPAC A&R CoI
Exhibit D	Form of SPAC A&R Bylaws
Exhibit E	Form of Amended and Restated Registration Rights Agreement
Exhibit F	Form of Lockup Agreement
Exhibit G	Post-Closing Officers
Exhibit H	Form of Indemnification Agreement
Exhibit I	Form of Letter of Transmittal
Exhibit J	Form of Amended and Restated Certificate of Incorporation of the Surviving Company
Exhibit K	Form of Company Support Agreement

iii

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of December 6, 2023 (the “Execution Date”) by and among (a) Achari Ventures Holdings Corp. I, a Delaware corporation (the “SPAC”), (b) Achari Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the SPAC (“Merger Sub”, and together with the SPAC, the “SPAC Parties”), and (c) Vaso Corporation, a Delaware corporation (the “Company”). The SPAC, Merger Sub and the Company shall each also be referred to herein from time to time as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the respective meanings as set forth in Section 1.1.

RECITALS

WHEREAS, (a) the SPAC is a blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one (1) or more businesses, and (b) Merger Sub is a direct wholly-owned Subsidiary (as hereinafter defined) of the SPAC and was formed for the sole purpose of the Merger (as hereinafter defined);

WHEREAS, subject to the terms and conditions hereof, at the Closing (as hereinafter defined), Merger Sub will merge with and into the Company, with the Company as the surviving entity (the “Merger”), resulting in the Company becoming a direct wholly-owned subsidiary of the SPAC, and each Company Share (as hereinafter defined) will be automatically converted as of the Effective Time (as hereinafter defined) into the right to receive a portion of the Transaction Share Consideration (as hereinafter defined), in each case, on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, it is intended for U.S. federal and applicable state and local income Tax (as hereinafter defined) purposes that the Merger will be treated as qualifying as a “reorganization” within the meaning of Section 368(a) of the Code (as hereinafter defined) (the “Intended Tax Treatment”), and, by executing this Agreement, the Parties hereby adopt a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3, and intend to file the statement required by Treasury Regulations Section 1.368-3(a);

WHEREAS, the SPAC Board (as hereinafter defined) has (a) determined that it is fair to and in the best interests of the SPAC and the stockholders of the SPAC, and declared it advisable, to enter into this Agreement and the Ancillary Agreements (as hereinafter defined) to which the SPAC is or will be a party and to consummate the Transactions (as hereinafter defined), (b) adopted and approved the execution, delivery and performance or consummation (as applicable) by the SPAC of this Agreement, the Ancillary Agreements to which the SPAC is or will be a party and the Transactions, (c) resolved to recommend that the holders of the SPAC Shares (as hereinafter defined) entitled to vote thereon vote in favor of each SPAC Stockholder Voting Matter (as hereinafter defined), and (d) directed that each SPAC Stockholder Voting Matter be submitted to the holders of the SPAC Shares for approval;

WHEREAS, the board of directors of Merger Sub has (a) determined that it is fair to and in the best interests of Merger Sub and the SPAC (as its sole stockholder), and declared it advisable, to enter into this Agreement and the Ancillary Agreements to which Merger Sub is or will be a party and to consummate the Transactions, (b) adopted and approved the execution, delivery and performance or consummation (as applicable) by Merger Sub of this Agreement, the Ancillary Agreements to which Merger Sub is or will be a party and the Transactions, (c) resolved to recommend that the SPAC (as Merger Sub’s sole stockholder) adopt this Agreement, and (d) directed that this Agreement be submitted to the SPAC (as Merger Sub’s sole stockholder) for approval;

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) determined that it is fair to and in the best interests of the Company and the Company Stockholders (as hereinafter defined), and declared it advisable, to enter into this Agreement and the Ancillary Agreements to which the Company is or will be a party and to consummate the Transactions, (b) adopted and approved the execution, delivery and performance or consummation (as applicable) by the Company of this Agreement, the Ancillary Agreements to which the Company is or will be a party and the Transactions, (c) resolved to recommend that the Company Stockholders entitled to vote thereon adopt this Agreement, and (d) directed that this Agreement be submitted to the Company Stockholders for approval;

WHEREAS, as of the date of this Agreement, (i) there are 3,138,321 SPAC Shares issued and outstanding, (ii) Achari Sponsor Holdings I LLC, a Delaware limited liability company and the sponsor of the SPAC (“Sponsor”), directly holds 1,572,400 SPAC Shares, and (iii) certain Members of the Sponsor (as such term is defined in the Amended and Restated Limited Liability Company Operating Agreement of the Sponsor) hold, in the aggregate, 927,600 SPAC Shares in their respective individual capacities;

WHEREAS, simultaneously with the Closing, the Sponsor, the SPAC, the Company and certain other parties thereto shall enter into a Sponsor Letter Agreement substantially in the form attached hereto as Exhibit A (the “Sponsor Letter Agreement”), pursuant to which (among other things), the Sponsor shall (a) agree to be bound by certain restrictions on transfer with respect to its SPAC Shares, (b) agree to amend and/or terminate certain “lock-up” and transfer restrictions included in that certain letter agreement, dated as of October 14, 2021, and (c) agree to be bound by certain lock-up provisions during the lock-up periods described therein with respect to its SPAC Shares;

WHEREAS, simultaneously with the Closing, the Sponsor, the SPAC and the Company shall enter into a Put Option Agreement substantially in the form attached hereto as Exhibit B (the “Put Option Agreement”), pursuant to which (among other things), the Sponsor shall receive certain put rights as further described therein and the Company shall receive the right of first refusal as further described therein;

WHEREAS, as a condition to the consummation of the Transactions, the SPAC shall provide its stockholders with the opportunity to exercise their respective right to participate in the SPAC Share Redemption (as hereinafter defined), on the terms and subject to the conditions and limitations set forth in the applicable SPAC Governing Documents (as hereinafter defined), in conjunction with, inter alia, obtaining the SPAC Required Vote (as hereinafter defined);

WHEREAS, simultaneously with the Closing and by virtue of the Merger, the Existing SPAC Charter (as hereinafter defined) and the bylaws of the SPAC (as in effect on the date hereof, the “SPAC Bylaws”) shall be amended and restated in the forms attached hereto as Exhibit C (the “SPAC A&R CoI”) and Exhibit D (the “SPAC A&R Bylaws”), respectively;

WHEREAS, simultaneously with the Closing, the SPAC and certain security holders and/or executive officers and directors of the Company and the SPAC shall enter into an Amended and Restated Registration Rights Agreement substantially in the form attached hereto as Exhibit E (the “Amended and Restated Registration Rights Agreement”), with respect to the registration of the founder shares and private placement warrants held by the Sponsor and/or certain members of the Sponsor;

WHEREAS, simultaneously with the Closing, certain security holders of the Company and the SPAC shall enter into a Lockup Agreement substantially in the form attached hereto as Exhibit F (the “Lockup Agreement”), pursuant to which (among other things), such security holders shall be bound by certain lock-up provisions during the lock-up periods described therein;

WHEREAS, simultaneously with the Closing, each of the individuals designated to be members of the board of directors of the SPAC shall enter into an Indemnification Agreement with the SPAC, substantially in the form attached hereto as Exhibit H, each, an “Indemnification Agreement”); and

WHEREAS, in connection with the Closing, the SPAC shall be renamed “Vaso Holding Corp.” (or an alternative name chosen by the Company and reasonably acceptable to the SPAC) and the SPAC New Shares (as hereinafter defined) and the SPAC Warrants (as hereinafter defined) shall trade publicly on the Stock Exchange (as hereinafter defined) under the ticker symbols “VASO” and “VASOW”, respectively (or alternative ticker symbols chosen by the Company and reasonably acceptable to the SPAC).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. For purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the respective meanings set forth below.

“2024 Omnibus Incentive Plan” has the meaning set forth in Section 6.18.

“ACA” has the meaning set forth in Section 3.15(c).

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality and standstill provisions on terms no less favorable in any substantive respect to any Group Company than those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for a Group Company to be able to comply with its obligations under this Agreement and such non-material changes requested by the applicable counterparty to ensure that such confidentiality agreement is consistent with its organization’s customary policies, procedures and practices with respect to confidentiality agreements).

“Additional Support List” has the meaning set forth in Section 6.17.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, its capacity as a sole or managing member or otherwise; provided, that no portfolio company of a private equity fund or other investment fund that is an Affiliate of a Group Company shall be deemed an “Affiliate” for purposes of this Agreement.

“Affiliated Group” means a group of Persons that elects to file, is required to file or otherwise files a Tax Return or pays a Tax as an affiliated group, aggregate group, consolidated group, combined group, unitary group or other group recognized by applicable Tax Law.

“Affiliated Transactions” has the meaning set forth in Section 3.20.

“Agreement” has the meaning set forth in the Preamble.

“Allocation Schedule” has the meaning set forth in Section 2.3(a).

“Alternative Transaction Structure” has the meaning set forth in Section 8.1(e).

“Amended and Restated Registration Rights Agreement” has the meaning set forth in the Recitals.

“Ancillary Agreement” means each agreement, document, instrument or certificate (a) executed contemporaneously with this Agreement and relating to the transactions contemplated hereby, and/or (b) contemplated hereby to be executed in connection with the consummation of the transactions contemplated hereby, including the Lockup Agreement, the Company Support Agreements, the Put Option Agreement, the Amended and Restated Registration Rights Agreement, the Indemnification Agreements, the Sponsor Letter Agreement and the documents entered into in connection therewith, in each case, only as applicable to the relevant party or parties to such agreement, document, instrument or certificate, as indicated by the context in which such term is used.

“Anti-Corruption Laws” means all applicable U.S. and non-U.S. Laws relating to the prevention of corruption and bribery, including, to the extent applicable to the Company and/or any of its Subsidiaries, the U.S. Foreign Corrupt Practices Act of 1977, the Canada Corruption of Foreign Public Officials Act of 1999, the UK Bribery Act of 2010 and the legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable Law that prohibits bribery, corruption, fraud or other improper payments.

“Antitrust Laws” means, collectively, the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act and any other United States federal or state or foreign statutes, rules, regulations, Orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or constituting anticompetitive conduct.

“Assets” has the meaning set forth in Section 3.19.

“Audited Financial Statements” has the meaning set forth in Section 3.4(a)(i).

“Business Combination” has the meaning ascribed to such term in the Existing SPAC Charter.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York; provided, however, that such commercial banks shall not be deemed to be authorized to be closed for purposes of this definition due to a “shelter in place”, “non-essential employee” or similar closure of physical branch locations.

“CBA” has the meaning set forth in Section 3.9(a)(i).

“Certificate of Merger” has the meaning set forth in Section 2.1(b).

“Certificates” has the meaning set forth in Section 2.1(h).

“Change in Recommendation” has the meaning set forth in Section 6.10.

“Clayton Act” means the Clayton Antitrust Act of 1914.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Form 8-K” has the meaning set forth in Section 6.9(g).

“Closing Press Release” has the meaning set forth in Section 6.9(g).

“Code” means the U.S. Internal Revenue Code of 1986.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Proposal” means any proposal or offer from any Person or “group” (as defined in the Exchange Act) (other than the SPAC, Merger Sub or their respective Affiliates) relating to, in a single transaction or a series of related transactions, (a) any direct or indirect acquisition or purchase of assets or businesses that constitute twenty percent (20%) or more of the assets of the Group Companies, taken as a whole (based on the fair market value thereof, as determined by the Company Board in good faith), including through the acquisition of the Equity Interests of one or more Subsidiaries of the Company, or (b) acquisition of beneficial ownership of twenty percent (20%) or more of the total voting power of the Equity Interests of any Group Company, whether by way of merger, asset purchase, equity purchase or otherwise.

“Company Board” has the meaning set forth in the Recitals.

“Company Bring-Down Certificate” has the meaning set forth in Section 9.2(d).

“Company Change in Recommendation” means the determination by the Company Board or any committee thereof to (i) change, withdraw, withhold, qualify or modify, or publicly propose or resolve to change, withdraw, withhold, qualify or modify, the recommendation of the Company Board that the Company Stockholders vote in favor of the approval of this Agreement and the Transactions, (ii) adopt, authorize, approve, declare advisable, endorse or recommend any Company Acquisition Proposal, or (iii) agree to take any of the foregoing actions.

“Company Charter” means that certain Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware as of July 6, 1993, as amended by that certain Certificate of Designations of the Class A Preferred Stock, Series A, filed with the Secretary of State of the State of Delaware as of December 8, 1994, as amended by that certain Certificate of Amendment of the Certificate of Incorporation, filed with the Secretary of State of the State of Delaware as of May 4, 1995, as amended by that certain Certificate of Designations of Series B Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware as of June 25, 1997, as amended by that certain Certificate of Ownership and Merger, filed with the Secretary of State of the State of Delaware as of July 8, 1997, as amended by that certain Certificate of Ownership and Merger, filed with the Secretary of State of the State of Delaware as of August 28, 1997, as amended by that certain Certificate of Amendment of the Certificate of Incorporation, filed with the Secretary of State of the State of Delaware as of December 19, 1997, as amended by that certain Certificate of Designation of Series C Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware as of May 1, 1998, as amended by that certain Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designations of Series C Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware as of October 26, 1998, as amended by that certain Certificate of Designations of Preferences and Rights of Series D Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware as of July 19, 2005, as amended by that certain Certificate of Amendment of the Certificate of Incorporation, filed with the Secretary of State of the State of Delaware as of October 2, 2009, as amended by that certain Certificate of Designations of Preferences and Rights of Series E Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware as of June 24, 2010, as amended by that certain Certificate of Amendment of Certificate of Incorporation, filed with the Secretary of State of the State of Delaware as of November 9, 2016, as further amended, amended and restated, modified or supplemented from time to time.

“Company Counsel” has the meaning set forth in Section 11.16(a)(i).

“Company D&O Provisions” has the meaning set forth in Section 6.12(b).

“Company Disclosure Schedules” means the Disclosure Schedules delivered by the Company to the SPAC concurrently with the execution and delivery of this Agreement.

“Company Employee Benefit Plan” means each Employee Benefit Plan that is maintained, sponsored or contributed to (or required to be contributed to) by any of the Group Material Companies or under or with respect to which any of the Group Material Companies has any Liability.

“Company Equity Interests” has the meaning set forth in Section 3.3(a).

“Company Equity Plan” means any of (a) the Vasomedical, Inc. 2013 Stock Plan, (b) the Vasomedical, Inc. 2016 Stock Plan, (c) the Vaso Corporation 2019 Stock Plan, and (d) each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive Equity Interests of any Group Company or benefits measured in whole or in part by reference to Equity Interests of any Group Company.

“Company Equityholders” means, collectively, the Company Stockholders and the holders of Company Restricted Share Awards, in each case, as of any determination time prior to the Effective Time.

“Company Expenses” means, as of any determination time, the aggregate amount of all fees, expenses, commissions or other amounts incurred by or on behalf of, and that are due and payable or accrued (and not otherwise expressly allocated to any SPAC Party pursuant to the terms of this Agreement or any Ancillary Agreement) by, any Group Company in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Agreements, the performance of its covenants or agreements in this Agreement or any Ancillary Agreement or the Registration Statement/Proxy Statement or the consummation by any Group Company of the Transactions, including (a) the fees and expenses of any Group Company’s outside legal counsel, accountants, advisors, experts (including for a fairness opinion), brokers, investment bankers, consultants or other agents or service providers of any Group Company, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Agreement. Notwithstanding the foregoing or anything to the contrary herein, “Company Expenses” shall not include any SPAC Expenses.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization; Authority; Enforceability), Section 3.2(a) (Non-contravention), Section 3.3 (Capitalization), Section 3.13 (Brokerage) and Section 3.20 (Affiliate Transactions).

“Company Group” has the meaning set forth in Section 11.16(a)(i).

“Company Indemnified Persons” has the meaning set forth in Section 6.12(b).

“Company Management Team Members” has the meaning set forth in Section 6.17.

“Company Material Adverse Effect” means any change, effect, event, circumstance, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect upon (a) the business, results of operations or financial condition of the Group Companies, taken as a whole, or (b) the ability of the Group Companies, taken as a whole, to perform their respective obligations hereunder and to consummate the Transactions; provided, however, that, with respect to the foregoing clause (a), none of the following will constitute a “Company Material Adverse Effect”, or will be considered in determining whether a “Company Material Adverse Effect” has occurred: (i) changes that are generally applicable to the industries or markets in which the Group Companies operate; (ii) changes in Law or GAAP or the interpretation thereof, in each case, effected after the Execution Date; (iii) any failure of any Group Material Company to achieve any projected periodic revenue or earnings projection, forecast or budget prior to the Closing (it being understood and agreed that the underlying event, circumstance or state of facts giving rise to such failure may be taken into account in determining whether a “Company Material Adverse Effect” has occurred, but only to the extent otherwise permitted to be taken into account); (iv) changes that are the result of economic factors affecting the national, regional or world economy or financial markets; (v) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wildfire or other natural disaster or act of God; (vi) any national or international political conditions in any jurisdiction in which the Group Companies conduct business; (vii) the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any United States territories, possessions or diplomatic or consular offices, or upon any United States military installation, equipment or personnel; (viii) any consequences arising from any action or inaction by a Party taken or omitted to be taken (1) as expressly required by the terms hereof, or (2) at the express written direction of a SPAC Party; (ix) epidemics, pandemics, disease outbreaks (including COVID-19) or public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) or any Law or guideline issued by a Governmental Entity, the Centers for Disease Control and Prevention or the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19); or (x) the announcement or pendency of the Transactions; provided, however, that any event, circumstance or state of facts resulting from a matter described in any of the foregoing clauses (i), (ii), (iv), (v), (vi), (vii) and (ix) may be taken into account in determining whether a “Company Material Adverse Effect” has occurred to the extent such event, circumstance or state of facts has a disproportionate and adverse effect on the Group Companies, taken as a whole, relative to other comparable entities operating in the industries or markets in which the Group Companies operate.

“Company Material Subsidiary” means, as of the applicable measurement date, any Company Subsidiary that represents (a) more than three percent (3%) of the aggregate revenues of the Company Group, taken as a whole, or (b) more than three percent (3%) of the aggregate assets of the Company Group, taken as a whole.

“Company Post-Closing Representation” has the meaning set forth in Section 11.16(a)(i).

“Company Proxy Statement” means a proxy statement of the Company to be mailed to its stockholders of record on the date set forth therein for the purpose of soliciting proxies from the Company Stockholders to vote at the Company Special Meeting in favor of this Agreement and the Transactions.

“Company Record Date” has the meaning set forth in Section 6.9(c).

“Company Registered IP” has the meaning set forth in Section 3.10(a).

“Company Restricted Share Award” means any restricted share award granted by the Company pursuant to a Company Equity Plan.

“Company SEC Reports” has the meaning set forth in Section 3.25(a).

“Company Shares” means shares of common stock, par value $0.001 per share, of the Company designated as “Common Stock” pursuant to the Company Charter.

“Company Special Meeting” has the meaning set forth in Section 6.16.

“Company Stockholders” means all holders of Company Shares.

“Company Subsidiaries” means the Subsidiaries of the Company.

“Company Superior Proposal” means a bona fide, written Company Acquisition Proposal, that did not result from a breach of any of the terms hereof, including Section 6.15, that the Company Board (after consultation with outside legal counsel) reasonably determines, in good faith, would, if consummated, result in a transaction that is more favorable to the Company Stockholders than the Transactions, after taking into account all such factors and matters deemed relevant, in good faith, by the Company Board, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and the Transactions, and after taking into account any changes to the terms of this Agreement irrevocably offered in writing by the SPAC in response to such bona fide, written Company Acquisition Proposal pursuant to, and in accordance with, Section 6.15; provided that, for purposes of this definition of “Company Superior Proposal”, references in the term “Company Acquisition Proposal” to “twenty percent (20%)” shall be deemed to be references to “fifty percent (50%)”.

“Company Superior Proposal Acceptance” has the meaning set forth in Section 6.15(d).

“Company Support Agreement” has the meaning set forth in Section 6.17.

“Company Support Deadline” has the meaning set forth in Section 6.17.

“Company Tail Policy” has the meaning set forth in Section 6.12(c).

“Confidential Information” has the meaning set forth in the Confidentiality Agreement.

“Confidentiality Agreement” means that certain Confidentiality Agreement in effect between the Company and the SPAC.

“Contract” means any written or oral contract, agreement, license or Lease (including any amendments thereto).

“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains, variants and sequences), including any intensification, resurgence or any evolutions or mutations thereof, and/or related or associated epidemics, pandemics, disease outbreaks or public health emergencies.

“Data Privacy and Security Requirements” means, collectively, all of the following to the extent relating to privacy, security or data breach notification requirements, including with respect to the processing of Personal Information and applicable to the Company or any of its Affiliates: (a) all applicable Laws; (b) each Group Material Company’s external-facing privacy policies; (c) if applicable to the Company or any of its Affiliates, the Payment Card Industry Data Security Standard (PCI DSS) and any other industry or self-regulatory standard to which the Company or any of its Affiliates is bound or holds itself out to the public as being in compliance with; and (d) applicable provisions of Contracts to which the Company or any of its Affiliates is a party or bound.

“Data Room” has the meaning set forth in Section 11.5.

“Databases” means any and all databases, data collections and data repositories of any type and in any form (and all corresponding data and organizational or classification structures or information), together with all rights therein.

“Delivery Date” means each of the date of the SPAC Special Meeting, the date of the Company Special Meeting and the date on which the Registration Statement/Proxy Statement is declared effective by the SEC.

“Device Regulatory Agency” has the meaning set forth in Section 3.24(a).

“DGCL” has the meaning set forth in the Recitals.

“Disclosure Schedules” means the SPAC Disclosure Schedules and the Company Disclosure Schedules.

“Dissenting Shares” has the meaning set forth in Section 2.7.

“Dissenting Stockholder” has the meaning set forth in Section 2.7.

“DTC” means the Depository Trust Company.

“Effective Time” has the meaning set forth in Section 2.1(b).

“Employee Benefit Plan” means an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each equity or equity-based compensation, retirement, pension, savings, profit sharing, bonus, incentive, severance, separation, employment, individual consulting or independent contractor, transaction, change in control, retention, deferred compensation, vacation, sick pay or paid time-off, medical, dental, life or disability, retiree or post-termination health or welfare, salary continuation, fringe or other compensation or benefit plan, program, policy, agreement, arrangement or Contract.

“Enforceable” means, with respect to any Contract stated to be enforceable by or against any Person, that such Contract is a legal, valid and binding obligation enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

“Environmental Laws” means all Laws concerning pollution, human health or safety, Hazardous Materials or protection of the environment or natural resources as applicable to any Group Material Company.

“Equity Interests” means, with respect to any Person, all of the shares, units or quotas of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, trust rights, options or other rights for the purchase or acquisition from such Person of shares or units of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for or measured by reference to shares or units of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or units or equity (or such other interests), restricted equity awards, restricted equity units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership, member or trust interests therein).

“Equity Value” means $176,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person that, together with any Group Company, is (or at a relevant time has been or would be) considered a single employer under Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 2.5(a).

“Exchange Agent Agreement” has the meaning set forth in Section 2.5(a).

“Exchange Fund” has the meaning set forth in Section 2.5(c).

“Exchange Ratio” means the Per Share Equity Value divided by the SPAC Share Value.

“Execution Date” has the meaning set forth in the Preamble.

“Existing SPAC Charter” means the SPAC’s Fourth Amended and Restated Certificate of Incorporation, dated as of July 12, 2023, as amended, amended and restated, modified or supplemented from time to time.

“Fairness Opinion” has the meaning set forth in Section 3.27.

“Fairness Opinion Provider” means River Corporate Advisors.

“FDA” has the meaning set forth in Section 3.24(a).

“Federal Trade Commission Act” means the Federal Trade Commission Act of 1914.

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly set forth in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (c) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (d) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, to enter into this Agreement, and (e) another Party to suffer damage by reason of such reliance.

“Fully Diluted Shares Outstanding” means the aggregate number of Company Shares outstanding immediately prior to the Effective Time, determined on a fully-diluted, as if exercised basis, whether or not exercised, exercisable, settled, eligible for settlement, vested or unvested, including, for the avoidance of doubt, pursuant to any Company Restricted Share Awards (in each case, other than Company Shares owned by the Company which are to be canceled and extinguished in accordance with Section 2.1(i)).

“GAAP” means U.S. generally accepted accounting principles as in effect from time to time.

“Governing Documents” means (a) in the case of a corporation, its certificate of incorporation (or analogous document) and bylaws or memorandum and articles of association, in each case, as amended, amended and restated, modified or supplemented from time to time (as applicable), (b) in the case of a limited liability company, its certificate of formation (or analogous document) and operating agreement or limited liability company agreement, in each case, as amended, amended and restated, modified or supplemented from time to time (as appliable), or (c) in the case of a Person other than a corporation or limited liability company, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“Governmental Entity” means any nation or government, any federal, state, provincial, municipal or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitral body, arbitrator or mediator (public or private), or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Group Companies” means, collectively, the Company and the Company Subsidiaries.

“Group Material Companies” means, collectively, the Company and the Company Material Subsidiaries.

“Group Material Company Product Candidates” has the meaning set forth in Section 3.24(b).

“Group Material Company Regulatory Permits” has the meaning set forth in Section 3.24(b).

“Hazardous Materials” means any substance, material or waste that is regulated, defined or otherwise characterized as “hazardous” or “toxic” or with words of similar import under any applicable Environmental Law, including petroleum products or byproducts, asbestos, polychlorinated biphenyls, radioactive materials, lead and per- and polyfluoroalkyl substances.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Illustrative Allocation Schedule” has the meaning set forth in Section 2.3(b).

“Improvements” has the meaning set forth in Section 3.7(c).

“Income Tax” means any U.S. federal, state, local or non-U.S. Tax based on or measured by reference to net or gross income.

“Income Tax Return” means any Tax Return with respect to Income Taxes.

“Indebtedness” means, without duplication, with respect to any Person, all obligations (including all obligations in respect of principal, accrued and unpaid interest, penalties, breakage costs, fees and premiums and other costs and expenses associated with repayment or acceleration) of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar Contracts or security, (c) for the deferred purchase price of assets, property, goods or services or businesses (other than trade payables incurred in the Ordinary Course of Business) or with respect to any conditional sale, title retention, consignment or similar arrangement, (d) for a lease classified as a capital or finance Lease in the Financial Statements or any obligation capitalized or required to be capitalized in accordance with GAAP, (e) for any letters of credit, bankers acceptances or other obligation by which such Person assured a creditor against loss, in each case, to the extent drawn upon or currently payable, (f) for earn-out or contingent Liabilities related to acquisitions or investments (assuming the maximum amount earned), including post-closing price true-ups, indemnifications and seller notes, (g) in respect of dividends or distributions declared payable but unpaid, (h) under derivative financial instruments, including hedges, currency and interest rate swaps and other similar Contracts, and (i) in the nature of guarantees of the obligations described in clauses (a) through (h) above. Notwithstanding anything to the contrary, “Indebtedness” of any Group Company shall (x) be measured on a consolidated basis and exclude any intercompany Indebtedness among the Group Companies which are wholly-owned, (y) exclude deferred revenue, and (z) exclude any items that constitute Company Expenses.

“Indemnification Agreement” has the meaning set forth in the Recitals.

“Insurance Policies” has the meaning set forth in Section 3.16.

“Intellectual Property” means rights in and to all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and invention disclosures, all improvements thereto and all patents, utility models and industrial designs and all applications for any of the foregoing, together with all reissuances, provisionals, continuations, continuations-in-part, divisions, extensions, renewals and reexaminations thereof, (b) all trademarks, service marks, certification marks, trade dress, logos, slogans, trade names, corporate and business names, Internet domain names, social media identifiers and other indicia of origin, together with all translations, adaptations, derivations and combinations thereof, and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all works of authorship, copyrightable works, copyrights and rights in databases, and applications, registrations and renewals in connection therewith, and all moral rights associated with any of the foregoing, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, algorithms, source code, data analytics, manufacturing and production processes and techniques, technical data and information, Databases and collections of data, designs, drawings, specifications and supplier lists, pricing and cost information and business and marketing plans and proposals) (collectively, “Trade Secrets”), (f) all Software, and (g) all other similar proprietary rights.

“Intended Tax Treatment” has the meaning set forth in the Recitals.

“Interested Party” means each of any Group Company’s directors, managers, officers or Affiliates (other than any Group Material Company).

“Internal Controls” has the meaning set forth in Section 3.4(c).

“IPO” has the meaning set forth in Section 11.9.

“IRS” has the meaning set forth in Section 3.15(a).

“IT Systems” means all computer hardware (including hardware, firmware, middleware, peripherals, communication equipment and links, storage media, networks, networking equipment, power supplies and any other components used in conjunction with the same), servers, data processing systems, data communication lines, routers, hubs, switches, Databases and all other information technology equipment, and related documentation, in each case, owned or controlled by, or otherwise provided under Contract to, the Company or any of its Affiliates and used in the operation of any of their respective businesses.

“JOBS Act” has the meaning set forth in Section 6.3(b).

“Katten” has the meaning set forth in Section 11.16(b)(i)

“Knowledge” (a) as used in the phrase “to the Knowledge of the Company” or phrases of similar import means the actual knowledge of Jun Ma, Jonathan Newton or Michael Beecher, including after reasonable due inquiry of each such person’s direct reports, and (b) as used in the phrase “to the Knowledge of the SPAC” or phrases of similar import means the actual knowledge of Vikas Desai or Merrick Friedman, including after reasonable due inquiry.

“Latest Balance Sheet Date” means September 30, 2023.

“Laws” means all laws, common law, acts, statutes, constitutions, ordinances, codes, rules, regulations, rulings and Orders.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by any Group Material Company.

“Leases” means all leases, subleases, licenses, concessions and other Contracts pursuant to which any Group Material Company holds any Leased Real Property (along with all amendments, modifications and supplements thereto), but excluding all Permits.

“Letter of Transmittal” means the letter of transmittal, substantially in the form attached as Exhibit I hereto.

“Liability” or “Liabilities” means any and all debts, liabilities, guarantees, commitments or obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or not accrued, direct or indirect, due or to become due or determined or determinable.

“Liens” means, with respect to any specified asset, any and all liens, mortgages, hypothecations, claims, encumbrances, options, pledges, licenses, rights of priority, easements, covenants, restrictions and security interests thereon.

“Lockup Agreement” has the meaning set forth in the Recitals.

“LOI” has the meaning set forth in Section 11.6.

“Lookback Date” means the date which is two (2) years prior to the Execution Date.

“Material Contract” has the meaning set forth in Section 3.9(b).

“Material Leases” has the meaning set forth in Section 3.7(a).

“Material Suppliers” means the top ten (10) suppliers of materials, products or services to the Group Companies, taken as a whole (measured by aggregate amount purchased by the Group Companies), during the twelve (12) months ended December 31, 2022; provided that any such supplier is excluded from such definition if such supplier provides less than five percent (5%) of the materials, products or services to the Group Companies, taken as a whole.

“Maximum Annual Premium” means an annual premium for the applicable insurance policy in excess of two hundred twenty-five percent (225%) of the aggregate annual premium payable by the SPAC or the Company, as applicable, for such insurance policy for the year ended 2023.

“Merger” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Preamble.

“New Vaso Directors” shall mean those persons to be elected or appointed as directors of the SPAC as set forth in the Registration Statement/Proxy Statement.

“Non-Party Affiliate” has the meaning set forth in Section 11.14.

“OFAC” has the meaning set forth in the definition of “Sanctions”.

“Order” means any order, writ, judgment, injunction, temporary restraining order, stipulation, determination, decree or award entered by or with any Governmental Entity.

“Ordinary Course of Business” means, with respect to any Person, any action taken by such Person in the ordinary course of business of such Person consistent with past practice.

“Ordinary Course Tax Sharing Agreement” means any written commercial agreement entered into in the Ordinary Course of Business of which the principal subject matter is not Tax, but which contains customary Tax indemnification provisions.

“OTCQX” means the OTCQX® Best Market operated by OTC Markets Group, Inc.

“Outside Date” has the meaning set forth in Section 10.1(c).

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by any of the Group Companies.

“Party” and “Parties” have the meaning set forth in the Preamble.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Equity Value” means the quotient of (a) the Equity Value divided by (b) the Fully Diluted Shares Outstanding.

“Permits” has the meaning set forth in Section 3.17(b).

“Permitted Liens” means (a) easements, rights of way, restrictions, covenants, encroachments, minor defects or irregularities and other similar Liens of record affecting title to the underlying fee interest in the Leased Real Property or the applicable Group Company’s interests therein which do not materially impair the current use or occupancy of such Leased Real Property in the operation of the business of any of the Group Companies currently conducted thereon, (b) statutory Liens for Taxes, assessments or governmental charges or levies imposed with respect to property which are not yet due and payable or which are being contested in good faith through appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (c) Liens in favor of suppliers of goods for which payment is not yet due or delinquent (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (d) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s and carrier’s Liens arising or incurred in the Ordinary Course of Business for amounts which are not due and payable, (e) Liens arising under workers’ compensation Laws or similar legislation, unemployment insurance or similar Laws, (f) zoning, building codes and other land use Laws, in each case, promulgated by any Governmental Entity having jurisdiction over the Leased Real Property, which do not materially impair the applicable Group Company’s current use or occupancy of the Leased Real Property, (g) Securities Liens, or (h) those Liens set forth in Section 1.1 of the Company Disclosure Schedules.

“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Personal Information” means both (a) any information that is defined as “personal information”, “personal data” or similar terms under applicable Privacy Laws, and (b) any information that identifies or is reasonably capable of being associated with or could reasonably be linked, directly or indirectly, with a particular individual, household or device, including names, addresses, telephone numbers, personal health information, drivers’ license numbers and government-issued identification numbers.

“Pre-Closing Period” has the meaning set forth in Section 5.1.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period through and including the Closing Date.

“Privacy Laws” means all applicable Laws pertaining to data protection, data privacy, data security and/or cybersecurity.

“Proceeding” means any action, claim, suit, charge, petition, litigation, complaint, investigation, audit, examination, assessment, notice of violation, citation, arbitration, mediation, inquiry or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Proprietary Software” means all Software owned or purported to be owned by any Group Company.

“Prospectus” has the meaning set forth in Section 11.9.

“Put Option Agreement” has the meaning set forth in the Recitals.

“Registration Statement/Proxy Statement” has the meaning set forth in Section 6.9(c).

“Released Claims” has the meaning set forth in Section 11.9.

“Releasing Parties” has the meaning set forth in Section 11.9.

“Representatives” means, with respect to any Person, the officers, directors, managers, employees, representatives or agents (including investment bankers, financial advisors, attorneys, accountants, brokers, engineers and other advisors or consultants) of such Person, to the extent that such officer, director, manager, employee, representative or agent of such Person is acting in his or her capacity as an officer, director, manager, employee, representative or agent of such Person.

“Required SPAC Stockholder Voting Matters” means each of the SPAC Stockholder Voting Matters other than the matters set forth in clause (g) of the definition thereof.

“Requisite Approval Deadline” means April 15, 2024; provided that, if on such date the Parties continue to work in good faith to obtain from the SEC a declaration of the effectiveness of the Registration Statement/Proxy Statement, then such date shall automatically extend for a period of thirty (30) days.

“Requisite Company Stockholder Approval” means the requisite consent of the Company Stockholders under the DGCL and the Company Charter and the other Governing Documents of the Company to approve this Agreement and the Transactions, which shall require the affirmative vote of the holders of a majority of the outstanding Company Shares, voting together as a single class.

“Sanctioned Country” means any country or region that is the subject or target of a comprehensive embargo under Sanctions (including Cuba, Iran, North Korea, Venezuela, Syria and the Crimea region of Ukraine).

“Sanctioned Person” means any Person that is: (a) listed on any U.S. or non-U.S. Sanctions-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List, the EU Consolidated List and HM Treasury’s Consolidated List of Persons Subject to Financial Sanctions, (b) in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled, by a Person or Persons described in clause (a), or (c) organized, resident or located in a Sanctioned Country.

“Sanctions” means all Laws and Orders relating to economic or trade sanctions administered or enforced by the United States (including by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), Canada, the United Kingdom, the United Nations Security Council or the European Union.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.25(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Securities Liens” means Liens arising out of, under or in connection with (a) applicable federal, state and local securities Laws, and (b) restrictions on transfer, hypothecation or similar actions contained in any applicable Governing Documents.

“Security Breach” means a data security breach or breach of Personal Information under applicable Laws.

“Security Incident” means an actual or suspected likely breach of security, intrusion or denial of service or unauthorized entry, access, collection, use, processing, storage, sharing, distribution, transfer, disclosure or destruction of any IT Systems, Personal Information or any proprietary or confidential information.

“Sherman Act” means the Sherman Antitrust Act of 1890.

“Signing Form 8-K” has the meaning set forth in Section 6.9(b).

“Signing Press Release” has the meaning set forth in Section 6.9(b)

“Software” means all computer software programs and Databases (and all derivative works, foreign language versions, enhancements, versions, releases, fixes, upgrades and updates thereto), whether in source code, object code or human readable form, and manuals, design notes, programmers’ notes and other documentation related to or associated with any of the foregoing.

“SPAC” has the meaning set forth in the Preamble.

“SPAC A&R Bylaws” has the meaning set forth in the Recitals.

“SPAC A&R CoI” has the meaning set forth in the Recitals.

“SPAC Auditor” means Marcum LLP.

“SPAC Auditor Comfort Letter” has the meaning set forth in Section 2.6(a).

“SPAC Balance Sheet” has the meaning set forth in Section 4.5(c).

“SPAC Board” means the board of directors of the SPAC.

“SPAC Bring-Down Certificate” has the meaning set forth in Section 9.3(c).

“SPAC Bylaws” has the meaning set forth in the Recitals.

“SPAC D&O Provisions” has the meaning set forth in Section 6.12(a).

“SPAC Disclosure Schedules” means the Disclosure Schedules delivered by the SPAC to the Company concurrently with the execution and delivery of this Agreement.

“SPAC Expenses” means, as of any determination time (unless otherwise provided in this definition), the aggregate amount of all fees, expenses, commissions or other amounts incurred by or on behalf of, and that are due and payable or accrued (and not otherwise expressly allocated to the Company or any Company Stockholder pursuant to the terms of this Agreement (other than Section 6.11) or any Ancillary Agreement) by a SPAC Party, including (a) (w) income tax payable (measured as of Closing, and not thereafter), (x) excise taxes that (1) become actually due and payable, if any, upon the redemption of the SPAC Shares in conjunction with the Merger and (2) are actually due and payable, in each case as evidenced by (i) a written IRS assessment not solicited by any Party or any Affiliate thereof, (ii) the written agreement of the Sponsor, (iii) an order of a court of competent jurisdiction, or (iv) the Company’s outside independent accountant makes a written good faith determination that such excise taxes are actually due and payable, (y) franchise tax payable (measured as of Closing, and not thereafter) and (z) notes payable, (b) the fees and expenses of outside legal counsel, experts, accountants, advisors, brokers, investment bankers, consultants, transfer agents, proxy solicitors, placement agents or other agents or service providers of any SPAC Party, (c) any other fees, expenses, commissions or other amounts that are expressly allocated to any SPAC Party pursuant to this Agreement or any Ancillary Agreement, and (d) any Working Capital Loans and/or promissory notes issued by the Sponsor to the SPAC. Notwithstanding the foregoing or anything to the contrary herein, “SPAC Expenses” shall not include any Company Expenses.

“SPAC Governing Documents” means the Existing SPAC Charter and the SPAC Bylaws, in each case, as amended, amended and restated, modified or supplemented from time to time.

“SPAC Indemnified Persons” has the meaning set forth in Section 6.12(a).

“SPAC Material Adverse Effect” means any change, effect, event, circumstance, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect upon (a) the business, prospects, results of operations or financial condition of the SPAC Parties, taken as a whole, or (b) the ability of the SPAC Parties, taken as a whole, to perform their respective obligations hereunder and to consummate the Transactions; provided, however, that, with respect to the foregoing clause (a), none of the following will constitute a “SPAC Material Adverse Effect”, or will be considered in determining whether a “SPAC Material Adverse Effect” has occurred: (i) changes that are generally applicable to the industries or markets in which the SPAC Parties operate; (ii) changes in Law or GAAP or the interpretation thereof, in each case, effected after the Execution Date; (iii) any failure of any SPAC Party to achieve any projected periodic revenue or earnings projection, forecast or budget prior to the Closing (it being understood and agreed that the underlying event, circumstance or state of facts giving rise to such failure may be taken into account in determining whether a “SPAC Material Adverse Effect” has occurred, but only to the extent otherwise permitted to be taken into account); (iv) changes that are the result of economic factors affecting the national, regional or world economy or financial markets; (v) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wildfire or other natural disaster or act of God, including the COVID-19 pandemic; (vi) any national or international political conditions in any jurisdiction in which the SPAC Parties conduct business; (vii) the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any United States territories, possessions or diplomatic or consular offices or upon any United States military installation, equipment or personnel; (viii) any consequences arising from any action by a Party that is expressly required by the terms hereof, or (ix) epidemics, pandemics, disease outbreaks (including COVID-19) or public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States), or any Law or guideline issued by a Governmental Entity, the Centers for Disease Control and Prevention or the World Health Organization or industry group providing for business closures or “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19); provided, however, that any event, circumstance or state of facts resulting from a matter described in any of the foregoing clauses (i), (ii), (iv), (v), (vi), (vii) and (ix) may be taken into account in determining whether a “SPAC Material Adverse Effect” has occurred to the extent such event, circumstance or state of facts has a disproportionate effect on the SPAC Parties, taken as a whole, relative to other comparable entities operating in the industries or markets in which the SPAC Parties operate.

“SPAC Material Contracts” has the meaning set forth in Section 4.19.

“SPAC New Shares” means, at all times at or after the Effective Time, shares of the SPAC’s Class A Common Stock, par value $0.0001 per share, issued and outstanding pursuant to the SPAC’s Governing Documents.

“SPAC Parties” has the meaning set forth in the Preamble.

“SPAC Parties Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization; Authority; Enforceability), Section 4.4 (Brokerage) and Section 4.9 (SPAC Capitalization).

“SPAC Post-Closing Representation” has the meaning set forth in Section 11.16(b)(i).

“SPAC Public Securities” means the issued and outstanding SPAC Shares and SPAC Warrants.

“SPAC Record Date” has the meaning set forth in Section 6.9(c).

“SPAC Required Vote” means the affirmative vote of the holders of the requisite number of SPAC Shares entitled to vote thereon at the SPAC Special Meeting (or any adjournment thereof), in accordance with the SPAC Governing Documents, applicable Law and the requirements of the Stock Exchange.

“SPAC SEC Documents” means all forms, reports, schedules, statements and other documents filed or furnished, or required to be filed or furnished, by the SPAC with the SEC pursuant to the Securities Act or the Exchange Act, as applicable, together with any amendments, restatements, supplements, exhibits and schedules thereto and other information incorporated therein.

“SPAC Share Redemption” means the election of an eligible holder of SPAC Shares (as determined in accordance with the applicable SPAC Governing Documents and the Trust Agreement) to redeem all or a portion of such holder’s SPAC Shares, at the per-share price, payable in cash, equal to such holder’s pro rata share of the Trust Account (as determined in accordance with the SPAC Governing Documents and the Trust Agreement) in connection with the SPAC Special Meeting.

“SPAC Share Value” means $10.00.

“SPAC Shares” means, at all times prior to the Effective Time, shares of the SPAC’s common stock, par value $0.0001 per share, issued and outstanding pursuant to the terms of the SPAC Governing Documents.

“SPAC Special Meeting” means an extraordinary general meeting of the holders of SPAC Shares to be held for the purpose of voting on whether to approve the SPAC Stockholder Voting Matters.

“SPAC Stockholder Voting Matters” means, collectively, proposals to approve (a) this Agreement and the Transactions, (b) the issuance of SPAC Shares or SPAC New Shares, including any SPAC Shares or SPAC New Shares to be issued in connection with the Transactions, as may be required under the Stock Exchange’s listing requirements, (c) the amendment and restatement of the Existing SPAC Charter in the form of the SPAC A&R CoI, (d) the 2024 Omnibus Incentive Plan, (e) the election or appointment of the New Vaso Directors to the SPAC Board, (f) any other proposals as the SEC or the Stock Exchange (or any staff member thereof) may indicate are necessary in its comments to the Registration Statement/Proxy Statement or correspondence related thereto, and (g) a proposal for the adjournment of the SPAC Special Meeting, if necessary, to permit further solicitation of proxies (i) because a quorum for the SPAC Special Meeting has not been established, (ii) because there are not sufficient votes to approve and adopt any of the foregoing, or (iii) to seek to limit or reverse any redemptions of SPAC Shares.

“SPAC Stockholders” means the holders of SPAC Shares.

“SPAC Tail Policy” has the meaning set forth in Section 6.12(c).

“SPAC Warrants” means, as then issued and outstanding, warrants entitling the holder thereof to purchase three quarters of one (1) SPAC Share at a price of $11.50 per share (subject to adjustment as described in the Warrant Agreement), issued pursuant to the Warrant Agreement.

“Sponsor” has the meaning set forth in the Recitals.

“Sponsor Group” has the meaning set forth in Section 11.16(b)(i).

“Sponsor Letter Agreement” has the meaning set forth in the Recitals.

“Stock Exchange” means The Nasdaq Global Market LLC (including any of the tiers thereof).

“Stock Exchange Listing Application” has the meaning set forth in Section 6.4.

“Straddle Period” means any taxable period that begins on or before (but does not end on) the Closing Date.

“Subsidiaries” of any Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled, directly or indirectly, by such Person or one (1) or more of the direct or indirect subsidiaries of such Person or a combination thereof.

“Surviving Company” has the meaning set forth in Section 2.1(a).

“Surviving Company Share” has the meaning set forth in Section 2.1(g).

“Tax” or “Taxes” means (a) all net or gross income, net or gross receipts, net or gross proceeds, payroll, employment, excise, severance, stamp, occupation, windfall or excess profits, profits, customs, capital stock, withholding, social security, unemployment, disability, real property, personal property (tangible and intangible), unclaimed property, escheat, sales, use, transfer, value added, alternative or add-on minimum, capital gains, user, leasing, lease, natural resources, ad valorem, franchise, gaming license, capital, estimated, goods and services, fuel, interest equalization, registration, recording, premium, environmental or other taxes, assessments, duties or similar charges, including all interest, penalties and additions imposed with respect to (or in lieu of) any of the foregoing, imposed by (or otherwise payable to) any Governmental Entity, and, in each case, whether disputed or not, (b) any Liability for, or in respect of the payment of, any amount of a type described in clause (a) of this definition as a result of Treasury Regulations Section 1.1502-6 (or any similar provision of any Law) or being a member of an affiliated, combined, consolidated, unitary, aggregate or other group for Tax purposes, and (c) any Liability for, or in respect of the payment of, any amount described in clause (a) or (b) of this definition as a transferee or successor, by Contract, by operation of Law or otherwise.

“Tax Returns” means returns, declarations, reports, claims for refund, information returns, elections, disclosures, statements or other documents (including any related or supporting schedules, attachments, statements or information, and including any amendments thereof) filed or required to be filed with a Governmental Entity in connection with, or relating to, Taxes.

“Tax Sharing Agreement” means any agreement or arrangement (including any provision of a Contract) pursuant to which any Group Company is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of or imposed on another Person, or indemnify any other Person for, or pay over to any other Person, any amount determined by reference to actual or deemed Tax benefits, Tax assets or Tax savings.

“Taxing Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, administration or imposition of any Tax.

“Termination Fee” has the meaning set forth in Section 10.2.

“Trade Controls” has the meaning set forth in Section 3.21(a).

“Trade Secrets” has the meaning set forth in the definition of Intellectual Property.

“Transaction Share Consideration” means an aggregate number of SPAC New Shares equal to (a) the Equity Value divided by (b) the SPAC Share Value.

“Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements, including the Merger.

“Transfer Taxes” means all transfer, documentary, sales, use, value added, goods and services, stamp, registration, notarial fees and other similar Taxes and fees incurred in connection with the Transactions.

“Treasury Regulations” means the U.S. Treasury Regulations promulgated under the Code.

“Trust Account” means the trust account established pursuant to the Trust Agreement.

“Trust Agreement” means that certain Second Amended and Restated Investment Management Trust Agreement, dated of July 12, 2023, by and between the SPAC and Continental Stock Transfer & Trust Company, as amended, amended and restated, modified or supplemented from time to time.

“Trust Amount” has the meaning set forth in Section 4.11.

“Trustee” means Continental Stock Transfer & Trust Company, acting as trustee of the Trust Account.

“Unaudited Balance Sheet” has the meaning set forth in Section 3.4(a)(ii).

“Unaudited Financial Statements” has the meaning set forth in Section 3.4(a)(ii).

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing or as of the termination of this Agreement in accordance with its terms, as applicable.

“Unpaid SPAC Expenses” means the SPAC Expenses that are unpaid as of immediately prior to the Closing or as of the termination of this Agreement in accordance with its terms, as applicable.

“Vaso Auditor” means UHY, LLP.

“Vaso Auditor Comfort Letter” has the meaning set forth in Section 2.6(b).

“Waiving Parties” has the meaning set forth in Section 11.16(a)(i).

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 or any similar or related Law.

“Warrant Agreement” means that certain Warrant Agreement, dated as of October 14, 2021, entered into between the SPAC and Continental Stock Transfer & Trust Company, as warrant agent, as amended, amended and restated, modified or supplemented from time to time.

“Working Capital Loans” means any loan made to the SPAC by any of the Sponsor, an Affiliate of the Sponsor or any of the SPAC’s officers or directors, and evidenced by a promissory note, for the purpose of financing costs incurred in connection with the operation of the SPAC in the Ordinary Course of Business.

ARTICLE II

THE MERGER; CLOSING

Section 2.1 Merger.

(a) On the Closing Date, upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Company”) and shall become a wholly-owned Subsidiary of the SPAC.

(b) On the Closing Date, upon the terms and subject to the conditions of this Agreement, the Parties shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL and mutually agreed by the Parties (the “Certificate of Merger”), and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at the time that the properly executed and certified copy of the Certificate of Merger is filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such other time as is agreed to in writing by the Parties prior to the filing of such Certificate of Merger and specified in such Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

(c) The Merger shall have the effects set forth in Section 251 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company, in each case, in accordance with the DGCL.

(d) At the Effective Time, the Company Charter, as in effect immediately prior to the Effective Time, shall be amended and restated to read in its entirety as set forth in Exhibit J attached hereto, and, as so amended, such amended and restated certificate of incorporation shall be the certificate of incorporation of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law.

(e) At the Closing, the SPAC shall (a) subject to obtaining the SPAC Required Vote with respect to the Required SPAC Stockholder Voting Matters, amend and restate the Existing SPAC Charter in the form attached hereto as Exhibit C, and (b) amend and restate the SPAC Bylaws in the form attached hereto as Exhibit D.

(f) At the Effective Time, the Parties shall cause the officers of the Company and the SPAC immediately following the Effective Time to be comprised of the individuals set forth as officers on Exhibit G to this Agreement, each to hold office in accordance with the Governing Documents of the Company or the SPAC, as applicable; provided that the Company may, with the prior written consent of the SPAC (such consent, with respect to changes to the Company’s officers, not to be unreasonably withheld, conditioned or delayed), at any time prior to the declaration of the effectiveness of the Registration Statement/Proxy Statement by the SEC, and solely to the extent the same does not result in the SPAC not meeting the listing requirements of the Stock Exchange, update Exhibit G to (i) remove and/or replace any officers of the Company and/or the SPAC, and (ii) appoint additional officers of the Company and/or the SPAC.

(g) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.01, of the Surviving Company (each such share, a “Surviving Company Share”).

(h) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (excluding any Dissenting Shares and the Company Shares cancelled and extinguished pursuant to Section 2.1(i)) issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted, based on the Exchange Ratio, into the right to receive the number of SPAC New Shares set forth on the Allocation Schedule. From and after the Effective Time, each Company Stockholder’s certificates, if any, evidencing ownership of the Company Shares issued and outstanding immediately prior to the Effective Time (the “Certificates”) shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law.

(i) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically cancelled and extinguished, and no consideration shall be paid with respect thereto.

Section 2.2 Closing. The closing of the Transactions (the “Closing”) shall take place electronically by exchange of signature pages by email or other electronic transmission at 9:00 a.m. Eastern Time on (a) the third (3rd) Business Day after the conditions set forth in Article IX have been satisfied, or, if permissible, waived by the Party entitled to the benefit of the same (other than those conditions which, by their respective terms, are required to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or (b) such other date and time as the Parties mutually agree in writing (the date upon which the Closing occurs, the “Closing Date”).

Section 2.3 Allocation Schedule.

(a) At least three (3) Business Days prior to the Closing Date, the Company shall deliver to the SPAC an allocation schedule (the “Allocation Schedule”) setting forth:

(i) (A) the number of Company Shares held by each Company Stockholder, and (B) the number and type of Equity Interests of the Company that are subject to a Company Restricted Share Award (and the holder and whether each such Equity Interest will be vested or unvested as of immediately prior to the Effective Time);

(ii) (A) the Exchange Ratio, and (B) the portion of the Transaction Share Consideration (specifying the number of the SPAC New Shares) allocated to each Company Share pursuant to Section 2.1(h) based on the Exchange Ratio (including, for the avoidance of doubt, the number of the SPAC New Shares that would be allocated to any such Company Shares pursuant to Section 2.1(h) but for such Company Shares being Dissenting Shares), as well as, in the case of each of clauses (A) through (B), reasonably detailed calculations with respect to the components and subcomponents thereof (including any exchange (or similar) ratio on which such calculations are based);

(iii) each Company Stockholder that is a Dissenting Stockholder and the number of Company Shares held by such Company Stockholder that are Dissenting Shares; and

(iv) a certification, duly executed by an authorized officer of the Company, that the information and calculations delivered pursuant to clauses (i), (ii) and (iii) of this Section 2.3(a) are, and will be as of immediately prior to the Effective Time, (A) true and correct in all respects, (B) in accordance with the applicable provisions of this Agreement, the Governing Documents of the Company and applicable Laws, and (C) in the case of the Company Restricted Share Awards, in accordance with the applicable Company Equity Plan and any applicable grant or similar agreement (or other documentation evidencing such grant) with respect thereto.

(b) No later than the date thirty (30) days following the Execution Date, the Company shall deliver to the SPAC an illustrative Allocation Schedule (the “Illustrative Allocation Schedule”) prepared by the Company as if the Closing occurred as of the date of this Agreement and, without limiting any other covenants, agreements, representations or warranties of the Company under this Agreement or any Ancillary Agreement, or of any Company Equityholder under any Ancillary Agreement, or the rights or remedies of any SPAC Party or the Sponsor with respect thereto, the Allocation Schedule will be substantially in the form of the Illustrative Allocation Schedule and will take into account any changes to the Company’s capitalization between the date of this Agreement and the date of delivery of the Allocation Schedule to the SPAC pursuant to Section 2.3(a). The Company will review and consider in good faith any comments to the Allocation Schedule provided by the SPAC or any of its Representatives and the Company and the SPAC, acting in good faith, shall mutually agree on the contents of the Allocation Schedule.

(c) Notwithstanding the foregoing or anything to the contrary herein, (i) all Company Shares held by any Company Equityholder shall be aggregated, and the Exchange Ratio shall be applied to that aggregate number of shares held by such Company Equityholder, and not on a share-by-share basis, (ii) the aggregate number of the SPAC New Shares that each Company Equityholder will have a right to receive or to which his, her or its Company Restricted Share Award (if any) will become subject, as applicable, under this Agreement will be rounded up to the nearest whole share, (iii) in no event shall the aggregate number of the SPAC New Shares set forth on the Allocation Schedule that are allocated in respect of the Equity Interests of the Company (or, for the avoidance of doubt, the Company Equityholders), exceed (A) the Transaction Share Consideration, minus (B) the SPAC New Shares that would be allocated to Company Shares pursuant to Section 2.1(h) but for such Company Shares being Dissenting Shares (it being further understood and agreed, for the avoidance of doubt, that in no event shall any SPAC New Shares described in this clause (B) be allocated to any other Company Equityholder and shall instead not be allocated at the Closing or otherwise, except solely in the circumstances described in Section 2.7), (iv) the SPAC Parties and the Exchange Agent will be entitled to rely upon the Allocation Schedule for purposes of allocating the transaction consideration to the Company Equityholders under this Agreement or under the Exchange Agent Agreement, as applicable, and (v) upon delivery, payment and issuance of the Transaction Share Consideration on the Closing Date to the Exchange Agent, the SPAC and its respective Affiliates shall be deemed to have satisfied all obligations with respect to the payment of consideration under this Agreement (including with respect to the Transaction Share Consideration), and none of them shall have (I) any further obligations to the Company, any Company Equityholder or any other Person with respect to the payment of any consideration under this Agreement (including with respect to the Transaction Share Consideration), or (II) any Liability with respect to the allocation of the consideration under this Agreement, and the Company (on behalf of itself and the Company Equityholders) hereby irrevocably waives and releases the SPAC and its Affiliates (and, on and after the Closing, the Company and its Affiliates) from any and all claims arising out of or resulting from or related to such Allocation Schedule and the allocation of the Transaction Share Consideration, as the case may be, among each Company Equityholder as set forth in such Allocation Schedule. For the avoidance of doubt, immediately after the Effective Time, no shares of the SPAC’s Class B Common Stock (as defined in the the SPAC A&R CoI) shall be issued or outstanding.

Section 2.4 Treatment of Company Restricted Share Awards.

(a) At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.4(c)), each Company Restricted Share Award outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof, automatically vest in full and shall be converted into the right to receive the number of SPAC New Shares in accordance with Section 2.3 corresponding to the applicable portion of such Company Restricted Share Awards that vest pursuant to this Section 2.4(a).

(b) At the Effective Time, no new awards will be granted under any Company Equity Plans, and each of the Company Equity Plans shall be terminated by the Company without any further obligations or Liabilities to the Company or any of its Affiliates (including, for the avoidance of doubt, the SPAC).

(c) Prior to the Closing, the Company shall take, or cause to be taken, all reasonably necessary or appropriate actions (including adopting resolutions by the Company Board or a committee thereof) under the applicable Company Equity Plans, or other applicable instruments under the underlying grant, award, warrant or similar agreement and otherwise, in each case, to give effect to the provisions of this Section 2.4. Prior to such adoption, the Company will provide the SPAC with drafts of, and a reasonable opportunity to comment on, all such resolutions.

(d) Notwithstanding anything to the contrary herein, no fractional SPAC New Shares shall be issued in the Merger. In the event any Company Equityholder would otherwise be entitled to receive a fraction of a SPAC New Share (after aggregating all fractional SPAC New Shares issuable to such holder), such fractional share shall be rounded up to the next whole share. The Parties acknowledge and agree that any such adjustment to the nearest whole share was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to the SPAC that would otherwise be caused by the issuance of fractional shares.

Section 2.5 Exchange Procedures.

(a) At least twenty-five (25) Business Days prior to the anticipated Closing Date, the SPAC shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) (it being understood and agreed, for the avoidance of doubt, that Continental Stock Transfer & Trust Company (or any of its Affiliates) shall be deemed to be acceptable to the Company) and enter into an exchange agent agreement with the Exchange Agent (the “Exchange Agent Agreement”) for the purpose of exchanging Certificates, if any, representing the Company Shares and Company Restricted Share Awards and each Company Share or Company Restricted Share Award, as applicable, held in book-entry form on the stock transfer books of the Company immediately prior to the Effective Time, in either case, for the portion of the Transaction Share Consideration issuable in respect of such Company Shares or Company Restricted Share Awards, as applicable, pursuant to Section 2.1(h) and on the terms and subject to the other conditions set forth in this Agreement. The Company, including through its transfer agent, shall reasonably cooperate with the SPAC and the Exchange Agent in connection with the appointment of the Exchange Agent, the entry into the Exchange Agent Agreement (including, if necessary or advisable, as determined in good faith by the SPAC, by also entering into the Exchange Agent Agreement in the form agreed to by the SPAC and the Exchange Agent) and the covenants and agreements in this Section 2.5 (including the provision of any information and/or documentation otherwise required by the Exchange Agent Agreement for the Exchange Agent to fulfill its duties as the Exchange Agent in connection with the transactions contemplated hereby). At least twenty-one (21) Business Days prior to the anticipated Closing Date, to the extent required by the Exchange Agent Agreement, the SPAC shall provide its transfer agent with (i) a list of the names, addresses, share amounts and certificate detail of holders of SPAC Shares or SPAC New Shares of record as of the applicable record date, (ii) the Company Equityholder list to the extent provided to the SPAC by the Company or the Company’s transfer agent, and (iii) totals of the amounts of SPAC Shares and SPAC New Shares to be outstanding immediately following the Closing. At least ten (10) Business Days prior to the anticipated Closing Date, the Company shall provide the Exchange Agent with (x) a legal opinion of the Company’s counsel, in form and substance reasonably acceptable to the Exchange Agent, regarding the issuance of the Transaction Share Consideration in exchange for the Company Shares and the Company Restricted Stock Awards, as applicable, and (y) written instructions containing (A) a schedule of the Company Equityholders and the corresponding amount of SPAC New Shares to be received by such Company Equityholders, (B) any restrictions that will apply to such SPAC New Shares, and (C) a summary outline of the Transaction Share Consideration to be received by each Company Equityholder and SPAC Stockholder.

(b) At least twenty (20) Business Days prior to the anticipated Closing Date, the Company shall mail or otherwise deliver or cause to be delivered (including through the Exchange Agent), or shall cause to be mailed or otherwise delivered, to each of the Company Equityholders holding any or all of their Company Shares or Company Restricted Share Awards, as applicable, in certificated form, a Letter of Transmittal.

(c) At the Effective Time, the SPAC shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Equityholders and for exchange in accordance with this Section 2.5 through the Exchange Agent, evidence of SPAC New Shares in book-entry form representing the portion of the Transaction Share Consideration issuable pursuant to Section 2.1(h) in exchange for the Company Shares and Company Restricted Share Awards, as applicable, outstanding immediately prior to the Effective Time. All shares in book-entry form representing the portion of the Transaction Share Consideration issuable pursuant to Section 2.1(h) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”.

(d) Each Company Equityholder whose Company Shares or Company Restricted Share Awards, as applicable, have been converted into the right to receive a portion of the Transaction Share Consideration pursuant to Section 2.1(h) shall be entitled to receive the portion of the Transaction Share Consideration to which he, she or it is entitled on the date provided in Section 2.5(e) upon (i) surrender by such applicable Company Equityholders holding any or all of their Company Shares or Company Restricted Share Awards, as applicable, in certificated form, a Certificate (or such information and/or documentation as may be required by the Letter of Transmittal or the Exchange Agent in the case of a lost, stolen or destroyed Certificate), together with the delivery of a properly completed and duly executed (and, if applicable, duly endorsed) Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal or the Exchange Agent), to the Exchange Agent, or (ii) delivery by the Company (including through or by its transfer agent) of instructions regarding the transfer of the Company Shares and Company Restricted Share Awards, as applicable, held in book-entry form to the Exchange Agent, which delivery of Company Shares or Company Restricted Share Awards, as applicable, solely held in book-entry form shall be considered a “transfer agent’s message.”

(e) If a properly completed and duly executed (and, if applicable, duly endorsed) Letter of Transmittal, together with any Certificates (or such information and/or documentation as may be required by the Letter of Transmittal or the Exchange Agent in the case of a lost, stolen or destroyed Certificate) and any other documents or agreements required by the Letter of Transmittal, and a “transfer agent’s message”, as applicable, is delivered to the Exchange Agent in accordance with Section 2.5(d) and received by the Exchange Agent (i) at least three (3) Business Days prior to the Closing Date, then the SPAC and the Company (including through the Exchange Agent) shall take all actions necessary to cause the applicable portion of the Transaction Share Consideration to be issued to the applicable Company Equityholder in book-entry form on the Closing Date, or (ii) two (2) Business Days prior to the Closing Date or later, then the SPAC and the Company (including through the Exchange Agent) shall take all actions necessary to cause the applicable portion of the Transaction Share Consideration to be issued to the applicable Company Equityholder in book-entry form within three (3) Business Days after such delivery.

(f) If any portion of the Transaction Share Consideration is to be issued to a Person other than the Company Equityholder in whose name the surrendered (or lost, stolen or destroyed, as applicable) Certificate or the transferred Company Share or Company Restricted Share Award, as applicable, in book-entry form is registered, it shall be a condition to the issuance of the applicable portion of the Transaction Share Consideration that, in addition to any other requirements of the Exchange Agent and/or the other requirements set forth in the Letter of Transmittal or the Exchange Agent Agreement, (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer reasonably acceptable to the Exchange Agent or such Company Share or Company Restricted Share Award, as applicable, in book-entry form shall be properly transferred via the Exchange Agent, and (ii) the Person requesting such consideration shall pay to the Exchange Agent any transfer or similar Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or Company Share or Company Restricted Share Award, as applicable, in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer or similar Taxes have been paid or are not payable.

(g) No interest will be paid or accrued on the Transaction Share Consideration (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.5, each Company Share and each Company Restricted Share Award, as applicable (excluding any Dissenting Shares and the Company Shares cancelled and extinguished pursuant to Section 2.1(i)), shall solely represent the right to receive a portion of the Transaction Share Consideration which such Company Share or Company Restricted Share Award, as applicable, is entitled to receive pursuant to Section 2.1(h).

(h) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares or Company Restricted Share Awards, as applicable, that were outstanding immediately prior to the Effective Time.

(i) Any portion of the Exchange Fund that remains unclaimed by the Company Equityholders twelve (12) months following the Closing Date shall be delivered to the SPAC or as otherwise instructed by the SPAC, and any Company Equityholder who has not exchanged his, her or its Company Shares and Company Restricted Share Awards, as applicable, for the applicable portion of the Transaction Share Consideration in accordance with this Section 2.5 prior to that time shall thereafter look only to the SPAC for the issuance of the applicable portion of the Transaction Share Consideration, without any interest thereon. None of the SPAC, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat or similar Law. Any portion of the Transaction Share Consideration remaining unclaimed by the Company Equityholders immediately prior to such time when such property would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the SPAC, free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.6 Deliveries and Actions at Closing.

(a) At or prior to the Closing, the SPAC shall deliver, or shall cause to be delivered, the following to the Company:

(i) the SPAC Bring-Down Certificate;

(ii) the Certificate of Merger, duly executed by Merger Sub, which shall have been filed in accordance with the terms hereof;

(iii) the SPAC A&R CoI, duly executed by the SPAC and as filed with the Secretary of State of the State of Delaware, and the SPAC A&R Bylaws, which shall have been duly adopted by the SPAC Board;

(iv) a copy of the Amended and Restated Registration Rights Agreement, duly executed by the SPAC and the stockholders of the SPAC that are party thereto;

(v) a copy of the Lockup Agreement, duly executed by the SPAC and the stockholders of the SPAC that are party thereto;

(vi) a copy of each Indemnification Agreement, duly executed by the SPAC;

(vii) written resignations of all of the directors and officers of the SPAC;

(viii) a copy of the Sponsor Letter Agreement, duly executed by the Sponsor, the SPAC and each other party thereto (other than the Company);

(ix) a copy of the Put Option Agreement, duly executed by the SPAC and the Sponsor;

(x) certificates of the Secretary of State of the State of Delaware, dated as of a date not more than five (5) Business Days prior to the Closing Date, certifying as to the good standing of each of the SPAC and Merger Sub;

(xi) a comfort letter, dated as of the date the Registration Statement/Proxy Statement is declared effective by the SEC and addressed to the Company, by the SPAC Auditor concerning the financial statements of the SPAC and certain other financial information included in the Registration Statement/Proxy Statement, in form and substance reasonably satisfactory to the Company (the “SPAC Auditor Comfort Letter”), and a letter, dated as of the date of the Company Special Meeting, to the effect that the SPAC Auditor reaffirms the statements made in the SPAC Auditor Comfort Letter, in form and substance reasonably satisfactory to the Company;

(xii) a legal opinion, dated as of each Delivery Date and addressed to the Company, by Katten, legal counsel for the SPAC, in form and substance reasonably satisfactory to the Company;

(xiii) and to the Trustee, the documents, opinions and notices contemplated by the Trust Agreement to be delivered to the Trustee in connection with the consummation of a business combination; and

(xiv) evidence that is reasonably satisfactory to the Company (which reasonably satisfactory evidence may include (x) one or more assignment agreements, duly executed by the applicable SPAC creditor, vendor or claimant, the SPAC, as assignor, and the applicable assignee, pursuant to which the Liabilities of the SPAC owed to such creditor, vendor or claimant are assigned to such assignee, and/or (y) other documentation reflecting the settlement or other satisfaction of amounts owed to one or more of the SPAC’s creditors, vendors or claimants) that the Unpaid SPAC Expenses do not exceed $4,500,000 at the Effective Time.

(b) At or prior to the Closing, the Company shall deliver, or shall cause to be delivered, the following to the SPAC:

(i) the Company Bring-Down Certificate;

(ii) a properly executed certification that the Company Shares are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS, and proof reasonably satisfactory to the SPAC that the Company has provided notice of such certification to the IRS in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations, dated as of the Closing Date, signed by an officer of the Company;

(iii) a certificate, dated as of the Closing Date, signed by the Secretary of the Company, certifying as to (A) the Company’s and each Company Material Subsidiary’s Governing Documents and the incumbency of the Company’s officers executing this Agreement and each Ancillary Agreement to which it is or will be a party, and (B) the resolutions of the Company Board authorizing the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is or will be a party;

(iv) a certificate of the secretary of state (or other applicable office) in which the Company and each of the Company Material Subsidiaries is organized and qualified to do business, dated as of a date not more than five (5) Business Days prior to the Closing Date, certifying as to the good standing and non-delinquent Tax status of the Company and each such Company Material Subsidiary in such jurisdiction;

(v) a copy of the Put Option Agreement, duly executed by the Company;

(vi) a copy of the Lockup Agreement, duly executed by the Company and the stockholders of the Company that are party thereto;

(vii) a comfort letter, dated as of the date the Registration Statement/Proxy Statement is declared effective by the SEC and addressed to the SPAC and the Sponsor, by the Vaso Auditor concerning the financial statements of the Company and certain other financial information included in the Registration Statement/Proxy Statement, in form and substance reasonably satisfactory to the SPAC and the Sponsor (the “Vaso Auditor Comfort Letter”), and a letter, dated as of the date of the SPAC Special Meeting, to the effect that the Vaso Auditor reaffirms the statements made in the Vaso Auditor Comfort Letter, in form and substance reasonably satisfactory to the SPAC and the Sponsor;

(viii) a legal opinion and negative assurance letter(s), dated as of each Delivery Date and addressed to the SPAC, by Company Counsel, legal counsel to the Company, in form and substance reasonably satisfactory to the SPAC and the Sponsor;

(ix) a copy of the Sponsor Letter Agreement, duly executed by the Company; and

(x) a copy of the Amended and Restated Registration Rights Agreement, duly executed by the Company Stockholders party thereto and the directors and/or officers of the Company party thereto.

Section 2.7 Dissenting Stockholders. Notwithstanding anything to the contrary herein, any Company Share for which any Company Stockholder (such Company Stockholder, a “Dissenting Stockholder”) (a) has not voted in favor of the Merger or consented to it in writing, and (b) has demanded the appraisal of such Company Share in accordance with, and has complied in all respects with, Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into the right to receive the applicable portion of Transaction Share Consideration pursuant to Section 2.1(h). From and after the Effective Time, (i) the Dissenting Shares shall be cancelled and extinguished and shall cease to exist and (ii) the Dissenting Stockholders shall be entitled only to such rights as may be granted to them under Section 262 of the DGCL and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Company or any of its Affiliates (including the SPAC); provided, however, that if any Dissenting Stockholder effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then the Company Shares held by such Dissenting Stockholder (A) shall no longer be deemed to be Dissenting Shares, and (B) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the applicable portion of the Transaction Share

Consideration pursuant to Section 2.1(h). Each Dissenting Stockholder who becomes entitled to payment for his, her or its Dissenting Shares pursuant to the DGCL shall receive such payment from the Company in accordance with the DGCL. The Company shall give the SPAC prompt notice of any written demands for appraisal of any Company Share, attempted withdrawals of such demands and any other documents or instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal in accordance with the provisions of Section 262 of the DGCL, and the SPAC shall have the opportunity to participate in all negotiations and proceedings with respect to all such demands. The Company shall not, except with the prior written consent of the SPAC (prior to the Closing) (such consent not to be unreasonably withheld, conditioned or delayed), make any payment or deliver any consideration (including Company Shares or SPAC New Shares) with respect to, settle or offer or agree to settle, any such demands.

Section 2.8 Withholding. The SPAC, the Company, the Exchange Agent and any other applicable withholding agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law; provided that any amounts payable to any service provider of the Company that are compensatory in nature, including in respect of Company Restricted Share Awards, as applicable, shall be subject to payroll tax withholding by the Surviving Company and can be effectuated by net share withholding in proportion to the applicable amount of SPAC New Shares payable to the holder of such Company Restricted Share Awards. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity in accordance with applicable Tax Law, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Section 2.9 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Merger Sub and the Company, respectively, the then-current officers and directors of the Surviving Company and the SPAC are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such action, so long as such action is lawful and necessary and not inconsistent with this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING THE GROUP COMPANIES

As an inducement to the SPAC Parties to enter into this Agreement and consummate the transactions contemplated hereby, except as set forth in the applicable section of the Company Disclosure Schedules or as disclosed in the Company SEC Reports that were publicly available at least two (2) Business Days (x) prior to the Execution Date, for representations and warranties made on the Execution Date, and (y) prior to the Closing Date, for representations and warranties made on the Closing Date, in each case excluding disclosures referred to in “Forward-Looking Statements” and “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements, the Company represents and warrants to the SPAC Parties as follows as of the Execution Date and as of the Closing Date (except as to any representations and warranties that specifically relate to an earlier date, in which case, such representations and warranties were true and correct as of such earlier date):

Section 3.1 Organization; Authority; Enforceability.

(a) The Company is a corporation incorporated and in good standing under the Laws of the State of Delaware. Each other Group Company is a corporation, limited liability company or other business entity, as the case may be, and each other Group Company is duly organized, validly existing and in good standing (or the equivalent thereof, if applicable) under the Laws of its respective jurisdiction of formation or organization (as applicable).

(b) Each Group Company has all the requisite corporate, limited liability company or other applicable power and authority to own, lease and operate its assets and properties and to carry on its businesses as presently conducted in all material respects.

(c) Each Group Company is duly qualified, licensed or registered to do business under the Laws of each jurisdiction in which the conduct of its business or location of its assets and/or properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) No Group Company is in violation of any of its Governing Documents. None of the Group Companies is the subject of any bankruptcy, dissolution, liquidation, reorganization (other than internal reorganizations conducted in the Ordinary Course of Business) or similar proceeding. No Subsidiary of the Company that is not a Company Material Subsidiary accounts for a material portion of the Liabilities of the Group Companies, taken as a whole.

(e) Other than the Requisite Company Stockholder Approval, the Company has the requisite corporate power and authority to execute and deliver this Agreement and each Group Company has the requisite corporate, limited liability company or other business entity power and authority, as applicable, to execute and deliver the Ancillary Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder, and to consummate the Transactions. Other than the Requisite Company Stockholder Approval, the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the Transactions by the Group Companies have been duly authorized by all necessary corporate, limited liability company or other business entity actions, as applicable. This Agreement has been, and each of the Ancillary Agreements to which any Group Company will be a party will be, duly executed and delivered by each applicable Group Company and are or will be Enforceable against each applicable Group Company, assuming the Requisite Company Stockholder Approval is obtained.

Section 3.2 Non-contravention; Governmental Approvals. Subject to the receipt of the Requisite Company Stockholder Approval, and assuming the truth and accuracy of the SPAC Parties’ representations and warranties contained in Section 4.1, and except as set forth in Section 3.2 of the Company Disclosure Schedules, neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the Transactions, in each case, by a Group Company will (a) conflict with or result in any breach of any provision of the Governing Documents of any Group Company; (b) other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (ii) the filing with the SEC of (A) the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC, (B) the Company Proxy Statement and the clearance of any comments from the SEC thereon and (C) such reports under Section 13(a) or Section 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Agreements or the Transactions, require any filing of any of the Group Companies with, or the obtaining by any of the Group Companies of any consent or approval of, any Governmental Entity; (c) result in a violation of or a default (or give rise to any right of termination, cancellation or acceleration of rights) under, any of the terms, conditions or provisions of any Material Contract or Material Lease or Company Employee Benefit Plan (in each case, whether with or without the giving of notice, the passage of time or both); (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any Group Material Company; or (e) violate, in any respect, any Law, Order or Lien applicable to any Group Company, excluding from the foregoing clauses (b), (c), (d) and (e), such requirements, violations, Lien creations or defaults which would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.3 Capitalization.

(a) Section 3.3(a) of the Company Disclosure Schedules sets forth the Equity Interests of the Company (including the number and class or series (as applicable) of Equity Interests) (the Equity Interests required to be set forth in Section 3.3(a) of the Company Disclosure Schedules, collectively, the “Company Equity Interests”) and the record (and, to the Company’s Knowledge, solely with respect to Company Shares, beneficial) ownership thereof (including the percentage interests held by such holders) as of the Execution Date. The Equity Interests set forth in Section 3.3(a) of the Company Disclosure Schedules comprise all of the authorized capital stock or other Equity Interests of the Company that are issued and outstanding, in each case, as of the Execution Date and immediately prior to the Effective Time. With respect to the Company Restricted Share Awards granted by the Company and issued and outstanding as of the Execution Date, Section 3.3(a) of the Company Disclosure Schedules accurately sets forth (i) the name of the holder thereof, (ii) the number of Company Shares subject thereto, (iii) the grant date thereof, (iv) the expiration date thereof, (v) the vesting commencement date and vesting schedule or vesting requirements (including whether or not it will accelerate and vest as of the Closing and/or any other event) thereof, (vi) the extent to which such award of Company Equity Interests is vested, and (vii) the Company Equity Plan pursuant to which such awards of Company Equity Interests were granted. Since the Lookback Date, the Company has not issued any shares of preferred stock and no shares of preferred stock of the Company are currently issued or outstanding.

(b) Except as set forth in the applicable subsection of Section 3.3(b) of the Company Disclosure Schedules:

(i) there are no authorized or outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights to which the Company is a party or which are binding upon the Company providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of the Company’s Equity Interests;

(ii) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Equity Interests, either of itself or of another Person;

(iii) the Company is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Interests;

(iv) there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of the Company Equity Interests;

(v) there are no outstanding bonds, debentures, notes or other debtor obligations, the holders of which have the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) with Company Stockholders on any matter; and

(vi) for the past ten (10) years from that date of this Agreement, the Company has not violated any applicable securities Laws or any preemptive or similar rights created by Law, Governing Document or Contract to which the Company is a party (or by which it is bound) in connection with the offer, sale, issuance or allotment of any of the Company Equity Interests.

(c) All of the Company Equity Interests have been duly authorized and validly issued and were not issued in violation of any preemptive rights, call options, rights of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than Securities Liens and other than as set forth in the Governing Documents of the Company) or applicable Law.

(d) All Company Restricted Share Awards have been issued in compliance with the applicable Company Equity Plan and all applicable Laws and properly accounted for in accordance with GAAP. The Company has delivered to the SPAC true and complete copies of the forms of Company Restricted Share Award agreements or other documentation evidencing the grants of Company Restricted Share Awards, and all Company Restricted Share Awards are evidenced by such documentation made available to the SPAC as of or prior to the date hereof.

(e) Section 3.3(e) of the Company Disclosure Schedules sets forth a true and complete list of the Company Subsidiaries, listing for each Company Subsidiary its name, legal entity type and the jurisdiction of its formation or organization (as applicable) and its parent company (if wholly-owned) or its owners (if not-wholly owned). Since the Lookback Date and through September 30, 2023, each Company Subsidiary that is not a Company Material Subsidiary, as reflected in Section 3.3(e) of the Company Disclosure Schedules, represents (i) less than three percent (3%) of the aggregate revenues of the Company Group, taken as a whole, and (ii) less than three percent (3%) of the aggregate assets of the Company Group, taken as a whole. No Company Subsidiary that is not a Company Material Subsidiary has any revenue, assets or Liabilities, in each case, individually or in the aggregate, that would be material to the Group Companies, taken as a whole. All of the outstanding capital stock or other Equity Interests, as applicable, of each Company Subsidiary are duly authorized, validly issued, free of preemptive rights, restrictions on transfer (other than restrictions under applicable federal, state and other securities Laws), and, if applicable, fully paid and non-assessable, and are solely owned (legally and beneficially) by the Company, whether directly or indirectly, free and clear of all Liens (other than Permitted Liens). There are no options, warrants, convertible securities, stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted equity, restricted equity unit, other equity or equity-based compensation award or similar rights with respect to any Company Subsidiary, and no rights, exchangeable securities, securities, “phantom” rights, appreciation rights, performance units, commitments or other agreements obligating the Company or any Company Subsidiary to issue or sell, or cause to be issued or sold, any Equity Interests of, or any other interest in, any Company Subsidiary, including any security convertible or exercisable into Equity Interests of any Company Subsidiary. There are no Contracts to which any Company Subsidiary is a party which require such Company Subsidiary to repurchase, redeem or otherwise acquire any Equity Interests or securities convertible into or exchangeable for or measured by reference to such equity securities or to make any investment in any other Person.

Section 3.4 Financial Statements; No Undisclosed Liabilities.

(a) True and complete copies of the following financial statements (such financial statements, the “Financial Statements”) are included in the Company SEC Reports:

(i) the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2021 and December 31, 2022, and the related audited consolidated statements of comprehensive income, cash flows and equityholders’ equity for the fiscal years ended on such dates, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (which reports are unqualified) (collectively, the “Audited Financial Statements”); and

(ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the Latest Balance Sheet Date (the “Unaudited Balance Sheet”), and the related unaudited consolidated statements of comprehensive income and cash flows for the nine (9)-month period then ended (collectively, together with the Unaudited Balance Sheet, the “Unaudited Financial Statements”).

(b) The Financial Statements (i) have been prepared from the books and records of the Group Material Companies; (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except as may be indicated in the notes thereto and subject, in the case of the Unaudited Financial Statements, to the absence of footnotes and year-end adjustments; (iii) in the case of the Audited Financial Statements, were audited in accordance with the standards of the PCAOB by a PCAOB qualified auditor that was independent under Rule 2-01 of Regulation S-X under the Securities Act and contain an unqualified report of the Group Material Companies’ auditors and comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder, including Regulation S-X or Regulation S-K, as applicable; and (iv) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended, except, in each of clauses (ii) and (iii): (w) as otherwise noted therein, (x) that the Unaudited Financial Statements do not include footnotes, schedules, statements of equity and statements of cash flow and disclosures required by GAAP, and (y) that the Unaudited Financial Statements do not include all year-end adjustments required by GAAP, in each case of clauses (x) and (y), which are not expected to be material, individually or in the aggregate, in amount or effect. None of the Company Subsidiaries has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(c) The books of account and other financial records of each Group Material Company have been kept accurately in all material respects in the Ordinary Course of Business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of each of the Group Material Companies have been properly recorded therein in all material respects. Each Group Material Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that transactions thereof are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions thereof are executed only in accordance with the authorization of management thereof and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of its properties or assets (collectively, “Internal Controls”).

(d) Since the Lookback Date, none of the Group Material Companies or any of the independent accountants or board of directors (or the audit committees thereof) of any of the Group Material Companies has identified or been made aware of any (i) “significant deficiency” in the Internal Controls of any Group Material Company, (ii) “material weakness” in the Internal Controls of any Group Material Company, (iii) fraud, whether or not material, that involves management or other employees of any Group Material Company who have a significant role in the Internal Controls of any Group Material Company or (iv) complaints, allegations, assertions or claims regarding a violation of accounting procedures, internal accounting controls or auditing matters, including from any employee of any Group Material Company or any of its Subsidiaries regarding questionable accounting, auditing or legal compliance matters.

(e) No Group Material Company has any Liabilities of any nature whatsoever that would be required to be reflected on the Unaudited Financial Statements prepared in accordance with GAAP, except (i) Liabilities expressly set forth in or reserved against in the Financial Statements or identified in the notes thereto; (ii) Liabilities which have arisen after the Latest Balance Sheet Date in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of Contract or infringement or violation of Law); (iii) Liabilities arising under this Agreement, the Ancillary Agreements and/or the performance by the Company of its obligations hereunder or thereunder, including those arising in compliance with Section 5.1; or (iv) Liabilities for fees, costs and expenses for advisors and Affiliates of the Group Material Companies, including with respect to legal, accounting or other advisors incurred by the Group Material Companies in connection with the transactions contemplated by this Agreement.

(f) Since the Lookback Date, no Group Material Company has been a party to, or has had any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract or arrangement relating to any transaction or relationship between or among any of the Group Material Companies, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangement” (within the meaning of Item 303 of Regulation S-K of the Exchange Act), where the purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving, or material Liabilities of, any of the Group Material Companies.

Section 3.5 No Company Material Adverse Effect. Since December 31, 2022 through the Execution Date, there has been no Company Material Adverse Effect.

Section 3.6 Absence of Certain Developments. Since the Latest Balance Sheet Date, each Group Material Company has conducted its business in the Ordinary Course of Business in all material respects. From the Latest Balance Sheet Date through the Execution Date, no Group Company has taken or omitted to be taken any action that would, if taken or omitted to be taken after the Execution Date, require the SPAC’s consent in accordance with Section 5.1.

Section 3.7 Real Property.

(a) Section 3.7 of the Company Disclosure Schedules sets forth the address of each Leased Real Property, and a true, correct and complete list of all Leases to which the Company or any Company Material Subsidiary is a party (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for such Leased Real Property (such Leases, the “Material Leases”). With respect to each of the Material Leases: (i) such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) no Group Material Company has subleased, licensed or otherwise granted any right to use or occupy the Leased Real Property or any portion thereof to a third party (other than Permitted Liens); (iii) the applicable Group Material Company’s possession and quiet enjoyment of the Leased Real Property under such Material Lease has not been disturbed and there are no disputes with respect to such Material Lease; (iv) no Group Material Company is currently in default under, nor has any event occurred or does any circumstance exist that, with notice or lapse of time or both would constitute a material default by a Group Material Company under, any Material Lease; (v) to the Knowledge of the Company, no material default, event or circumstance exists that, with notice or lapse of time or both, would constitute a material default by any counterparty to such Material Lease; (vi) no security deposit or portion thereof deposited with respect such Material Lease has been applied in respect of a breach or default under such Material Lease which has not been redeposited in full; (vii) no Group Material Company owes, or will owe in the future, any brokerage commissions or finder’s fees with respect to such Material Lease; (viii) each other party to such Material Lease is not an Affiliate of, and otherwise does not have any economic interest in, any Group Material Company; (ix) no Group Material Company has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; (x) no Group Material Company has collaterally assigned or granted any other security interest in such Material Lease or any interest therein; and (xi) there are no Liens on the estate or interest created by such Material Lease. The Company has made available to the SPAC a true, correct and complete copy of all Material Leases. No Group Material Company owns fee title to any land.

(b) The Leased Real Property identified in Section 3.7 of the Company Disclosure Schedules comprises all of the real property used in the business of the Group Material Companies.

(c) To the Knowledge of the Company, the buildings, material building components and the structural elements of the improvements, roofs, foundations, parking and loading areas and mechanical systems (including all heating, ventilating, air conditioning, plumbing, electrical, elevator, security, utility and fire/life safety systems) (collectively, the “Improvements”) included in the Leased Real Property are in good working condition and repair and sufficient for the operation of the business by each Group Material Company as currently conducted. There are no structural deficiencies or latent defects affecting any of the Improvements and, to the Knowledge of the Company, there are no facts or conditions affecting any of the Improvements, in each case, which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of any Group Material Company’s business. No Group Material Company has received written notice of (i) any condemnation, eminent domain or similar Proceeding affecting any parcel of Leased Real Property; (ii) any special assessment or pending improvement Liens to be made by any Governmental Entity affecting any parcel of Leased Real Property; or (iii) any violation of any building codes, zoning ordinances, governmental regulations or covenants or restrictions affecting any Leased Real Property. Each parcel of Leased Real Property has direct access to a public street adjoining such Leased Real Property, and such access is not dependent on any land or other real property interest which is not included in the Leased Real Property. None of the Improvements or any portion thereof is dependent for its access, use or operation on any land, building, improvement or other real property interest which is not included in the Leased Real Property. To the Knowledge of the Company, there are no recorded or unrecorded agreements, easements or Liens that materially interfere with the continued access to or operation of the business of any of the Group Material Companies as currently conducted on the Leased Real Property. All water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and wastewater systems and other utility services or systems for the Leased Real Property have been installed and are operational and sufficient for the operation of each of the Group Material Companies as currently conducted thereon, and all hook-up fees or other similar fees or charges have been paid in full. Each such utility service enters the Leased Real Property from an adjoining public street or valid private easement in favor of the supplier of such utility service or appurtenant to such Leased Real Property, and is not dependent for its access, use or operation on any land, building, improvement or other real property interest which is not included in the Leased Real Property.

Section 3.8 Tax Matters.

(a) All Income Tax Returns and other material Tax Returns required to be filed by or with respect to each Group Material Company have been timely filed with the appropriate Governmental Entity pursuant to applicable Laws (taking into account any validly obtained extension of time within which to file). All Income Tax Returns and other material Tax Returns filed by or with respect to each of the Group Material Companies are true, complete and correct in all material respects and have been prepared in material compliance with all applicable Laws. Each Group Material Company has timely paid all Income Taxes and other material amounts of Taxes due and payable by it (whether or not shown as due and payable on any Tax Return) to the appropriate Governmental Entity. Each Group Material Company has timely and properly withheld and paid to the applicable Governmental Entity all Income Taxes and other material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party, and has otherwise complied in all material respects with all applicable Laws relating to such withholding and payment of Taxes. Each Group Material Company has complied in all material respects with all applicable Laws relating to the payment of stamp duties and the reporting and payment of sales, use, ad valorem and value added Taxes.

(b) No written claim has been made by a Taxing Authority in a jurisdiction where a Group Material Company does not file a particular type of Tax Return, or pay a particular type of Tax, that such Group Material Company is or may be subject to taxation of that type by, or required to file that type of Tax Return in, that jurisdiction. The Income Tax Returns of the Group Material Companies made available to the SPAC reflect all of the jurisdictions in which any of the Group Material Companies are required to remit Income Tax.

(c) There is no Proceeding now being conducted, pending or threatened in writing (or, to the Knowledge of the Company, otherwise threatened) with respect to any Taxes or Tax Returns of or with respect to any Group Material Company. No Group Material Company has commenced a voluntary disclosure Proceeding in any jurisdiction that has not been fully resolved or settled. All material deficiencies for Taxes asserted or assessed against any Group Material Company have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and no such deficiency has been or is currently threatened or proposed against any Group Material Company.

(d) No Group Material Company has agreed to (or has had agreed to on its behalf) any extension or waiver of the statute of limitations applicable to any Tax or Tax Return, or any extension of time with respect to a period of Tax collection, assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired, and no request for any such waiver or extension is currently pending. No Group Material Company is the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed. No private letter ruling, administrative relief, technical advice, request for a change of any method of accounting or other similar ruling or request has been granted or issued by, or is pending with, any Governmental Entity that relates to the Taxes or Tax Returns of any Group Material Company. No power of attorney granted by any Group Material Company with respect to any Taxes is currently in force.

(e) No Group Material Company has (i) been a party to any “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of U.S. state or local or non-U.S. Tax Law), or (ii) taken any reporting position on a Tax Return, which reporting position (A) if not sustained, would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of state, local or foreign Tax Law), and (B) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or any similar provision of U.S. state or local or non-U.S. Tax Law).

(f) The Company is (and has been for the last ten (10) years) properly treated as a subchapter C corporation for U.S. federal and all applicable state and local Income Tax purposes. Each Company Subsidiary is (and has been for its entire existence) properly treated for U.S. federal and all applicable state and local Income Tax purposes as the type of entity set forth opposite its name in Section 3.8(f) of the Company Disclosure Schedules. No election has been made (or is pending) to change any of the foregoing.

(g) No Group Material Company will be required to include any material item of income, or exclude any material item of deduction, for any period after the Closing Date (determined with and without regard to the transactions contemplated hereby) as a result of: (i) an installment sale transaction occurring on or before the Closing Date governed by Code Section 453 (or any similar provision of state, local or non-U.S. Law); (ii) a transaction occurring on or before the Closing Date reported as an open transaction for U.S. federal Income Tax purposes (or any similar doctrine under state, local or non-U.S. Law); (iii) a change in method of accounting made under Code Section 481(c) (or any corresponding or similar provision of any applicable state or local Tax Law) with respect to a Pre-Closing Tax Period that occurs or was requested on or prior to the Closing Date (or as a result of an impermissible method used in a Pre-Closing Tax Period); (iv) an agreement entered into with any Governmental Entity (including a “closing agreement” under Code Section 7121) on or prior to the Closing Date; or (v) an intercompany transaction occurring or any excess loss account existing on or prior to the Closing Date, in each case, described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law). No Group Material Company uses the cash method of accounting for Income Tax purposes or will be required to make any payment after the Latest Balance Sheet Date as a result of an election under Section 965 of the Code (or any similar provision of state, local or non-U.S. Law). No Group Material Company is party to or bound by any closing agreement or similar agreement with any Taxing Authority, the terms of which would have an effect on any Group Material Company after the Latest Balance Sheet Date.

(h) There is no Lien for Taxes on any of the assets of any Group Material Company, other than Permitted Liens.

(i) Since the Lookback Date, no Group Material Company has been a member of any Affiliated Group (other than an Affiliated Group the common parent of which is a Group Material Company). No Group Material Company has any actual or potential Liability for Taxes of any other Person (other than any Group Material Company) as a result of Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), successor Liability, transferee Liability, joint or several Liability, by Contract, by operation of Law or otherwise (other than pursuant to an Ordinary Course Tax Sharing Agreement). No Group Material Company is party to or bound by any Tax Sharing Agreement, except for any Ordinary Course Tax Sharing Agreement.

(j) The unpaid Taxes of the Group Material Companies (i) did not, as of the Latest Balance Sheet Date, exceed the reserves for Tax Liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Unaudited Balance Sheet (rather than in any notes thereto), and (ii) do not exceed such reserves as adjusted for the passage of time through the Closing Date in accordance with the past practices of the Group Material Companies in filing their respective Tax Returns.

(k) Other than with respect to other U.S. states and localities, no Group Material Company (i) has or has had an office, permanent establishment, branch, agency or taxable presence outside the jurisdiction of its organization (other than such jurisdictions with respect to which such Group Material Company has filed Income Tax Returns), or (ii) is or has been a resident for Tax purposes in any jurisdiction outside the jurisdiction of its organization (other than such jurisdictions with respect to which such Group Material Company has filed Income Tax Returns).

(l) No Group Material Company has been a party to a transaction reported or intended to qualify as a reorganization under Code Section 368. No Group Material Company has distributed Equity Interests of another Person, or has had its Equity Interests distributed by another Person, in a transaction that was governed, or intended or reported to be governed, in whole or in part by Section 355 or Section 361 of the Code or that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Code Section 355(e)) that includes the transactions contemplated hereby.

(m) No Group Material Company has taken any action to, nor, to the Knowledge of the Company, are there any facts or circumstances that would reasonably be expected to, prevent the Merger from qualifying for the Intended Tax Treatment. No Group Material Company has redeemed, purchased or otherwise acquired, or made any distributions with respect to, any of its Equity Interests prior to and in contemplation of, or as part of a plan involving, the Merger.

(n) Since the Lookback Date, no Group Material Company has ever been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(o) No Group Material Company is party to any joint venture, partnership, other arrangement or Contract which is or may reasonably be expected to be treated as a partnership for U.S. federal and applicable state and local Income Tax purposes.

(p) Each Group Material Company is in material compliance in all respects with all applicable transfer pricing Laws. All related party transactions between or among the Group Material Companies and any of their respective Affiliates have been adequately documented and have been conducted at arm’s length as required under applicable Law.

(q) No Group Material Company is, and since the Lookback Date, no Group Material Company has been, the beneficiary of any Tax holiday, abatement, incentive or similar grant awarded by any Governmental Entity (other than any such holiday, abatement, incentive or similar grant generally available to taxpayers without application therefor).

(r) No Group Material Company (i) has been a shareholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign Law); and (ii) has been a shareholder of a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(s) Each Group Material Company is in compliance with all applicable escheat and unclaimed property Laws and has timely paid to the appropriate Governmental Entity all material amounts required to be paid thereunder.

Section 3.9 Contracts.

(a) Except as set forth in the applicable subsection of Section 3.9(a) of the Company Disclosure Schedules, no Group Company is a party to, or bound by, and no asset of any Group Company is bound by any:

(i) collective bargaining agreement or other Contract with any labor union, labor organization, works council or other employee representative (each, a “CBA”);

(ii) Contract with any Material Supplier;

(iii) Contract providing for retention, transaction or change of control payments or benefits, accelerated vesting or any other payment or benefit that may or will become due, in whole or in part, in connection with the consummation of the transactions contemplated hereby;

(iv) Contract for the employment or engagement of any employee or other individual service provider of any Group Company that provides for total annual compensation in excess of $300,000 per annum or is not terminable by such Group Company upon prior notice of thirty (30) calendar days or less without further Liability;

(v) Contract under which any Group Company has created, incurred, assumed or borrowed any money or issued any note, indenture or other evidence of Indebtedness or guaranteed Indebtedness of others in excess of $500,000, individually or in the aggregate;

(vi) Contract resulting in any Lien (other than any Permitted Lien) on any material portion of the assets of any of the Group Material Companies;

(vii) Contract for the development of (x) material Owned Intellectual Property that is embodied in or distributed with any products or services of a Group Company or is otherwise material Owned Intellectual Property (other than Contracts with any employee or contractor on a standard form of agreement entered into in the Ordinary Course of Business under which such employee or contractor presently assigns all right, title and interest in and to any developed Intellectual Property to one (1) of the Group Material Companies), and (y) any Intellectual Property for any Person by any of the Group Material Companies or any of their respective controlled Affiliates under which Contract any of the Group Material Companies or any of their respective applicable controlled Affiliates has any material unperformed obligations, other than Contracts with any employee or contractor on a standard form of agreement entered into in the Ordinary Course of Business under which such employee or contractor presently assigns all right, title and interest in and to any developed Intellectual Property to one (1) of the Group Material Companies;

(viii) (x) Contract for the settlement or avoidance of any dispute regarding the ownership, use, validity or enforceability of Intellectual Property (including consent-to-use and similar Contracts) with material ongoing obligations of any Group Company, (y) Contract pursuant to which any Group Company licenses any Owned Intellectual Property, or (z) license or royalty Contract under which any of the Group Material Companies licenses any Intellectual Property from a third party, other than non-exclusive licenses of commercially available software with total annual payments or a replacement cost of $100,000 or less;

(ix) Contract providing for source code escrow or otherwise relating to the disclosure, license, release or escrow of source code, or otherwise making available source code to any third party;

(x) Contract providing for any Group Company to make any capital contribution to or in any Person;

(xi) Contract evidencing a joint venture, partnership, strategic alliance or similar arrangement;

(xii) Contract evidencing any power of attorney;

(xiii) Contract that limits or restricts, or purports to limit or restrict, any Group Company (or, after the Closing, the SPAC or any Group Company) from (x) engaging or competing in any line of business or business activity in any jurisdiction, or (y) acquiring any product or asset or receiving services from any Person or selling any product or asset or performing services for any Person;

(xiv) Contract that binds any Group Company to any of the following restrictions or terms: (v) a “most favored nation” or similar provision with respect to any Person; (w) a provision providing for the sharing of any revenue or cost-savings with any other Person; (x) a “minimum purchase” requirement; (y) rights of first refusal or first offer (other than those related to real property Leases), or (z) a “take or pay” provision;

(xv) Contract pursuant to which any Group Company has granted any sponsorship rights or exclusive marketing, sales representative relationship, franchising, consignment, distribution or any other similar right to any third party (including in any geographic area or with respect to any product or service of any Group Company);

(xvi) Contract involving the settlement, conciliation or similar agreement (x) of any Proceeding or threatened Proceeding since December 31, 2021, (y) with any Governmental Entity, or (z) with respect to any dispute pursuant to which any Group Company will have any outstanding obligation after the Execution Date;

(xvii) Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property) owned by any other Person;

(xviii) Contract concerning non-solicitation obligations that are on-going (other than non-solicitation agreements with any of the applicable Group Company’s employees set forth in the applicable Group Company’s standard terms and conditions of sale or standard form of employment agreement, copies of which have previously been delivered to the SPAC, or non-disclosure agreements entered into by any of the Group Material Companies with respect to possible business transactions);

(xix) Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property) owned or controlled by any Group Company, except for any Contract under which the aggregate annual rental payments do not exceed $50,000;

(xx) Contract requiring any capital commitment or capital expenditure (or series of capital commitments or expenditures) by any Group Company in an amount in excess of $500,000 over the life of such Contract;

(xxi) Contract requiring any Group Company to guarantee the Liabilities of any Person (other than any other Group Company) or pursuant to which any Person (other than a Group Company) has guaranteed the Liabilities of a Group Company;

(xxii) Contract evidencing any agreement relating to any material interest rate, currency or other hedging arrangement;

(xxiii) Contract providing for indemnification by any Group Company, except for any such Contract that is entered into in the Ordinary Course of Business and is not material to the Group Companies, taken as a whole;

(xxiv) Contract that relates to the future disposition or acquisition by any Group Company of (x) any business (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise), or (y) any material assets or properties, except for (i) any agreement related to the transactions contemplated hereby, (ii) any non-disclosure or similar agreement entered into in connection with the potential sale of the Company, or (iii) any agreement for the purchase or sale of inventory in the Ordinary Course of Business;

(xxv) Contract that relates to any completed disposition or acquisition by any Group Company of (x) any business (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise), or (y) any material assets or properties, in each case, entered into or consummated after the Lookback Date, other than sales of inventory in the Ordinary Course of Business;

(xxvi) Contract involving the potential payment of any earn-out or similar contingent Liability on or after the Execution Date, excluding any employment agreements with Group Company employees; or

(xxvii) Contract evidencing any Affiliated Transaction.

(b) Each Contract required to be listed in Section 3.9(a) of the Company Disclosure Schedules (each, a “Material Contract”) is in full force and effect and is Enforceable against the applicable Group Company party thereto and, to the Knowledge of the Company, against each other party thereto. The Company has delivered to, or made available for inspection by, the SPAC a complete and accurate copy of each Material Contract (including all exhibits thereto and all amendments, waivers or other changes thereto). With respect to all Material Contracts, none of the Group Material Companies or, to the Knowledge of the Company, any other party to any such Material Contract, is in breach thereof or default thereunder (or is alleged to be in breach or default thereunder), and there does not exist under any Material Contract any event or circumstance which, with the giving of notice or the lapse of time (or both), would constitute such a breach or default thereunder by any Group Company thereunder or, to the Knowledge of the Company, any other party to such Material Contract, in each case, except as would not reasonably be expected, individually or in the aggregate, to be material to the applicable Group Company. During the last twelve (12) months, no Group Company has received any written or, to the Knowledge of the Company, oral claim or notice of material breach of or material default under any Material Contract. To the Knowledge of the Company, no event has occurred, which individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any Material Contract by any Group Company or, to the Knowledge of the Company, any other party thereto (in each case, with or without notice or the lapse of time or both). During the last twelve (12) months, no Group Company has received written notice from any other party to any Material Contract that such party intends to terminate or not renew such Material Contract.

(c) Section 3.9(c) of the Company Disclosure Schedules sets forth a complete and accurate list of the names of the Material Suppliers and the amount paid thereto by the applicable Group Company during the twelve (12) month period ended December 31, 2022. Since December 31, 2022, (i) no Material Supplier has cancelled, terminated or materially and adversely altered its relationship with any Group Company or, to the Knowledge of the Company, threatened to cancel, terminate or materially and adversely alter its relationship with any Group Company, and (ii) there have been no material disputes between any Group Company and any Material Supplier.

Section 3.10 Intellectual Property.

(a) Section 3.10(a) of the Company Disclosure Schedules sets forth a complete and accurate list of each patented, issued or registered Intellectual Property and applications for the foregoing, in each case, which is owned by, filed in the name of or exclusively licensed to a Group Material Company (collectively, the “Company Registered IP”). All of the Company Registered IP is subsisting, valid and enforceable. A Group Material Company (i) is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property, and (ii) has sufficient rights pursuant to a valid and enforceable license to, all other Intellectual Property used in, necessary for or developed for the operation of the business of each of the Group Material Companies, and, in each case of clauses (i) and (ii), free and clear of any Liens other than Permitted Liens. Neither the Company Registered IP nor the other Owned Intellectual Property is subject to any outstanding Order restricting the use, enforcement, disclosure or licensing thereof by any Group Material Company.

(b) To the Knowledge of the Company, none of the Group Material Companies nor any of the former or current products, services or operations of the business of any of the Group Material Companies has, in the past six (6) years, infringed, misappropriated or otherwise violated, or is currently infringing, misappropriating or otherwise violating, any Intellectual Property of any Person. No Group Company has, in the past six (6) years, received any written charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other violation (including any claim that such Group Company should license or refrain from using any Intellectual Property) or challenging the ownership, registration, validity or enforcement of any Company Registered IP or other Owned Intellectual Property.

No Group Company has, in the past six (6) years, made, against a third party, any written charge, complaint, claim, demand or notice alleging any infringement, misappropriation or other violation (including any claim that such third party should license or refrain from using any Intellectual Property). To the Knowledge of the Company, no Person is infringing upon, misappropriating or otherwise violating any Company Registered IP or other Owned Intellectual Property. All Company Registered IP has been prosecuted in compliance with all applicable rules, policies and procedures of the applicable Governmental Entities, and all registration, maintenance and renewal fees currently due in connection with such Owned Intellectual Property have been paid, and all documents, recordations and certificates in connection therewith required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States, the European Union or other jurisdictions.

(c) Each Group Material Company has taken commercially reasonable measures to protect the confidentiality of all of its Trade Secrets and all other confidential information owned by such Group Material Company. Except as required by applicable Law, no such Trade Secret or confidential information has been disclosed by any Group Material Company to any Person other than to Persons subject to a legally a recognized duty of confidentiality or pursuant to a written agreement restricting the disclosure and use of such Trade Secret or confidential information by such Person. Each Person who has participated in the authorship, conception, creation, reduction to practice or development of any Intellectual Property for any Group Material Company has assigned (pursuant to a present grant of assignment) all right, title and interest in and to such Intellectual Property to a Group Material Company by a valid written assignment or by operation of law. To the Knowledge of the Company, no Person is in violation of any such confidentiality or Intellectual Property assignment agreement.

(d) No source code constituting Owned Intellectual Property has been disclosed, licensed, released, escrowed or made available to any third party, other than an escrow agent or a contractor, consultant or developer pursuant to a written confidentiality agreement. The execution, delivery and performance of this Agreement and the transactions contemplated herein comply with, and will not trigger any, requirements applicable to each Group Material Company to disclose or license any Trade Secret or source code. None of the Software included in the Owned Intellectual Property links to or integrates with any code licensed under an “open source”, “copyleft” or analogous license (including any license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, GPL, AGPL or other open source software license) in a manner that has required or would require any public distribution of any Software, or a requirement that any other licensee of such Software be permitted to modify, make derivative works of or reverse-engineer any such Software.

(e) The transactions contemplated by this Agreement shall not impair any right, title or interest of any Group Material Company in or to any Intellectual Property, and immediately subsequent to the Closing, all the Intellectual Property used in, necessary for or developed for the operation of the business of any of the Group Material Companies will be owned by, licensed to or available for use by the Group Material Companies on terms and conditions identical to those under which the applicable Group Material Companies owned, licensed or used the Intellectual Property immediately prior to the Closing, without the payment of any additional amounts or consideration. All Company Registered IP and other Owned Intellectual Property is, and, immediately following the Closing, will be, fully transferable, alienable and licensable by the applicable Group Material Company.

Section 3.11 Information Supplied. The information supplied or to be supplied by or on behalf of the Group Companies for inclusion or incorporation by reference in the Registration Statement/Proxy Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (a) not misleading at the time the Registration Statement/Proxy Statement is declared effective by the SEC; (b) not misleading at the time the Company Proxy Statement is declared effective by the SEC; and (c) not misleading, in light of the circumstances in which they are made, at the time of the SPAC Special Meeting, the Company Special Meeting or the Closing (subject, in each case, to the qualifications and limitations set forth in the materials provided by or on behalf of the Group Companies or that are included in such filings and/or mailings); provided, that, for the avoidance of doubt, no warranty or representation is made by any of the Group Companies with respect to statements made or incorporated by reference in the Registration Statement/Proxy Statement (or any amendment or supplement thereto) based on information supplied by any of the SPAC Parties or any other party or any of their respective Affiliates for inclusion therein. The Company Proxy Statement shall comply as to form, in all material respects, with, as applicable, the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

Section 3.12 Litigation. Except as set forth in Section 3.12 of the Company Disclosure Schedules, there have not been since the Lookback Date, and there are no, Proceedings or Orders (including those brought or threatened by or before any Governmental Entity) pending or, to the Knowledge of the Company, threatened against or otherwise relating to any Group Material Company or any of their respective properties at Law or in equity, or, to the Knowledge of the Company, any director, officer, manager or employee of any Group Material Company in their respective capacities as such or related to the business of any of the Group Material Companies. There are no Proceedings pending, initiated or threatened by any Group Material Company against any other Person, and since the Lookback Date, there have not been any such Proceedings.

Section 3.13 Brokerage. Except for fees (including a good faith estimate of the amounts due and payable assuming the Closing occurs) set forth in Section 3.13 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company), no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates.

Section 3.14 Labor Matters.

(a) To the Knowledge of the Company, all employees of each of the Group Material Companies who are employed in the United States are legally permitted to be employed by the applicable Group Material Company in the United States. Except as would not reasonably be expected to result in material Liabilities to any of the Group Material Companies, no freelancer, consultant or other contracting party treated as self-employed whose services any of the Group Material Companies uses or has used can effectively claim the existence of an employment relationship with one of the Group Material Companies. The Group Companies have delivered to the SPAC a complete list of all directors, managers and officers of each of the Group Companies as of October 31, 2023, and, as applicable, their respective (i) name or employee number, (ii) classification as exempt or non-exempt under the Fair Labor Standards Act or analogous state Laws, (iii) job title, (iv) leave status (including type of leave and anticipated return date), (v) employing entity, (vi) full-time or part time status, (vii) job location, and (viii) compensation (i.e., current annual base salary, wage rate or fee (as applicable), and current target bonus and/or commission opportunity, if any).

(b) No Group Material Company is a party to or bound by any CBA, and no employees of any of the Group Material Companies are represented by any labor union, works council, trade union, employee organization or other labor organization with respect to their respective employment with any of the Group Material Companies. In the past three (3) years, no labor union or other labor organization, or group of employees of any Group Material Company, has made a demand for recognition or certification, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no ongoing or, to the Knowledge of the Company, threatened union organizing activities with respect to employees of any Group Material Company, and no such activities have occurred or been threatened in the past five (5) years. Since the Lookback Date, there have been no actual or, to the Knowledge of the Company, threatened unfair labor practice charges, material labor grievances, strikes, walkouts, work stoppages, slowdowns, picketing, hand billing, material labor arbitrations or other material labor disputes arising under a CBA or against or affecting any Group Material Company. None of the Group Material Companies has any notice, information, bargaining, consent or consultation obligations owed to any of its employees or any labor union, labor organization or works council or other employee representative, which is representing any employee of any of the Group Material Companies, in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

(c) To the Knowledge of the Company, each of the Group Material Companies is and, since the Lookback Date, has been in compliance in all material respects with all applicable Laws relating to labor, employment and employment practices, including provisions thereof relating to terms and conditions of employment, wages and hours, classification (including employee and independent contractor classification and the proper classification of employees as exempt employees and nonexempt employees under the Fair Labor Standards Act and applicable state and local Laws), equal opportunity, employment harassment, discrimination or retaliation, restrictive covenants, pay transparency, disability rights or benefits, parental benefits, accessibility, pay equity, workers’ compensation, affirmative action, COVID-19, collective bargaining, workplace health and safety, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), whistleblowing, equal opportunity, plant closures and layoffs (including the WARN Act), employee trainings and notices, labor relations, employee leave issues, paid time off, unemployment insurance and the payment of social security, employee provident funds and other Taxes.

(d) There are no material Proceedings pending or, to the Knowledge of the Company, threatened against any Group Material Company with respect to or by any current or former employee or individual independent contractor of any of the Group Material Companies, or other worker providing services to any Group Material Company.

(e) Since the Lookback Date, no Group Material Company has been party to, or has had any Liability with respect to, any single employer, joint employer or co-employer claims, Proceedings or Orders by any individual who is or was employed or engaged by a third party and providing services to any Group Material Company, and, to the Knowledge of the Company, each third party providing such individual workers to any Group Material Company is in material compliance with all applicable labor and employment Laws. Each of the Group Material Companies has taken reasonable steps to ensure that it is not a single employer, joint employer or co-employer of any such individual workers with any third party.

(f) Except as would not reasonably be expected to result in material Liabilities to any Group Material Company, since the Lookback Date, (i) each of the Group Material Companies has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to their respective employees; (ii) no Group Material Company has been liable for any arrears of wages, compensation, Taxes, penalties or other sums; (iii) each of the Group Material Companies has timely paid in full (or properly accrued) to all of their respective current or former employees and individual independent contractors all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees, expense reimbursements, benefits and other compensation due and payable to or on behalf of such current or former employees or individual independent contractors; and (iv) each individual who has provided or is currently providing services to any Group Material Company, and has been classified and treated as (x) an independent contractor, consultant, leased employee or other non-employee service provider, or (y) an exempt employee, has been properly classified and treated as such for purposes of all applicable Laws, including relating to wage and hour and Tax Laws. None of the Group

Material Companies has material Liability for any delinquent payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for any Group Material Company personnel (other than routine payments to be made in the Ordinary Course of Business).

(g) No senior executive or key employee with annualized base compensation at or above $250,000 of any Group Material Company has provided notice of any intention to terminate his or her relationship with any Group Material Company within the first twelve (12) months following the Closing.

(h) To the Knowledge of the Company, no current or former employee, independent contractor or other individual service provider of any Group Material Company is in any material respect in violation of any term of any employment agreement, consulting agreement, confidentiality agreement, invention assignment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation owed to (i) any Group Material Company, or (ii) any third party with respect to such Person’s right to be employed or engaged by a Group Material Company.

(i) Except as set forth in Section 3.14(i) of the Company Disclosure Schedules, since the Lookback Date, (i) there have not been (A) any allegations or formal or informal complaints made to or filed with any Group Material Company related to sexual harassment, sexual misconduct, other harassment, discrimination, retaliation or other material policy violation, or (B) any other Proceedings initiated, filed or, to the Knowledge of the Company, threatened against any Group Material Company related to sexual harassment, sexual misconduct, other harassment, discrimination, retaliation or any material policy violation by or against any current or former director, officer, manager, employee, contractor, agent or individual service provider of any Group Material Company, and (ii) no Group Material Company has entered into any settlement agreement related to allegations of sexual harassment, sexual misconduct, other harassment, discrimination, retaliation or material policy violation, by or against any current or former director, officer, manager, employee, contractor, agent or individual service provider of any Group Material Company. None of the Group Material Companies reasonably expects any material Liabilities with respect to any such allegations or Proceedings and none is aware of any such allegations or Proceedings that, if known to the public, would bring any of the Group Material Companies into material disrepute.

(j) No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other workforce changes affecting employees or individual independent contractors of any Group Material Company has occurred since March 1, 2020, or is currently contemplated, planned or announced, including as a result of COVID-19 or any Law, Order, directive, guideline or recommendation by any Governmental Entity in connection with or in response to COVID-19. None of the Group Material Companies has otherwise experienced any material employment-related Liability with respect to COVID-19. No current or former employee of any Group Material Company has filed or, to the Knowledge of the Company, threatened any claims against any Group Company related to COVID-19.

(k) Since the Lookback Date, none of the Group Material Companies has implemented any plant closing or layoff of employees triggering notice requirements under the WARN Act, nor is there presently any outstanding Liability under the WARN Act, and no such plant closings or employee layoffs are currently planned or announced.

Section 3.15 Employee Benefit Plans.

(a) Section 3.15(a) of the Company Disclosure Schedules sets forth a list of each Company Employee Benefit Plan of any Group Material Company. With respect to each Company Employee Benefit Plan, the Company has made available to the SPAC true and complete copies of, as applicable, (i) the current plan document (and all amendments thereto), (ii) the most recent summary plan description (with all summaries of material modifications thereto), (iii) the most recent determination, advisory or opinion letter received from the Internal Revenue Service (the “IRS”), (iv) the three (3) most recently filed Form 5500 annual reports with all schedules and attachments as filed, (v) the most recent actuarial valuation report, (vi) all related insurance Contracts, trust agreements or other funding arrangements, and (vii) all non-routine correspondence with any Governmental Entity.

(b) (i) No Company Employee Benefit Plan provides, and no Group Material Company has any Liability to provide, retiree, post-ownership or post-termination health or life insurance or any other retiree, post-ownership or post-termination welfare-type benefits to any Person other than as required under Section 4980B of the Code or any similar state Law and for which the covered Person pays the full cost of coverage, (ii) no Company Employee Benefit Plan is, and no Group Material Company sponsors, maintains or contributes to (or is required to contribute to), or has any Liability (including on account of an ERISA Affiliate) under or with respect to, a “defined benefit plan” (as defined in Section 3(35) of ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 or 430 of the Code, and (iii) no Group Material Company contributes to or has any obligation to contribute to, or has any Liability (including on account of an ERISA Affiliate) under or with respect to, any “multiemployer plan”, as defined in Section 3(37) of ERISA. No Company Employee Benefit Plan is (x) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210 of ERISA, or (y) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). No Group Material Company has any, or is reasonably expected to have any, Liability under Title IV of ERISA or on account of being considered a single employer under Section 414 of the Code with any other Person.

(c) Each Company Employee Benefit Plan that is (or has been) intended to be qualified within the meaning of Section 401(a) of the Code has timely received, or may rely upon, a current favorable determination or advisory or opinion letter from the IRS, and nothing has occurred that would reasonably be expected to cause the loss of the tax-qualified status or to adversely affect the qualification of such Company Employee Benefit Plan. Each Company Employee Benefit Plan has been established, operated, maintained, funded and administered in accordance, in all material respects, with its respective terms and in compliance, in all material respects, with all applicable Laws, including ERISA and the Code. There have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA that are not otherwise exempt under Section 408 of ERISA, and no breaches of fiduciary duty (as determined under ERISA) have occurred with respect to any Company Employee Benefit Plan, and, to the Knowledge of the Company, no service provider to any Company Employee Benefit Plan has caused any “prohibited transactions” within the meaning of Section 4975 of the Code or Section 406 or Section 407 of ERISA that are not otherwise exempt under Section 408 of ERISA. There is no claim or Proceeding (other than routine and uncontested claims for benefits) pending or, to the Knowledge of the Company, threatened with respect to any Company Employee Benefit Plan or against the assets of any Company Employee Benefit Plan. Each of the Group Material Companies has complied in all material respects with the requirements of the Patient Protection and Affordable Care Act, including the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”), and none of the Group Material Companies has incurred (whether or not assessed) any penalty or Tax under the ACA (including with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable) or under Section 4980H, 4980B or 4980D of the Code. With respect to each Company Employee Benefit Plan, all contributions, distributions, reimbursements and premium payments that are due have been timely made in accordance with the terms of such Company Employee Benefit Plan and in compliance with the requirements of applicable Law, and all contributions, distributions, reimbursements and premium payments for any period ending on or before the Closing Date that are not yet due have been made or properly accrued.

(d) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby, alone or together with any other event could, directly or indirectly, (i) result in any compensation or benefit becoming due or payable, or being required to be provided, to any current or former officer, employee, manager, director or individual independent contractor of any of the Group Material Companies under a Company Employee Benefit Plan or otherwise, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former officer, employee, director, manager, individual independent contractor or other individual service provider of any of the Group Material Companies under a Company Employee Benefit Plan or otherwise, (iii) result in the acceleration of the time of payment, vesting or funding or forfeiture of any such benefit or compensation under a Company Employee Benefit Plan or otherwise, (iv) result in the forgiveness in whole or in part of any outstanding loans made by any of the Group Material Companies to any current or former officer, employee, director, manager, individual independent contractor or other individual service provider of any of the Group Material Companies, or (v) limit or restrict any of the Group Material Companies’ or the SPAC’s ability to merge, amend or terminate any Company Employee Benefit Plan.

(e) Each Company Employee Benefit Plan or other arrangement that is, in any part, a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been documented, operated and maintained in compliance with Section 409A of the Code and applicable guidance thereunder in all material respects. No Person has any current or contingent right against any of the Group Material Companies to be grossed up for, reimbursed for or otherwise indemnified or made whole for any Tax incurred by such Person, including under Sections 409A or 4999 of the Code or otherwise.

(f) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby could, either alone or in conjunction with any other event, result in the payment or provision of any amount or benefit that could, individually or in combination with any other amount or benefit, constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code).

(g) Section 3.15(g) of the Company Disclosure Schedules sets forth, as of the date hereof, all of each Group Material Company’s obligations with respect to any unpaid and accrued bonuses, severance and deferred compensation, whether or not accrued or funded (including deferred compensation payable as deferred purchase price).

Section 3.16 Insurance. As of the Execution Date, the Group Material Companies maintain property, casualty, workers’ compensation, professional lines, fidelity and other insurance with insurance carriers against operational risks and risks to the assets, properties and employees of the Group Material Companies with respect to the policy year that includes the Execution Date (collectively, the “Insurance Policies”). Each Insurance Policy is Enforceable against the applicable Group Material Company and no written notice of cancellation or termination has been received by any Group Material Company with respect to any such Insurance Policy. All premiums due under each such policy have been paid in accordance with the terms of each such Insurance Policy. No Group Material Company is in material breach or material default under, nor has any taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute a material breach or material default under, or permit a material increase in premium, cancellation, material reduction in coverage, material denial or non-renewal with respect to, any Insurance Policy. During the twelve (12) months prior to the Execution Date, there have been no material claims by or with respect to any of the Group Material Companies under any Insurance Policy as to which coverage has been denied or disputed in any material respect by any of the underwriters of such Insurance Policy.

Section 3.17 Compliance with Laws; Permits.

(a) (i) Each Group Company is and, since the Lookback Date, has been in compliance in all material respects with all Laws and Orders applicable to the conduct of such Group Company, and (ii) since the Lookback Date, no Group Company has received any written or oral notice from any Person alleging a material violation of or noncompliance with any such Laws or Orders.

(b) To the Knowledge of the Company, each Group Material Company holds all material permits, licenses, registrations, approvals, consents, accreditations, waivers, exemptions, variances, certificates and authorizations of, or granted by, each applicable Governmental Entity required under Law for the ownership and use of its assets and properties or the conduct of its business as currently conducted (collectively, “Permits”), and is in compliance with all terms and conditions of such Permits, except where the failure to have such Permits would not be reasonably expected to be, individually or in the aggregate, material to the business of the Group Companies, taken as a whole. All of the Permits are valid and in full force and effect and none of the Permits will be terminated as a result of, or in connection with, the consummation of the transactions contemplated hereby. No Group Material Company is in default under any Permit and no condition exists that, with the giving of notice or lapse of time or both, would be reasonably expected to constitute a default under any Permit, and no Proceeding is pending or threatened in writing, to suspend, revoke, withdraw, modify or limit any Permit in a manner that has had or would reasonably be expected to have a material impact on the ability of the applicable Group Material Company to use such Permit or conduct its business. Each Permit will continue in full force and effect immediately following the Closing.

Section 3.18 Environmental Matters. (a) To the Knowledge of the Company, each Group Material Company is, and since the Lookback Date, has been in compliance in all material respects with all Environmental Laws, which compliance includes and has included obtaining, maintaining and complying with any Permits required by Environmental Law; (b) (i) no Group Material Company has received any notice or Order regarding any material violation of, or material Liabilities under, any Environmental Law, and (ii) there are no pending or, to the Knowledge of the Company, threatened Proceedings against any of the Group Material Companies relating to a material violation of, or material Liabilities under, any Environmental Law; (c) no Group Material Company has used, generated, manufactured, distributed, sold, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released, exposed any Person to or owned, leased or operated any property or facility contaminated by, any Hazardous Materials, that has resulted in or would result in material Liability to any of the Group Material Companies under Environmental Law; and (d) no Group Material Company has assumed, undertaken or become subject to any material Liability of any other Person, or provided an indemnity with respect to any material Liability, in each case, under Environmental Law. The Group Material Companies have provided to the SPAC true and correct copies of all environmental and health and safety assessments, reports and audits and all other material environmental and health and safety documents relating to any of the Group Material Companies or their respective current or former properties, facilities or operations, that, in each case, are in any of the Group Material Companies’ possession or control.

Section 3.19 Title to and Sufficiency of Assets. Each Group Material Company has sole and exclusive, good and marketable title to, or, in the case of leased or subleased assets, an Enforceable leasehold interest in, or, in the case of licensed assets, a valid license in, all of its material personal property, assets, properties, rights and interests (whether real or personal), tangible or intangible, free and clear of all Liens other than Permitted Liens (collectively, the “Assets”). The Assets constitute all of the material assets, properties, rights and interests necessary to conduct the business of each of the Group Material Companies after the Closing, in all material respects, as it has been operated for the twelve (12) months prior to the Execution Date.

Section 3.20 Affiliate Transactions. Except for ordinary course employment relationships and compensation and benefits, (x) there are no Contracts (except for the applicable Governing Documents) between any of the Group Material Companies, on the one hand, and any Interested Party or any “immediate family” member (as such term is defined in Rule 16a-1 of the Exchange Act) of an Interested Party, on the other hand, and (y) no Interested Party or any “immediate family” member (as such term is defined in Rule 16a-1 of the Exchange Act) of an Interested Party (i) owes any amount to any Group Material Company, (ii) owns any property or right, tangible or intangible, that is used by any Group Material Company, or (iii) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee, manager, equityholder, partner or member of, or consultant to, or lender to or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier or landlord of, any Group Material Company (other than in connection with ownership of less than two percent (2%) of the stock of a publicly traded company) (such transactions or arrangements described in clauses (x) and (y), “Affiliated Transactions”).

Section 3.21 Trade & Anti-Corruption Compliance.

(a) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective directors, officers, managers or employees or any agent or third party Representative acting on behalf of the Company of any of its Subsidiaries, is or has been in the last five (5) years, a Sanctioned Person. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective directors, officers, managers or employees or any agent or third party Representative acting on behalf of the Company of any of its Subsidiaries, is or has been in the last five (5) years: (i) operating in, conducting business with or otherwise engaging in dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country, in either case, in violation of applicable Sanctions in connection with the business of any Group Material Company; (ii) engaging in any export, re-export, transfer or provision of any goods, software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations under applicable Laws; or (iii) otherwise in violation of (A) any applicable Sanctions, or (B) any applicable Law or U.S. anti-boycott requirements (together “Trade Controls”), in any case, in connection with the business of any Group Material Company.

(b) In the last five (5) years, in connection with or relating to the business of any Group Material Company, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of the directors, officers, managers or employees of any Group Material Company or any agent or third party Representative acting on behalf of the Company or any of its Subsidiaries: (i) has made, authorized, solicited or received any bribe or any unlawful rebate, payoff, influence payment or kickback, (ii) has established or maintained, or is maintaining, any unlawful fund of monies or properties, (iii) has used or is using any funds for any illegal contributions, gifts, entertainment, hospitality, travel or other unlawful expenses, or (iv) has, directly or indirectly, made, offered, authorized, facilitated, received or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage or anything else of value, regardless of form or amount, to or from any Governmental Entity or any other Person, in each case, in violation of applicable Anti-Corruption Laws.

(c) As of the Execution Date, there are no, and, since the Lookback Date, there have been no, Proceedings or Orders alleging any such violation of any Trade Controls or Anti-Corruption Laws by or on behalf of any Group Company.

Section 3.22 Data Protection.

(a) To the Knowledge of the Company, at all times since the Lookback Date, each of the Group Material Companies (i) has been in compliance with all Data Privacy and Security Requirements in all material respects, and (ii) has not been subject to any regulatory audits or investigations by any Governmental Entity relating to Data Privacy and Security Requirements. The Company and each of its Affiliates has taken commercially reasonable steps designed to ensure that all Personal Information in its possession and control is protected against unauthorized loss, access, use, modification, disclosure or other use or misuse, and there has been no alleged, suspected, potentially likely or actual Security Breach or other loss, theft or unauthorized access to or misuse of any Personal Information, and no Group Material Company has provided, or been required to provide, any notice to any data subject or Governmental Entity regarding Personal Information.

(b) To the Knowledge of the Company, each of the Group Material Companies has a valid and legal right (whether contractually, by Law or otherwise) to access or use all material Personal Information and material business data processed by or on behalf of such Group Material Company in connection with the use and/or operation of its products, services and business. Neither the Company nor any of its Affiliates has received any written requests, complaints or objections to its collection or use of Personal Information from any data protection authority or any other third party (including data subjects). No individual has been awarded compensation from the Company or any of its Affiliates for a violation of any Data Privacy and Security Requirements, and no written claim for such compensation is outstanding.

(c) Neither the Company nor any of its Affiliates “sells” any Personal Information as such term is defined under applicable Data Privacy and Security Requirements, except in a manner that complies with the applicable Data Privacy and Security Requirements. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein comply, and will comply, in all material respects, with all Data Privacy and Security Requirements and other applicable contractual commitments related to the privacy and security of Personal Information to which the Company or any of its Affiliates are bound.

Section 3.23 Information Technology.

(a) The IT Systems and all Proprietary Software: (i) are in sufficiently good working order and operate and perform in accordance with their respective documentation and functional specifications in all material respects and otherwise as required by the Company or any of its Affiliates and are sufficient for the operation of their respective businesses as currently conducted, including as to capacity, scalability and ability to meet current and anticipated peak volumes in a timely manner, and (ii) are free from any “back door”, “drop dead device”, “time bomb”, “Trojan horse”, “virus”, “ransomware” or “worm” (as such terms are commonly understood in the software industry) or other malicious code.

(b) The Company and each of its Affiliates has implemented with respect to its IT Systems commercially reasonable backup, security and disaster recovery technology consistent with generally accepted industry practices. The Company and each of its Affiliates has taken commercially reasonable steps (i) to protect the confidentiality, integrity, accessibility and security of the IT Systems from any theft, corruption, loss or unauthorized use, access, interruption or modification by any Person, and (ii) to protect the IT Systems from any bugs, viruses, malware or other harmful, disabling or disruptive code, routine or process. The Company and each of its Affiliates has in place commercially reasonable back-up, disaster recovery and business continuity plans, policies and procedures, and such plans, policies and procedures are regularly reviewed, updated and practiced (including, for example, via simulations and training exercises).

(c) Since the Lookback Date, there has been no alleged, suspected, potentially likely or actual Security Incident or Security Breach of or unauthorized access to the IT Systems, and with respect to any of the IT Systems, there has not been any failure, breakdown, continued substandard performance or other adverse event affecting the same that have caused a material disruption or interruption in or to the use thereof or in or to the conduct of the business of the Company or any of its Affiliates that has not been remedied or replaced in all material respects.

Section 3.24 Regulatory Compliance.

(a) There are no Proceedings pending or, to the Knowledge of the Company, threatened with respect to an alleged violation by any Group Material Company of the Federal Food, Drug, and Cosmetic Act, the Public Health Service Act, the Laws of the U.S. Food and Drug Administration (“FDA”), the Controlled Substances Act or any other similar Law promulgated by the FDA or other comparable Governmental Entity responsible for regulation of the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug or medical device products (each, a “Device Regulatory Agency”).

(b) Each Group Material Company holds all required Permits issuable by any Device Regulatory Agency necessary for the conduct of the business of such Group Material Company as currently conducted, and the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation, as currently conducted, of any of its products or product candidates (collectively, the “Group Material Company Product Candidates”) (such Permits, collectively, the “Group Material Company Regulatory Permits”), and no such Group Material Company Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated, or (ii) modified in any adverse manner. Section 3.24 of the Company Disclosure Schedules identifies and lists each (A) Group Material Company Regulatory Permit, and (B) Group Material Company Product Candidate. Each applicable Group Material Company has timely maintained and is in compliance in all material respects with the Group Material Company Regulatory Permits thereof and has not, since the Lookback Date, received any written notice or correspondence or, to the Knowledge of the Company, other communication from any Device Regulatory Agency regarding (w) any material violation of or failure to comply materially with any term or requirement of any Group Material Company Regulatory Permit, or (x) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Group Material Company Regulatory Permit. The Company has provided to the SPAC, either directly or through the Company SEC Reports, all information requested by the SPAC in any Group Material Company’s possession or control relating to Group Material Company Product Candidates and the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and/or importation or exportation of Group Material Company Product Candidates, including complete copies of the following (to the extent there are any): (y) adverse event reports; pre-clinical, clinical and other study reports and material study data; inspection reports, notices of adverse findings, untitled letters, warning letters, filings and letters and other written correspondence to and from any Device Regulatory Agency and meeting minutes with any Device Regulatory Agency, and (z) similar reports, material study data, notices, letters, filings, correspondence and meeting minutes with any other Governmental Entity. All such information is accurate and complete.

(c) To the extent applicable, all clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, any Group Material Company, or in which any Group Material Company or any of its current products or product candidates, including the Group Material Company Product Candidates, have participated, were conducted, since the Lookback Date, and, if still pending, are being conducted, in accordance in all material respects with standard medical and scientific research procedures, in accordance in all material respects with the applicable protocols and in compliance in all material respects with the applicable regulations of the Device Regulatory Agencies and other applicable Laws, including 21 C.F.R. Parts 11, 50, 54, 56, 58, 312 and 812. Since the Lookback Date, no Group Material Company has received any written notices, correspondence or other communications from any Device Regulatory Agency, other Governmental Entity, institutional review board, ethics committee or safety monitoring committee requiring or, to the Knowledge of the Company, threatening to initiate any Proceeding to place a clinical hold order on, or otherwise terminate, delay or suspend, any clinical studies conducted by or on behalf of, or sponsored by, any Group Material Company, or in which any Group Material Company or any of its current products or product candidates, including the Group Material Company Product Candidates, have participated. Further, no clinical investigator, researcher or clinical staff participating in any clinical study conducted by or, to the Knowledge of the Company, on behalf of any Group Material Company has been disqualified from participating in studies involving any of the Group Material Company Product Candidates, and, to the Knowledge of the Company, no such administrative action to disqualify such clinical investigators, researchers or clinical staff has been threatened.

(d) No Group Material Company is, and, to the Knowledge of the Company, no contract manufacturer with respect to any Group Material Company Product Candidate is, the subject of any pending or, to the Knowledge of the Company, threatened Proceeding in respect of its business or products, including any Group Material Company Product Candidates, by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) (as amended) or by any other Device Regulatory Agency under a comparable policy. No Group Material Company has, and, to the Knowledge of the Company, no contract manufacturer, nor any of their respective officers, employees or agents has, with respect to any Group Material Company Product Candidate, committed any act, made any statement or failed to make any statement, in each case, in respect of its business or products that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy (as amended), or a comparable policy of any other Device Regulatory Agency. None of any Group Material Company, and, to the Knowledge of the Company, any contract manufacturer with respect to any Group Material Company Product Candidate, or any of their respective officers, employees or agents is currently or has been debarred or convicted of any crime or is engaging or has engaged in any conduct that could result in a debarment or exclusion under (i) 21 U.S.C. Section 335a, or (ii) any similar applicable Law. No debarment or exclusionary claims, actions, proceedings or investigations in respect of the business or products of any Group Material Company are pending or, to the Company’s Knowledge, threatened, nor is any such Proceeding pending or, to the Knowledge of the Company, threatened with respect to any contract manufacturer with respect to any Group Material Company Product Candidate, or any of their respective officers, employees or agents.

(e) All manufacturing operations conducted by or, to the Knowledge of the Company, for the benefit of any Group Material Company in connection with any Group Material Company Product Candidate, since the Lookback Date, have been and are being conducted in compliance in all material respects with applicable Laws, including the FDA’s standards for current good manufacturing practices, including applicable requirements contained in 21 C.F.R. Parts 210, 211 and 600-610 and the respective counterparts thereof promulgated by Governmental Entities in countries outside the United States.

(f) Neither any Group Material Company nor, to the Knowledge of the Company, any manufacturing site of a contract manufacturer or laboratory, with respect to any Group Material Company Product Candidate, (i) is subject to a Device Regulatory Agency shutdown or import or export prohibition, or (ii) has received any Form FDA 483, notice of violation, warning letter, untitled letter, reviews (including data integrity reviews) or similar correspondence or notice from the FDA or other Device Regulatory Agency alleging or asserting noncompliance with any applicable Law, in each case, that have not been complied with or closed to the satisfaction of the relevant Device Regulatory Agency, and, to the Knowledge of the Company, neither the FDA nor any other Device Regulatory Agency is considering such action.

(g) The Company is the “Ultimate Parent Entity” of the “Acquired Person”, in each case, as such term is defined in the HSR Act and related regulations, including 16 C.F.R. Sections 801.1(a)(3) and 801.2(b), and such “Acquired Person” does not have either total assets or annual net sales of $222.7 million or more, as determined under the HSR Act and related regulations, including 16 C.F.R. Section 801.11.

Section 3.25 SEC Filings; Sarbanes-Oxley.

(a) Since the Lookback Date, the Company and each other applicable Group Company has filed all forms, reports, schedules, registration statements, prospectuses, statements and other documents, including any exhibits thereto, required to be filed by it with the SEC or the OTCQX, together with any amendments, restatements or supplements thereto (collectively, the “Company SEC Reports”), and each of them will file all such Company SEC Reports required to be filed by the SEC and/or the OTCQX subsequent to the date of this Agreement. The Company has heretofore furnished to the SPAC true and correct copies of all amendments and modifications that have not been filed by or on behalf of the applicable Group Company with the SEC, which amendments and modifications were not material, to all agreements, documents and other instruments that previously had been filed by or on behalf of the applicable Group Company with the SEC and are currently in effect. As of their respective filing dates, or, if amended, as of the date of such amendment, the Company SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) As of the date hereof, there are no outstanding comments from the SEC with respect to any of the Company SEC Reports. To the Knowledge of the Company, none of the Company SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof. None of (i) the Company SEC Reports contained, when filed or, if amended prior to the Execution Date, as of the date of such amendment with respect to those disclosures that were amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any other Company SEC Reports, filed after the Execution Date and prior to the Closing, will contain, when filed or, if amended prior to the Closing, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All Company SEC Reports filed after the Execution Date and prior to the Closing, when filed, or if amended prior to the Closing, as of the date of such amendment with respect to those disclosures that are amended, will comply in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to each such Company SEC Report (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder).

(c) The Company and each other applicable Group Company are in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the OTCQX, including with respect to the Company Shares.

(d) As of the Execution Date, (i) the Company Shares are quoted on the OTCQX, (ii) the Company has not received any written deficiency notice from the OTCQX or any operator thereof relating to the continued listing requirements of the Company Shares, (iii) there are no Proceedings pending or threatened in writing against any Group Company by the Financial Industry Regulatory Authority with respect to any intention by any such entity to suspend, prohibit or terminate the quoting of any Company Shares on the OTCQX, and (iv) the Company Shares are not subject to any DTC “chill” designation or similar restriction on the clearing of the Company Shares through DTC.

(e) The operations of the Group Companies are and have been conducted at all times in compliance with any applicable anti-money laundering Laws, and no Proceeding involving any Group Company with respect to anti-money laundering Laws is pending or, to the Knowledge of the Company, threatened.

Section 3.26 Inspections; Non-Reliance. The Company is an informed and sophisticated Person, and has engaged advisors experienced in transactions such as the Transactions. The Company has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement (as applicable). The Company agrees to engage in the transactions contemplated by this Agreement based upon, and has relied on, its own inspection and examination of the SPAC Parties’ business and on the accuracy of the representations and warranties of the SPAC Parties set forth in (a) Article IV, (b) any Ancillary Agreement to which any SPAC Party is a party, or (c) any certificate delivered by or on behalf of any SPAC Party pursuant to this Agreement or any such Ancillary Agreement, and disclaims reliance upon any express or implied representations or warranties of any nature made by any SPAC Party or their respective Affiliates or Representatives, except for those set forth in (i) Article IV, (ii) any Ancillary Agreement to which any SPAC Party is a party, or (iii) any certificate delivered by or on behalf of any SPAC Party pursuant to this Agreement or any such Ancillary Agreement. Notwithstanding the foregoing or anything else in this Agreement, claims or allegations arising from or relating to Fraud on the part of any SPAC Party shall not be subject to this Section 3.26.

Section 3.27 Opinion of Financial Advisor. The Company Board has received the opinion of the Fairness Opinion Provider, which was addressed to the Company Board with the SPAC Board on copy, to the effect that, as of the date of such opinion, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered in connection with the preparation thereof as set forth therein, the Transaction Share Consideration to be received by the Company Stockholders in the Merger is fair from a financial point of view to the Company Stockholders (the “Fairness Opinion”).

Section 3.28 No Other Representations and Warranties. Except as expressly set forth in this Article III (including the related portions of the Company Disclosure Schedules), the Ancillary Agreements to which any Group Company is a party and any certificates delivered by any Group Company pursuant to the terms hereof or thereof, neither the Company nor any Affiliate thereof has made or makes any representation or warranty, express or implied, at law or in equity, in respect of any of the Group Companies or their respective businesses, including with respect to (a) merchantability or fitness for any particular purpose, (b) accuracy and completeness of any information provided or made available to any SPAC Party or any of its representatives or affiliates (including, for this purpose, any information, documents or material provided or made available to any SPAC Party or any of its representatives or affiliates in any data room, management presentation or the like), and (c) any estimates, projections or other forecasts and plans, and any such other representations and warranties are hereby expressly disclaimed to the extent any such representation or warranty is not expressly set forth in this Article III (including the related portions of the Company Disclosure Schedules), the Ancillary Agreements to which any Group Company is a party or any certificates delivered by any Group Company pursuant to the terms hereof or thereof. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 3.28 shall limit any claim or cause of action (or recovery in connection therewith) with respect to fraud.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SPAC PARTIES

As an inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, except as set forth in the applicable section of the SPAC Disclosure Schedules or as disclosed in the SPAC SEC Documents and publicly available (x) prior to the Execution Date, for representations and warranties made on the Execution Date, and (y) prior to the Closing Date, for representations and warranties made on the Closing Date, in each case excluding disclosures referred to in “Forward-Looking Statements” and “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements, each of the SPAC Parties hereby represents and warrants to the Company as follows as of the Execution Date and as of the Closing Date (except as to any representations and warranties that specifically relate to an earlier date, in which case, such representations and warranties were true and correct as of such earlier date):

Section 4.1 Organization; Authority; Enforceability.

(a) Each of the SPAC and Merger Sub is a corporation and is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

(b) The SPAC Parties have all the requisite corporate power and authority to own, lease and operate their respective assets and properties and to carry on their respective businesses as presently conducted in all material respects.

(c) Each SPAC Party is duly qualified, licensed or registered to do business under the Laws of each jurisdiction in which the conduct of its business or location of its assets and/or properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to be material to the SPAC Parties, taken as a whole.

(d) No SPAC Party is in violation of its Governing Documents, except as would not be material, nor is it the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

(e) Each SPAC Party has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder, and, subject to the receipt of the SPAC Required Vote approving the Required SPAC Stockholder Voting Matters, to consummate the Transactions. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which a SPAC Party is or will be a party, and, subject to the receipt of the SPAC Required Vote approving the Required SPAC Stockholder Voting Matters, the consummation of the Transactions, have been duly authorized by all necessary corporate actions, as applicable, including by the SPAC Board and the board of directors of Merger Sub. This Agreement has been (and each of the Ancillary Agreements to which any SPAC Party is or will be a party is or will be) duly executed and delivered by such SPAC Party and are or will be Enforceable against such SPAC Party. No other corporate actions on the part of the SPAC, except for the SPAC Required Vote approving the Required SPAC Stockholder Voting Matters, are necessary to approve and authorize the execution, delivery or performance of this Agreement and the Ancillary Agreements to which the SPAC is or will be a party or the consummation of the Transactions.

(f) A correct and complete copy of the Existing SPAC Charter, as in effect on the Execution Date, is filed as Exhibit 3.1 to the Form 10-Q filed by the SPAC with the SEC on August 29, 2023. A correct and complete copy of the SPAC Bylaws, as in effect on the Execution Date, is filed as Exhibit 3.2 to the Form 10-K filed by the SPAC with the SEC on April 25, 2023.

Section 4.2 Non-contravention. Subject to the receipt of the SPAC Required Vote approving the Required SPAC Stockholder Voting Matters, and assuming the truth and accuracy of the Company’s representations and warranties contained in Section 3.1(a), neither the execution and delivery of this Agreement or any Ancillary Agreement to which a SPAC Party is a party nor the consummation of the Transactions by any SPAC Party will (a) conflict with or result in any material breach of any provision of the Governing Documents of any SPAC Party; (b) other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (ii) the filing with the SEC of (A) the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC and the Company Proxy Statement and the clearance of any comments from the SEC thereon, (B) any registration statements as may be required under the Amended and Restated Registration Rights Agreement or any other Ancillary Agreement, and (C) such reports under Section 13(a) or Section 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Agreements or the Transactions, require any material filing with, or the obtaining of any material consent or approval of, any Governmental Entity or other Person; (c) result in a material violation of or a material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license agreement, lease or other Contract to which any SPAC Party is a party or by which any SPAC Party or any of its assets may be bound; (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any SPAC Party; or (e) except for violations which would not prevent or delay the consummation of the transactions contemplated hereby, violate in any material respect any Law, Order or Lien applicable to any SPAC Party, excluding from the foregoing clauses(b), (c), (d) and (e) such requirements, violations, defaults or Liens which would not reasonably be expected to be material to the SPAC Parties, taken as a whole, or materially affect any SPAC Party’s ability to perform its obligations under this Agreement and the Ancillary Agreements to which it is or will be a party or to consummate the Transactions.

Section 4.3 Litigation. Except as set forth in Section 4.3 of the SPAC Disclosure Schedules, there have not been since the Lookback Date, and there are no, Proceedings or Orders (including those brought or threatened by or before any Governmental Entity) pending or, to the Knowledge of the SPAC, threatened against any SPAC Party or any of their respective properties at Law or in equity that, if decided or resolved in an adverse manner, would be material to the SPAC Parties, taken as a whole.

Section 4.4 Brokerage. Except for fees (including a good faith estimate of the amounts due and payable assuming the Closing occurs) set forth in Section 4.4 of the SPAC Disclosure Schedules (which fees shall, subject to Section 6.11, be the sole responsibility of the SPAC), no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the SPAC or any of its Affiliates for which any SPAC Party has any obligation.

Section 4.5 Business Activities.

(a) Since its incorporation, no SPAC Party has conducted any material business activities other than activities directed toward the accomplishment of the SPAC’s initial public offering and a Business Combination. Except as set forth in the SPAC Governing Documents, there is no Contract, commitment or Order binding upon any SPAC Party or to which any SPAC Party is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the SPAC Parties or any acquisition of property by the SPAC Parties or the conduct of business by the SPAC Parties after the Closing, other than such effects, individually or in the aggregate, which are not, and would not reasonably be expected to be, material to the SPAC Parties.

(b) Except for this Agreement and the Transactions, no SPAC Party has any interests, rights, obligations or Liabilities with respect to, and the SPAC is not party to or bound by, nor are its assets or property subject to, in each case, whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination. Other than as set forth in this Agreement, the SPAC Parties have not, directly or indirectly (whether by merger, consolidation or otherwise), acquired, purchased, leased or licensed (or agreed to acquire, purchase, lease or license) any business, corporation, partnership, association or other business organization or division or part thereof.

(c) The SPAC Parties have no Liabilities that are required to be disclosed on a balance sheet in accordance with GAAP, other than (i) Liabilities expressly set forth in or reserved against in the balance sheet of the SPAC as of September 30, 2023, which is included in the SPAC SEC Documents (the “SPAC Balance Sheet”); (ii) Liabilities arising under this Agreement, the Ancillary Agreements or the performance by any of the SPAC Parties of their respective obligations hereunder or thereunder; (iii) Liabilities which have arisen after the date of the SPAC Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of or was caused by any breach of warranty or Contract, infringement or violation of Law); and (iv) Liabilities for fees, costs and expenses for advisors, vendors and Affiliates of any of the SPAC Parties or the Sponsor, including with respect to legal, accounting or other advisors incurred by any of the SPAC Parties or the Sponsor in connection with the Transactions or similar transactions pursued by the SPAC prior to the date hereof.

Section 4.6 Compliance with Laws. The SPAC Parties are, and have been since their incorporation date, in compliance in all material respects with all Laws and Orders applicable to the conduct of the SPAC Parties, and the SPAC Parties have not received any written notices from any Governmental Entity or any other Person alleging a material violation of or noncompliance with any such Laws or Orders.

Section 4.7 Organization of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and, other than as a result of the entry into this Agreement, has not conducted any business activities, and has no assets or Liabilities, other than those incidental to its formation.

Section 4.8 Tax Matters.

(a) Each of the SPAC Parties has filed all Income Tax Returns and other material Tax Returns required to be filed thereby with the appropriate Governmental Entity pursuant to applicable Laws (taking into account any validly obtained extension of time within which to file). All Income Tax Returns and other material Tax Returns filed by each of the SPAC Parties are true, correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. All material amounts of Taxes due and payable by any of the SPAC Parties (taking into account applicable extensions) and for which the applicable statute of limitations remains open have been paid (whether or not shown as due and payable on any Tax Return) to the appropriate Governmental Entity.

(b) Except as set forth in Section 4.8(b) of the SPAC Disclosure Schedules, each of the SPAC Parties has properly withheld or collected and paid to the applicable Governmental Entity all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, individual independent contractor, creditor, equityholder or other third party, and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.

(c) None of the SPAC Parties has received any written claim made by a Governmental Entity in a jurisdiction where a SPAC Party does not file a particular type of Tax Return, or pay a particular type of Tax, that any SPAC Party is or may be subject to taxation of that type by, or required to file that type of Tax Return in, that jurisdiction that has not been settled or resolved.

(d) None of the SPAC Parties is currently, nor has any been within the last five (5) years, the subject of any Proceeding with respect to any Taxes or Tax Returns of or with respect to such entity, no such Proceeding is pending, and, to the Knowledge of the SPAC, no such Proceeding has been threatened, in each case, that has not been settled or resolved.

(e) Except for extensions resulting from the extension of the time to file any applicable Tax Return, there are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to any of the SPAC Parties or extending a period of Tax collection, assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. None of the SPAC Parties is the beneficiary of any extension of time (other than a validly obtained extension of time not requiring the consent of the applicable Governmental Entity or other extension of time obtained in the Ordinary Course of Business) within which to file any Tax Return not previously filed. No private letter ruling, administrative relief, technical advice or other similar ruling or request has been granted or issued by, or is pending with, any Governmental Entity that relates to the Taxes or Tax Returns of any SPAC Party.

(f) There is no Lien for Taxes on any of the assets of the SPAC Parties, other than Permitted Liens.

(g) The unpaid Taxes of each of the SPAC Parties have been properly accrued in accordance with the terms of the Trust Agreement.

(h) Since the date of its incorporation, the SPAC has at all times been classified for all U.S. federal and applicable state and local tax purposes as a subchapter C corporation.

(i) None of the SPAC Parties has taken any action to, nor, to the Knowledge of the SPAC, are there any facts or circumstances that would reasonably be expected to, prevent the Merger from qualifying for the Intended Tax Treatment.

Section 4.9 SPAC Capitalization.

(a) Section 4.9(a) of the SPAC Disclosure Schedules sets forth the authorized and outstanding Equity Interests of each of the SPAC and Merger Sub (including the number and class or series (as applicable) of such Equity Interests) as of the Execution Date. The Equity Interests set forth in Section 4.9(a) of the SPAC Disclosure Schedules comprise all of the authorized capital stock or other Equity Interests of each of the SPAC and Merger Sub that are issued and outstanding, in each case, as of the Execution Date.

(b) As of the date of this Agreement, except as set forth in Section 4.9(a) of the SPAC Disclosure Schedules, there are no outstanding options, warrants, Contracts, calls, puts, rights to subscribe, convertible securities, distribution interest, phantom equity, equity-based performance interest, profit participation, restricted Equity Interest, other equity-based compensation award, equity appreciation rights, conversion rights or other similar rights to which any SPAC Party is a party or which are binding upon any SPAC Party, or any agreement, arrangement or commitment of any character, whether or not contingent, of any SPAC Party, providing for the offer, issuance or sale, repurchase, acquisition, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Interests (other than this Agreement), or any right to make an investment in any other Person (other than this Agreement).

(c) Except for the Equity Interests that the SPAC holds in Merger Sub, which constitute one hundred percent (100%) of Merger Sub’s issued and outstanding Equity Interests, the SPAC does not hold any direct or indirect Equity Interests, participation or voting rights or other investment (whether debt, equity or otherwise) in any Person (including any Contract in the nature of a voting trust or similar agreement or understanding).

(d) No SPAC Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Equity Interests, either of itself or of another Person (other than the SPAC Share Redemption and pursuant to the Put Option Agreement).

(e) No SPAC Party is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Interests.

(f) There are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of the Equity Interests of any SPAC Party.

(g) There are no outstanding bonds, debentures, notes or other debtor obligations, the holders of which have the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) with holders of Equity Interests of any SPAC Party on any matter. The SPAC has no obligations with respect to or under any indebtedness for borrowed money.

(h) No SPAC Party has violated any applicable securities Laws or any preemptive or similar rights created by Law, Governing Document or Contract to which any SPAC Party is a party (or by which it is bound) in connection with the offer, sale, issuance or allotment of any of its Equity Interests.

(i) All of the Equity Interests of each SPAC Party (i) were issued in compliance with all applicable Laws, (ii) have been duly authorized and validly issued, and (iii) were not issued in breach or violation of any Contract, preemptive rights, call options, rights of first refusal, rights of first offer, subscription rights, transfer restrictions or similar rights of any Person (other than Securities Liens) or applicable Law.

(j) The SPAC New Shares (and any other Equity Interests of the SPAC) to be issued to the holders of the Company’s Equity Interests pursuant to this Agreement will, upon issuance and delivery of the same at the Closing, (i) be duly authorized and validly issued, and fully paid and nonassessable, (ii) be issued in compliance with applicable Law, (iii) not be issued in breach or violation of any preemptive rights (or similar rights) created by Law, Governing Documents or Contract, and (iv) be issued to holders of the Company’s Equity Interests such that such holders hold such SPAC New Shares (and any other such Equity Interests of the SPAC) with good and valid title, free and clear of any Liens other than (I) Securities Liens, and (II) any restrictions set forth in the Governing Documents of the SPAC, in any Ancillary Agreement, or as otherwise agreed in writing by any such holder.

Section 4.10 Information Supplied; Registration Statement/Proxy Statement. The information supplied or to be supplied by or on behalf of the SPAC Parties for inclusion or incorporation by reference in the Registration Statement/Proxy Statement and the Company Proxy Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (a) not misleading at the time the Registration Statement/Proxy Statement is declared effective by the SEC, (b) not misleading at the time the Company Proxy Statement is declared effective by the SEC, and (c) not misleading, in light of the circumstances in which they are made, at the time of the SPAC Special Meeting, the Company Special Meeting or the Closing (subject, in each case, to the qualifications and limitations set forth in the materials provided by or on behalf of any of the SPAC Parties or that are included in such filings and/or mailings); provided, that, for the avoidance of doubt, no warranty or representation is made by any of the SPAC Parties with respect to statements made or incorporated by reference in the Registration Statement/Proxy Statement (or any amendment or supplement thereto) based on information supplied by any of the Group Companies or any other party or any of their respective

Affiliates for inclusion therein. Assuming the truth and accuracy of the information (x) provided by or on behalf of the Group Companies for inclusion therein, and (y) in the Company Proxy Statement, the Registration Statement/Proxy Statement will, at the time it is mailed to the SPAC Stockholders, comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder applicable to the Registration Statement/Proxy Statement.

Section 4.11 Trust Account. As of the close of business on the day prior to the Execution Date, the SPAC has at least $6,850,000 (the “Trust Amount”) in the Trust Account, with such funds invested in United States government securities, in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 or in cash, and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is Enforceable against the SPAC. Except as set forth in Section 4.11 of the SPAC Disclosure Schedules, the Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, by the SPAC or the Trustee, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by the SPAC. The SPAC has sufficient funds in the Trust Account to comply with all of its obligations under the SPAC Governing Documents and the Trust Agreement. The SPAC is not a party to or bound by any side letters with respect to the Trust Agreement or (except for the Trust Agreement) any Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (a) cause the description of the Trust Agreement in the SPAC SEC Documents to be inaccurate in any material respect, or (b) entitle any Person (other than (i) the SPAC Stockholders who shall have exercised their respective rights to participate in the SPAC Share Redemption, (ii) the underwriters of the SPAC’s initial public offering who are entitled to a deferred underwriting discount, and (iii) the SPAC, with respect to income earned on the proceeds in the Trust Account to cover any of its Tax obligations and up to $100,000 of interest on such proceeds to pay dissolution expenses), to any portion of the proceeds in the Trust Account. There are no proceedings (or, to the Knowledge of the SPAC, investigations) pending or, to the Knowledge of the SPAC, threatened with respect to the Trust Account.

Section 4.12 SPAC SEC Documents; Financial Statements; Controls.

(a) The SPAC has timely filed or furnished all SPAC SEC Documents required to be filed or furnished by it with the SEC pursuant to the Securities Act or the Exchange Act, as applicable, since the consummation of the initial public offering the SPAC’s securities. As of their respective dates, each of the SPAC SEC Documents (including all financial statements included therein and documents incorporated by reference therein, other than exhibits) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SPAC SEC Documents (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder). None of (i) the SPAC SEC Documents contained, when filed or, if amended prior to the Execution Date, as of the date of such amendment with respect to those disclosures that were amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any other SPAC SEC Documents, filed after the Execution Date and prior to the Closing, will contain, when filed or, if amended prior to the Closing, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All SPAC SEC Documents filed after the Execution Date and prior to the Closing, when filed, or if amended prior to the Closing, as of the date of such amendment with respect to those disclosures that are amended, will comply in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to each such SPAC SEC Document (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder). There are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Documents. To the Knowledge of the SPAC, as of the Execution Date, neither the SEC nor other Governmental Entity is conducting any investigation or review of any SPAC SEC Document. Since the consummation of the initial public offering of the SPAC, all comment letters received by the SPAC from the SEC or the staff thereof, and all responses to such comment letters filed by or on behalf of the SPAC, are publicly available on the SEC’s EDGAR website.

(b) The SPAC SEC Documents contain true and complete copies of the SPAC’s financial statements. Each of the financial statements of the SPAC included in the SPAC SEC Documents, including all notes and schedules thereto, complied in all material respects, when filed or, if amended prior to the Execution Date, as of the date of such amendment, with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable), were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the Exchange Act), in the case of audited financials, were audited in accordance with the standards of the PCAOB and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of unaudited statements, to normal year-end audit adjustments) the financial position of the SPAC, as of their respective dates and the results of operations and the cash flows of the SPAC for the periods presented therein.

(c) The books of account and other financial records of the SPAC have been kept accurately in all material respects in the Ordinary Course of Business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of the SPAC have been properly recorded therein in all material respects. The SPAC maintains a system of Internal Controls sufficient to provide reasonable assurance (i) that its transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions thereof are executed only in accordance with the authorization of management thereof, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of its properties or assets.

(d) Except as set forth in Section 4.12(d) of the SPAC Disclosure Schedules, none of the SPAC, its independent accountant or board of directors (or the audit committee thereof) has identified or been made aware of any (i) “significant deficiency” in the Internal Controls of any SPAC Party, (ii) “material weakness” in the Internal Controls of any SPAC Party, (iii) fraud, whether or not material, that involves any SPAC Party’s management or other employees who have a significant role in the Internal Controls of any SPAC Party or (iv) complaints regarding a violation of accounting procedures, internal accounting controls or auditing matters, including from employees of any SPAC Party regarding questionable accounting, auditing or legal compliance matters. The Company acknowledges and agrees that any restatement, revision or other modification of the SPAC SEC Documents or the SPAC’s financial statements which result solely from any agreements, orders, comments or other guidance from the staff of the SEC regarding the accounting policies of the SPAC that are generally applicable to special purpose acquisition companies or entities similar to the SPAC shall not be considered a violation of, or contradictory to, this representation, for the purposes of this Agreement.

(e) Since the consummation of the initial public offering of the SPAC’s securities, the SPAC has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act, or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any SPAC SEC Document. Each such certification is correct and complete. The SPAC maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, and such controls and procedures are reasonably designed to ensure that all material information concerning the SPAC is made known on a timely basis to the individuals responsible for the preparation of the SPAC’s SEC filings. As used in this Section 4.12, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(f) The SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

Section 4.13 Listing. Except as set forth in Section 4.13 of the SPAC Disclosure Schedules, (a) since its initial public offering, the SPAC has complied, and is currently in compliance, in all material respects with all applicable listing and corporate governance rules and regulations of the Stock Exchange, (b) the classes of securities representing issued and outstanding SPAC Shares and SPAC Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Stock Exchange. (c) there is no Proceeding pending or, to the Knowledge of the SPAC, threatened against the SPAC by the Stock Exchange or the SEC with respect to any intention by such entity to deregister the SPAC Public Securities or prohibit or terminate the listing of the SPAC Public Securities on the Stock Exchange, (d) the SPAC has taken no action (that has not been fully resolved) that would reasonably be likely to result in the termination of the registration of the SPAC Public Securities under the Exchange Act (other than in connection with the Transactions), and (e) the SPAC has not received any written or, to the Knowledge of the SPAC, oral deficiency notice from the Stock Exchange relating to non-compliance with the continued listing requirements of the SPAC Public Securities.

Section 4.14 Investment Company; Emerging Growth Company. The SPAC is not an “investment company” within the meaning of the Investment Company Act of 1940. The SPAC constitutes an “emerging growth company” within the meaning of the JOBS Act and a “smaller reporting company” under the Exchange Act.

Section 4.15 Inspections; Non-Reliance. The SPAC is an informed and sophisticated purchaser, and has engaged advisors, experienced in the evaluation and investment in businesses such as the Group Companies’ business. The SPAC has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement (as applicable). The SPAC agrees to engage in the transactions contemplated by this Agreement based upon, and has relied on, its own inspection and examination of the Group Companies’ business and on the accuracy of the representations and warranties of the Company set forth in (a) Article III, (b) any Ancillary Agreement to which any Group Company is a party, or (c) any certificate delivered by or on behalf of any Group Company pursuant to this Agreement or any such Ancillary Agreement, and disclaims reliance upon any express or implied representations or warranties of any nature made by the Group Companies or their respective Affiliates or representatives, except for those set forth in (i) Article III, (ii) any Ancillary Agreement to which any Group Company is a party, or (iii) any certificate delivered by or on behalf of any Group Company pursuant to this Agreement or any such Ancillary Agreement. Notwithstanding the foregoing or anything else in this Agreement, claims or allegations arising from or relating to Fraud on the part of the Company shall not be subject to this Section 4.15.

Section 4.16 Related Person Transactions. Other than the private placement of Equity Interests in connection with the SPAC’s initial public offering, there are no transactions or Contracts, or series of related transactions or Contracts, between the Sponsor or any of its Affiliates, on the one hand, and any SPAC Party, any officer, director, manager or Affiliate of any SPAC Party, or, to the Knowledge of the SPAC, any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC that has not been disclosed by the SPAC in the SPAC SEC Documents.

Section 4.17 Employees. Each of the SPAC and Merger Sub has no (and has not at any point had any) employees on its payroll, and has not retained any individual independent contractors, other than consultants, agents and advisors in the Ordinary Course of Business. Other than reimbursement of any out-

of-pocket expenses incurred by the SPAC’s officers and directors in connection with activities on the SPAC’s behalf, no SPAC Party has any unsatisfied liability with respect to any such officer or director. Each of the SPAC and Merger Sub has not, at any time, maintained, sponsored or contributed to any employee benefit plan. Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or upon the occurrence of any additional or subsequent events or the passage of time) will (a) cause any compensatory payment or benefit, including any retention, bonus, fee, distribution, remuneration or other compensation payable to any Person who is or has been an employee of or independent contractor to any SPAC Party (other than fees paid to consultants, advisors, placement agents or underwriters engaged by the SPAC in connection with its initial public offering or this Agreement and the Transactions), to increase or become due to any such Person, or (b) result in forgiveness of any Indebtedness. To the Knowledge of the SPAC, the consummation of the Transactions will not cause any amount to be paid or payable by the SPAC or Merger Sub to any employee, officer, director or individual consultant or advisor of the SPAC and/or Merger Sub being characterized as an “excess parachute payment” under Section 280G of the Code.

Section 4.18 Insurance. Except for directors’ and officers’ liability insurance maintained by the SPAC, no SPAC Party maintains any insurance policies. With respect to the SPAC’s directors’ and officers’ liability insurance, the policy relating thereto is Enforceable against the SPAC and no written notice of cancellation or termination has been received by any SPAC Party with respect to such policy. All premiums due under such policy have been paid in accordance with the terms of such policy. The SPAC is not in material breach or material default under, nor has it taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute a material breach or material default under, or permit a material increase in premium, cancellation, material reduction in coverage, material denial or non-renewal with respect to such policy. During the twelve (12) months prior to the Execution Date, there have been no material claims by or with respect to any SPAC Party under any insurance policy as to which coverage has been denied or disputed in any material respect by any of the underwriters of such insurance policy.

Section 4.19 Agreements; Contracts and Commitments. Each “material contract” (as such term is defined in Regulation S-K of the SEC) to which the SPAC or Merger Sub is party (collectively, the “SPAC Material Contracts”) is in full force and effect and is Enforceable against the applicable SPAC Party that is party thereto and, to the Knowledge of the SPAC, against each other party thereto. With respect to all SPAC Material Contracts, none of the SPAC Parties or, to the Knowledge of the SPAC, any other party to any such SPAC Material Contract, is in breach thereof or default thereunder (or is alleged to be in breach or default thereunder) and there does not exist under any SPAC Material Contract any event or circumstance which, with the giving of notice or the lapse of time (or both), would constitute such a breach or default thereunder by any SPAC Party or, to the Knowledge of the SPAC, any other party to such SPAC Material Contract, in each case, except as would not reasonably be expected, individually or in the aggregate, to be material to the SPAC Parties. During the last twelve (12) months, no SPAC Party has received any written or, to the Knowledge of the SPAC, oral claim or notice of material breach of or material default under any SPAC Material Contract. To the Knowledge of the SPAC, no event has occurred, which individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such SPAC Material Contract by any SPAC Party or, to the Knowledge of the SPAC, any other party thereto (in each case, with or without notice or lapse of time or both). During the last twelve (12) months, no SPAC Party has received written notice from any other party to any SPAC Material Contract that such party intends to terminate or not renew such SPAC Material Contract.

Section 4.20 Anti-Money Laundering Laws. The operations of the SPAC are and have been conducted at all times in compliance with any applicable anti-money laundering Laws, and no Proceeding involving the SPAC with respect to anti-money laundering Laws is pending or, to the Knowledge of the SPAC, threatened.

Section 4.21 No SPAC Material Adverse Effect. Since December 31, 2022 through the Execution Date, there has been no SPAC Material Adverse Effect.

Section 4.22 Absence of Certain Developments. Since the Latest Balance Sheet Date, each SPAC Party has conducted its business in the Ordinary Course of Business in all material respects. From the Latest Balance Sheet Date through the Execution Date, no SPAC Party has taken or omitted to be taken any action that would, if taken or omitted to be taken after the Execution Date, require the Company’s consent in accordance with Section 5.2.

Section 4.23 Unpaid SPAC Expenses. To the Knowledge of the SPAC, the material Unpaid SPAC Expenses as of the Execution Date are set forth in Section 4.23 of the SPAC Disclosure Schedules.

Section 4.24 No Other Representations and Warranties. Except as expressly set forth in this Article IV (including the related portions of the SPAC Disclosure Schedules), the Ancillary Agreements to which any SPAC Party is a party and any certificates delivered by any SPAC Party pursuant to the terms hereof or thereof, neither any SPAC Party nor any Affiliate thereof has made or makes any representation or warranty, express or implied, at Law or in equity, in respect of any of the SPAC Parties or their respective businesses, including with respect to (A) merchantability or fitness for any particular purpose, (B) accuracy and completements of any information provided or made available to any Group Company or any of its representatives or Affiliates (including, for this purpose, any information, documents or material provided or made available to any Group Company or any of its representatives or Affiliates in any data room, management presentation or the like), and (C) any estimates, projections or other forecasts and plans, and any such other representations and warranties are hereby expressly disclaimed to the extent any such representation or warranty is not expressly set forth in this Article IV (including the related portions of the SPAC Disclosure Schedules), the Ancillary Agreements to which any SPAC Party is a party or any certificates delivered by any SPAC Party pursuant to the terms hereof or thereof. Notwithstanding anything to the contrary in this Agreement, nothing in this Section shall limit any claim or cause of action (or recovery in connection therewith) with respect to Fraud.

ARTICLE V

COVENANTS RELATING TO THE CONDUCT OF THE GROUP COMPANIES AND THE SPAC PARTIES

Section 5.1 Interim Operating Covenants of the Group Companies. From and after the Execution Date until the earlier of the date this Agreement is terminated in accordance with Article X and the Effective Time (such period, the “Pre-Closing Period”):

(a) the Company shall, and the Company shall cause the other Group Companies to, (i) conduct and operate their respective business in the Ordinary Course of Business (including by keeping current and timely filing all of its required public filings with the SEC and otherwise complying in all material respects with applicable securities Laws and using its commercially reasonable efforts to ensure that the Company remains listed as a public company on, and the Company Shares remain listed on, the OTCQX), and (ii) use commercially reasonable efforts to maintain intact their respective businesses in all material respects and preserve their respective relationships with material suppliers, distributors and others with whom such Group Company has a material business relationship, except, in each case, (x) with the prior written consent of the SPAC (which shall not be unreasonably withheld, conditioned or delayed); (y) as expressly required by applicable Law or expressly contemplated pursuant to the terms hereof or the terms of any Ancillary Agreement, or (z) as set forth in Section 5.1(a) of the Company Disclosure Schedules; and

(b) without limiting Section 5.1(a), except (i) with the prior written consent of the SPAC (such consent not to be unreasonably withheld, conditioned or delayed); (ii) as expressly required by applicable Law or expressly contemplated pursuant to the terms hereof or the terms of any Ancillary Agreement; or (iii) as set forth in Section 5.1(b) of the Company Disclosure Schedules, the Company shall not and shall cause the Company Subsidiaries not to:

(i) amend or otherwise modify any of its Governing Documents (including by merger, consolidation or otherwise);

(ii) except as may be required by Law, GAAP or any Governmental Entity with competent jurisdiction, make any material change in its financial or tax accounting methods, principles or practices (or change an annual accounting period thereof);

(iii) make, change or revoke any election relating to Taxes, enter into any agreement, settlement or compromise with any Taxing Authority relating to any material amount of Taxes, abandon or fail to diligently conduct any material audit, examination or other Proceeding in respect of a material amount of Taxes, make any request for a private letter ruling, administrative relief, technical advice, change of any method of accounting or other similar request with a Taxing Authority, file any amendment of any Income Tax Return or other material Tax Return, fail to timely file (taking into account valid extensions) any Income Tax Return or other material Tax Return required to be filed, file any Tax Return in a manner inconsistent with the past practices of the Group Companies, fail to pay any material amount of Tax as it becomes due, consent to any extension or waiver of the statutory period of limitations applicable to any material Tax or material Tax Return, enter into any Tax Sharing Agreement (other than an Ordinary Course Tax Sharing Agreement), surrender any right to claim any refund of a material amount of Taxes or take any action, or fail to take any action, which action or failure to act prevents, impairs or impedes, or could reasonably be expected to prevent, impair or impede, the Intended Tax Treatment;

(iv) (A) issue or sell, or authorize to issue or sell, any membership interests, shares of its capital stock or any other Equity Interests, as applicable, except issuances of Company Shares pursuant to Company Restricted Share Awards listed in Section 3.3(a) of the Company Disclosure Schedules in accordance with the terms and conditions of the applicable grant agreement or other documentation evidencing the applicable grant and the applicable Company Equity Plan in effect as of the date hereof, or (B) issue or sell, or authorize to issue or sell, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any Contract with respect to the issuance or sale of, any shares of its membership interests, capital stock or any other Equity Interests;

(v) declare, set aside or pay any dividend or make any other distribution other than the payment of cash dividends or cash distributions to another Group Company;

(vi) split, combine, redeem or reclassify, or purchase or otherwise acquire, any membership interests, shares of its capital stock or any other Equity Interests, as applicable;

(vii) (x) incur, assume, guarantee or otherwise become liable or responsible for (whether directly, contingently or otherwise) any Indebtedness other than Indebtedness incurred in the Ordinary Course of Business; (y) make any loans, advances or capital contributions to, or investments in, any Person except in the Ordinary Course of Business; or (z) amend or modify any of its Indebtedness except in the Ordinary Course of Business;

(viii) cancel or forgive any Indebtedness owed to any Group Company, except in the Ordinary Course of Business;

(ix) make any capital expenditure or incur any Liabilities in connection therewith, except for expenditures made in the Ordinary Course of Business;

(x) make or effect any material amendment or termination (other than an expiration in accordance with the terms thereof) of any Material Contract or enter into any Contract that, if entered into prior to the Execution Date, would be a Material Contract, in each case, other than in the Ordinary Course of Business;

(xi) enter into, renew, modify or revise any Affiliated Transaction, as applicable, other than those that will be terminated at Closing;

(xii) sell, lease, license, assign, transfer, permit to lapse, abandon or otherwise dispose of any of its properties or tangible assets that are, with respect to the Company or any other Group Company, material to the businesses of the Group Companies, except in the Ordinary Course of Business;

(xiii) sell, lease, license, sublicense, assign, transfer, permit to lapse, abandon or otherwise dispose of or encumber any rights under or with respect to any Intellectual Property, except for non-exclusive licenses granted in the Ordinary Course of Business, or disclose any Confidential Information or Trade Secret to any Person except pursuant to a written agreement entered into in the Ordinary Course of Business requiring that Person to maintain the confidentiality of, and preserving all rights of the applicable Group Company in, such Confidential Information or Trade Secret;

(xiv) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(xv) grant or otherwise create, or consent to the creation of, any Lien (other than a Permitted Lien) on any of its material assets or Leased Real Property;

(xvi) fail to maintain in full force and effect any Insurance Policies or allow any coverage thereunder to be materially reduced, except as replaced by a substantially similar insurance policy, except in the Ordinary Course of Business;

(xvii) make, increase, decrease, accelerate (with respect to funding, payment or vesting) or grant any base salary, base wages, bonus opportunity, equity or equity-based award or other compensation or employee benefits other than (A) in the Ordinary Course of Business, (B) as required by applicable Law or pursuant to a Company Employee Benefit Plan as in effect on the Execution Date that has been provided to the SPAC prior to the Execution Date, or (C) entering into any Company Employee Benefit Plan with any employee or other individual service provider hired, engaged or promoted by any of the Group Companies following the Execution Date in the Ordinary Course of Business;

(xviii) except in the Ordinary Course of Business, pay or promise to pay, grant or fund, accelerate (with respect to payment or vesting) or announce the grant or award of any retention, sale, change-in-control or other similar bonus, severance or similar compensation or benefits, in each case, other than as required pursuant to applicable Law or a Company Employee Benefit Plan as in effect on the Execution Date that has been provided to the SPAC prior to the Execution Date and is set forth in Section 3.15(a) of the Company Disclosure Schedules;

(xix) hire or engage (other than to fill a vacancy), furlough, temporarily lay off or terminate (other than for cause) any individual with total annual compensation in excess of $250,000;

(xx) other than as required by applicable Law, as typically carried out in the Ordinary Course of Business or as required for the annual insurance renewal for health and/or welfare benefits, establish, modify, amend, terminate, enter into, commence participation in or adopt any Company Employee Benefit Plan or any benefit or compensation plan, program, policy, agreement or arrangement that would be a Company Employee Benefit Plan if in effect on the Execution Date;

(xxi) except as required by applicable Law, negotiate, modify, extend, terminate or enter into any CBA or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of any Group Company;

(xxii) waive or release any non-competition, non-solicitation, non-disclosure, non-interference, non-disparagement or other restrictive covenant obligation of any current or former employee or independent contractor or enter into any agreement that restricts the ability of the Group Companies, as applicable, to engage or compete in any line of business in any respect material to any business of the Group Companies, as applicable;

(xxiii) buy, purchase or otherwise acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (A) inventory and supplies in the Ordinary Course of Business, or (B) other assets in an amount not to exceed $200,000 individually or $500,000 in the aggregate;

(xxiv) make any material change to any of its cash management practices, including materially deviating from or materially altering any of its practices, policies or procedures in paying accounts payable or collecting accounts receivable;

(xxv) amend, extend, renew, terminate or modify, in any material respect (excluding extensions, amendments and renewals effectuated in the Ordinary Course of Business), any Material Lease or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property (other than, in each case, the entering into, amending, modifying or revising of leases for future locations of one or more Group Companies on terms substantially consistent with market standard terms); or

(xxvi) implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would trigger notice or other obligations under the WARN Act.

(c) Nothing contained herein shall be deemed to give any of the SPAC Parties, directly or indirectly, the right to control or direct any Group Company or any operations of any Group Company prior to the Closing. Prior to the Closing, the Group Companies shall exercise, consistent with the terms and conditions hereof, control and authority over their respective businesses and operations.

Section 5.2 Interim Operating Covenants of the SPAC.

(a) During the Pre-Closing Period, the SPAC shall, and the SPAC shall cause Merger Sub to, (i) conduct and operate their respective business in the Ordinary Course of Business (including by using commercially reasonable efforts to keep current and timely file all of its required public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and use its commercially reasonable efforts to ensure that the SPAC remains listed as a public company on, and the SPAC Shares and the SPAC Warrants remain listed on, the Stock Exchange), and (ii) use commercially reasonable efforts to extend the time available to the SPAC to consummate its initial business combination pursuant to the Existing SPAC Charter (including, if applicable, by holding a special meeting of the SPAC Stockholders to amend the Existing SPAC Charter, as needed, to further extend the time available to the SPAC to consummate its initial business combination) in each case, except as required by applicable Law.

(b) During the Pre-Closing Period, except (i) with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), (ii) as expressly required by this Agreement or by any Ancillary Agreement, or (iii) as set forth in Section 5.2(b)(1) of the SPAC Disclosure Schedules, each SPAC Party shall conduct and operate its business in the Ordinary Course of Business and, without limiting the foregoing, except (x) with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed); (y) as expressly required hereby or by any Ancillary Agreement; or (z) as set forth in Section 5.2(b)(2) of the SPAC Disclosure Schedules, no SPAC Party shall:

(i) amend or otherwise modify any of its Governing Documents or the Trust Agreement (in each case, including by merger, consolidation or otherwise);

(ii) withdraw any of the Trust Amount, other than as expressly permitted by the SPAC Governing Documents and the Trust Agreement;

(iii) issue or sell, or authorize to issue or sell, any Equity Interests, or any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any Contract with respect to the issuance or sale of, any Equity Interests of any SPAC Party;

(iv) other than in connection with the SPAC Share Redemption, declare, set aside or pay any dividend or make any other distribution or return of capital (whether in cash or in kind) to any of the equityholders of any SPAC Party;

(v) adjust, split, combine, consolidate, exchange, redeem (other than through a SPAC Share Redemption) or reclassify, or purchase or otherwise acquire, any of its Equity Interests, or otherwise change any of the SPAC’s Equity Interests into a different number of such Equity Interests or a different class of Equity Interests;

(vi) (A) incur, assume, guarantee or otherwise become liable or responsible for (whether directly, contingently or otherwise) any Indebtedness for borrowed money, other than (x) drawing down additional Indebtedness under the existing terms of any Working Capital Loans in effect as of the date hereof in order to finance working capital needs of the SPAC in accordance with their respective terms, or (y) entering into new Working Capital Loans, in each case, on substantially similar terms as those in effect as of the date hereof, and in order to pay actual, documented, bona fide third party costs incurred by the SPAC in connection with the operation of the SPAC, (B) make any loans, advances or capital contributions to, or investments in, any Person, or (C) amend or modify any of its Indebtedness;

(vii) enter into, renew, modify or revise any Contract or transaction with the Sponsor, or otherwise enter into any transaction or Contract with the Sponsor or any of its Affiliates for the payment of finder’s fees, consulting fees, monies in respect of any payment of a loan or other compensation paid by any SPAC Party to the Sponsor, any of any SPAC Party’s officers or directors or any Affiliate of the Sponsor, for services rendered prior to, or for any services rendered in connection with, the consummation of the transactions contemplated hereby;

(viii) enter into any new line of business;

(ix) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(x) (x) acquire (including by merger, consolidation or acquisition of Equity Interests or assets or any other business combination), or enter into any negotiations to acquire, any corporation, partnership or other business organization or otherwise acquire any Equity Interests or material assets from any third party, (y) enter into any strategic joint venture, partnership or alliance with any other Person, or (z) make any loan or advance or investment in any third party or initiate the start-up of any new business or joint venture or form any non-wholly owned Subsidiary;

(xi) change its jurisdiction of Tax residence;

(xii) (x) hire any employee, or (y) adopt or enter into any employee benefit plan (including granting or establishing any form of compensation or benefits to any current or former employee, officer, manager, director or other individual service provider of any SPAC Party (for the avoidance of doubt, other than consultants, advisors, including legal counsel or institutional service providers, engaged by the SPAC));

(xiii) except as may be required by applicable Law, GAAP or any Governmental Entity with competent jurisdiction, or upon recommendation from its accountants or auditors, make any material change in its financial or tax accounting methods, principles or practices (or change an annual accounting period thereof);

(xiv) make, change or revoke any election relating to Taxes, enter into any agreement, settlement or compromise with any Taxing Authority relating to any material amount of Taxes, abandon or fail to diligently conduct any material audit, examination or other Proceeding in respect of a material amount of Taxes, make any request for a private letter ruling, administrative relief, technical advice, change of any method of accounting or other similar request with a Taxing Authority, file any amendment of any Income Tax Return or other material Tax Return, fail to timely file (taking into account valid extensions) any Income Tax Return or other material Tax Return required to be filed, file any Tax Return in a manner inconsistent with its past practices, fail to pay any material amount of Tax as it becomes due, consent to any extension or waiver of the statutory period of limitations applicable to any material Tax or material Tax Return, enter into any Tax Sharing Agreement (other than an Ordinary Course Tax Sharing Agreement), surrender any right to claim any refund of a material amount of Taxes or take any action, or fail to take any action, which action or failure to act prevents, impairs or impedes, or could reasonably be expected to prevent, impair or impede, the Intended Tax Treatment;

(xv) commit to making or make or incur any capital commitment or capital expenditure;

(xvi) waive, release, assign, settle or compromise any pending or threatened Proceeding or any investigations or actions by any Governmental Entity under any federal or state Antitrust Laws;

(xvii) convert or agree to convert any Indebtedness (including Indebtedness pursuant to which any amount is owed to the Sponsor or any Affiliate thereof) into SPAC Warrants or other warrants; or

(xviii) agree to or authorize or commit in writing to do any of the foregoing.

Nothing contained herein shall be deemed to give any Group Company, directly or indirectly, the right to control or direct any SPAC Party prior to the Closing. Prior to the Closing, the SPAC Parties shall exercise, consistent with the terms and conditions hereof, control over their respective business. Notwithstanding anything herein to the contrary, nothing contained herein shall prohibit or restrict the SPAC from extending, in accordance with its Governing Documents and the Prospectus, the deadline by which it must complete its business combination, and no consent of or notice to any Person shall be required in connection therewith.

ARTICLE VI

PRE-CLOSING AGREEMENTS

Section 6.1 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions set forth herein, and to applicable Laws, during the Pre-Closing Period, the Parties shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action (including executing and delivering any documents, certificates, instruments and other papers that are necessary for the consummation of the transactions contemplated hereby), and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, and the Group Companies shall use reasonable best efforts, and the SPAC shall cooperate in all reasonable respects with the Group Companies, to solicit and obtain any consents of any Persons that may be required in connection with the Transactions prior to the Closing; provided, however, that no Party or any of its Affiliates shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be required (unless such payment is required in accordance with the terms of the relevant Contract requiring such consent). Subject to the terms set forth herein, each Party shall take such further actions (including the execution and delivery of such further instruments and documents) as reasonably requested by any other Party to effect, consummate, confirm or evidence the transactions contemplated hereby and carry out the purposes of this Agreement.

Section 6.2 Trust & Closing Funding. Subject to the satisfaction or waiver of the conditions set forth in Article IX (other than those conditions that by their respective nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions) and provision of notice thereof to the Trustee (which notice the SPAC shall provide to the Trustee), in accordance with the Trust Agreement and the SPAC Governing Documents, at the Closing, the SPAC shall (a) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (b) use its reasonable best efforts to cause the Trustee to pay as and when due all amounts payable to the SPAC Stockholders who shall have validly elected to redeem their respective SPAC Shares, and the SPAC shall use its reasonable best efforts to cause the Trustee to pay as and when due the amounts due pursuant to the terms of the Trust Agreement.

Section 6.3 Status Preservation.

(a) Listing. During the Pre-Closing Period, the SPAC shall use its reasonable best efforts to ensure the SPAC Shares and SPAC Warrants continue to be listed on the Stock Exchange.

(b) Qualification as an Emerging Growth Company. The SPAC shall, at all times during the Pre-Closing Period, use its reasonable best efforts to (i) take all customary actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”); and (ii) not take any action that, in and of itself, would cause the SPAC to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

(c) Public Filings. During the Pre-Closing Period, each of the Company and the SPAC will use their collective reasonable best efforts to have timely filed or furnished (as applicable) all forms, reports, schedules, statements and other documents required to be filed or furnished by each of them with or to the SEC under the Securities Act or the Exchange Act and will otherwise comply in all material respects with each of their respective reporting obligations under applicable Laws.

Section 6.4 Stock Exchange Listing. Prior to the Closing, the SPAC shall use its reasonable best efforts to cause the SPAC New Shares to be issued in connection with the Transactions to be approved for listing on the Stock Exchange, including by submitting, prior to the Closing, an initial listing application with the Stock Exchange (the “Stock Exchange Listing Application”) with respect to such shares, subject to official notice of issuance. The Company shall promptly furnish all information concerning itself and its Affiliates as may be reasonably requested by the SPAC with respect to, and shall otherwise reasonably assist and cooperate with the SPAC in connection with, the preparation and filing of the Stock Exchange Listing Application.

Section 6.5 Confidential Information. During the Pre-Closing Period, each Party acknowledges and agrees that it shall be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein. Each Party acknowledges and agrees that it is aware, and each of its Affiliates and Representatives is aware (or upon receipt of any material nonpublic information of another Party, will be advised) of the restrictions imposed by the United States federal securities Laws and other applicable foreign and domestic Laws on Persons possessing material nonpublic information about a public company. Each Party hereby agrees that, during the Pre-Closing Period, except in connection with or support of the transactions contemplated by this Agreement or at the request of the SPAC or any of its Affiliates or its or their representatives, while any of them is in possession of such material nonpublic information, it shall not, directly or indirectly (through any of its Affiliates or otherwise), acquire, offer or propose to acquire, agree to acquire, sell or transfer or offer or propose to sell or transfer any securities of the SPAC, communicate such information to any other Person or cause or encourage any Person to do any of the foregoing.

Section 6.6 Access to Information. During the Pre-Closing Period, upon reasonable prior notice to the Company, the Company shall, and the Company shall cause the Company Subsidiaries to, afford the Representatives of the SPAC and the SPAC reasonable access, during normal business hours, to the properties, employees, books and records of the Group Companies, as applicable, and furnish to the Representatives of the SPAC and the SPAC such additional financial and operating data and other information regarding the business of any of the Group Companies as the SPAC or its Representatives may from time to time reasonably request for purposes of consummating the transactions contemplated hereby and preparing to operate the business of the Group Companies following the Closing; provided that nothing herein shall require any Group Company to provide access to, or to disclose any information to, the SPAC Parties or any of their respective representatives if such access or disclosure, in the good faith reasonable belief of the Company, (a) would waive any legal privilege, or (b) would be in violation of applicable Contracts, Laws or regulations of any Governmental Entity.

Section 6.7 Notification of Certain Matters. During the Pre-Closing Period, each Party shall disclose to the other Parties in writing any development, fact or circumstance of which such Party has Knowledge, arising before or after the Execution Date, that would cause or would reasonably be expected to result in the failure of the conditions set forth in Section 9.1, Section 9.2 or Section 9.3 to be satisfied. During the Pre-Closing Period, the Company shall notify the SPAC within two (2) Business Days of receiving notice that the Fairness Opinion Provider has withdrawn, revoked or modified the Fairness Opinion.

Section 6.8 Regulatory Approvals; Efforts.

(a) Each Party shall use its reasonable best efforts to promptly file all notices, reports and other documents required to be filed by such Party with any Governmental Entity with respect to the transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Entity. The Parties shall use their respective reasonable best efforts to promptly obtain, and to cooperate with each other to promptly obtain, all authorizations, approvals, clearances, consents, actions or non-actions of any Governmental Entity in connection with any such filings or submissions. Each Party, through its legal counsel, shall promptly inform the other Parties of any material communication between itself (including any of its Representatives) and any Governmental Entity regarding any of the transactions contemplated hereby. All filing fees required by applicable Law to be paid to any Governmental Entity in order to obtain any such approvals, consents or Orders shall be paid by the Company.

(b) The Parties shall keep each other apprised of the status of the matters relating to the completion of the transactions contemplated hereby and, to the extent permissible, promptly furnish each other with copies of notices or other communications between any Party (including any of their respective Affiliates and Representatives), as the case may be, and any third party and/or Governmental Entity with respect to such transactions. To the extent certain competitively sensitive information cannot be shared between any Parties, such information may be shared by their respective legal counsel on an “Outside Counsel Only” basis. Each Party shall give each other Party and its legal counsel a reasonable opportunity to review in advance and consider in good faith the views and input of such other Party in connection with any proposed material written communication to any Governmental Entity relating to the transactions contemplated hereby, and, to the extent reasonably practicable, give each other Party the opportunity to attend and participate in any substantive meeting, conference or discussion, either in person or by telephone, with any Governmental Entity in connection with the transactions contemplated hereby.

(c) Each Party shall use its reasonable best efforts to resolve objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated hereby.

Section 6.9 Communications; Press Release; SEC Filings.

(a) Prior to the Closing, none of the Parties shall, and each Party shall cause its Affiliates not to, make or issue any public release or public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of each of the Parties, which consent, in each case, shall not be unreasonably withheld, conditioned or delayed; provided, however, that (i) each Party may make any such public announcement which it in good faith believes is necessary or advisable in connection with any applicable Law or which is required by the requirements of any national securities exchange applicable to such Party, and (ii) each Company Stockholder or Affiliate of a Party that is a private equity, venture capital or investment fund may make customary disclosures to its existing or potential financing sources, including direct or indirect limited partners and members (whether current or prospective) solely to the extent that such disclosures do not constitute material nonpublic information regarding any Party, any of their respective Affiliates or any of their respective Equity Interests and are subject to customary obligations of confidentiality (it being understood and agreed that, to the extent practicable, the Party making such public announcement shall provide such announcement to the other Parties prior to release and consider in good faith any comments from such other Parties); provided, further, that each Party may make announcements regarding this Agreement and the transactions contemplated by this Agreement consisting solely of information contained in and otherwise consistent with any such mutually agreed press release or public announcement (including, for the avoidance of doubt, the Registration Statement/Proxy Statement and the Signing Form 8-K) to its directors, officers, managers, employees, service providers, other material business relationships and other interested parties without the consent of the other Parties.

(b) As promptly as practicable following the Execution Date, each of the Company and the SPAC shall prepare and file (with the substantial assistance of the Company) a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (the “Signing Form 8-K”), and the SPAC and the Company shall issue a mutually agreeable press release announcing the execution of this Agreement (the “Signing Press Release”).

(c) As promptly as reasonably practicable after the date of this Agreement, the Parties shall prepare and the SPAC shall file with the SEC a registration statement on Form S-4 relating to the Transactions and containing a prospectus and proxy statement of the SPAC (collectively, as amended or supplemented, the “Registration Statement/Proxy Statement”), which shall comply as to form, in all material respects, with, as applicable, the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, for the purpose of (x) soliciting proxies from the SPAC Stockholders to vote at the SPAC Special Meeting in favor of the SPAC Stockholder Voting Matters, and (y) the registration under the Securities Act of the offer and issuance of the SPAC New Shares that constitute the Transaction Share Consideration. Each of the SPAC and the Company shall use its reasonable best efforts to (i) cause the Registration Statement/Proxy Statement to be declared effective as promptly as reasonably practicable, and (ii) keep the Registration Statement/Proxy Statement effective through the Closing in order to permit the consummation of the Transactions. As promptly as practicable following the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, (I) the SPAC shall cause the same to be mailed to its stockholders of record, as of the record date (the “SPAC Record Date”) to be established by the SPAC Board prior to or as promptly as practicable after, but in any event no more than five (5) Business Days following, the date the SEC confirms that it has satisfactorily completed its review of the Registration Statement/Proxy Statement, and (II) the Company shall cause the same to be mailed to its stockholders of record, as of the record date (the “Company Record Date”) to be established by the Company Board prior to or as promptly as practicable after, but in any event no more than five (5) Business Days following, the date the SEC confirms that it has satisfactorily completed its review of the Registration Statement/Proxy Statement.

(d) Prior to filing with the SEC, the SPAC will make available to the Company drafts of the Registration Statement/Proxy Statement and any other documents to be filed with the SEC, both preliminary and final or definitive, and drafts of any amendment or supplement to the Registration Statement/Proxy Statement or such other document, including responses to any SEC comment letters, and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. The SPAC will advise the Company, promptly after it receives notice thereof, of (i) the time when the Registration Statement/Proxy Statement has been filed; (ii) receipt of oral or written notification of the completion of the review by the SEC of the Registration Statement/Proxy Statement; (iii) the filing of any supplement or amendment to the Registration Statement/Proxy Statement; (iv) any request by the SEC for amendment of, or supplements to, the Registration Statement/Proxy Statement; (v) any

comments, written or oral, from the SEC relating to the Registration Statement/Proxy Statement and responses thereto; (vi) requests by the SEC for additional information in connection with the Registration Statement/Proxy Statement; and separately the Company will advise the SPAC of any comments or communications, written or oral, received by any Group Company from the SEC relating to the Transactions or otherwise and any responses thereto, and each Party shall consult with each other Party regarding, and supply each other Party with copies of, all material correspondence between such Party and any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Registration Statement/Proxy Statement, the Transactions and generally. In consultation with the Company, the SPAC shall promptly respond to any comments of the SEC on the Registration Statement/Proxy Statement, and the Parties shall use their respective reasonable best efforts to (x) reasonably assist and cooperate with each other in preparation of the Registration Statement/Proxy Statement, and (y) respond as promptly as reasonably practicable to and resolve any comments made by the SEC with respect to the Registration Statement/Proxy Statement.

(e) If, at any time prior to the SPAC Special Meeting, any Party discovers or becomes aware of any information that should be set forth in an amendment or supplement to the Registration Statement/Proxy Statement so that the Registration Statement/Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Party shall inform the other Parties and the SPAC shall promptly file (and the SPAC and the Company shall cooperate in preparing, to the extent necessary) an appropriate amendment or supplement describing such information with the SEC and, to the extent required by applicable Law, the SPAC shall transmit to the SPAC Stockholders, and the Company shall transmit to the Company Stockholders, such amendment or supplement to the Registration Statement/Proxy Statement containing such information.

(f) The Parties acknowledge that a substantial portion of the SPAC SEC Documents filed or furnished in connection with the transactions contemplated hereby shall include disclosure regarding the Group Companies and the business of the Group Companies and the management, operations and financial condition of the Group Companies. Accordingly, the Company agrees to, and the Company agrees to cause the other Group Companies to, as promptly as reasonably practicable, provide the SPAC with all information (including draft disclosure, as applicable) concerning the Company Stockholders, the Company and the other Group Companies, and their respective business, management, operations and financial condition, in each case, that is reasonably required to be filed in any SPAC SEC Document. The Company shall, and the Company shall cause the other Group Companies to, make their respective directors, officers, managers and employees, in each case, during normal business hours and upon reasonable advanced notice, available to the SPAC and its legal counsel, auditors and other Representatives in connection with the drafting of the Registration Statement/Proxy Statement and any other SPAC SEC Document as reasonably requested by the applicable party, and respond in a timely manner to comments thereto from the SEC. The SPAC shall use its reasonable best efforts to make all necessary filings with respect to the transactions contemplated hereby under the Securities Act, the Exchange Act and applicable blue sky Laws and the rules and regulations thereunder, shall provide the Company with a reasonable opportunity to comment on drafts of any such filings and shall consider such comments in good faith, and the Company shall reasonably cooperate in connection therewith. Without limiting the generality of the foregoing, the SPAC shall be responsible, and the Company shall reasonably cooperate with the SPAC, in connection with (i) preparation for inclusion in the Registration Statement/Proxy Statement and the Closing Form 8-K of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) to the extent such pro forma financial statements are required by the Registration Statement/Proxy Statement or the Closing Form 8-K, and (ii) obtaining the consents of their respective auditors as required in connection with the Registration Statement/Proxy Statement, the Closing Form 8-K, the transactions contemplated by this Agreement or applicable Law. The Company shall have a reasonable opportunity to review the pro forma financial statements described in the foregoing sentence and to comment on such drafts and the SPAC shall consider such comments in good faith. The Company acknowledges and agrees that any restatement, revision or other modification of the SPAC SEC Documents or the SPAC’s financial statements solely as a result of any agreements, orders, comments or other guidance from the staff of the SEC regarding the accounting policies of the SPAC that are generally applicable to special purpose acquisition companies shall not be deemed material for the purposes of this Agreement.

(g) At least five (5) days prior to Closing, the SPAC shall begin preparing a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is or may be required to be disclosed with respect to the transactions contemplated hereby pursuant to Form 8-K (the “Closing Form 8-K”). Prior to the Closing, the Parties shall prepare a mutually agreeable press release announcing the consummation of the transactions contemplated hereby (the “Closing Press Release”). The SPAC shall provide the Company with a reasonable opportunity to review and comment on the Closing Form 8-K prior to its filing and shall consider such comments in good faith. Concurrently with the Closing, the SPAC shall distribute the Closing Press Release, and as soon as practicable thereafter, file the Closing Form 8-K with the SEC.

(h) The Company shall provide to the SPAC as promptly as practicable after the Execution Date (i) all audited and unaudited financial statements of the Company and its Subsidiaries and any company or business units acquired by any of the Group Companies, as applicable, required under the applicable rules and regulations and guidance of the SEC to be included in the Registration Statement/Proxy Statement and/or the Closing Form 8-K (including pro forma financial information); (ii) all selected financial data of the Company and its Subsidiaries required by Item 301 of Regulation S-K, as necessary for inclusion in the Registration Statement/Proxy Statement and/or the Closing Form 8-K (including pro forma financial information); and (iii) management discussion and analysis of financial condition and results of operations prepared in accordance with Item 303 of Regulation S-K of the Securities Act (as if the Company were subject thereto), as necessary for inclusion in the Registration Statement/Proxy Statement and/or the Closing Form 8-K (including pro forma financial information).

(i) Prior to the declaration of the effectiveness of the Registration Statement/Proxy Statement by the SEC, the Company shall designate, and shall provide the SPAC a written list of, each of the individuals who will serve as directors of the Surviving Company and the SPAC, with such designations to be effective immediately upon the Closing.

(j) If, based on any comments, orders, guidance, requests, responses or other communications (written or oral) from the SEC and/or the Stock Exchange (or any staff member of any of the foregoing), the SPAC determines, in its reasonable and good faith discretion, that the SPAC A&R CoI must be amended in order to achieve the timely clearance of all the SEC’s comments to the Registration Statement/Proxy Statement, then the Parties shall use their respective reasonable best efforts to negotiate, in good faith, and effectuate, suitable amendments to the SPAC A&R CoI in order to achieve such timely clearance.

Section 6.10 SPAC Special Meeting. As promptly as practicable following the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, the SPAC, acting through the SPAC Board, shall take all actions in accordance with applicable Law, and the SPAC Governing Documents, and the rules of the Stock Exchange, to duly call, give notice of, convene and promptly hold the SPAC Special Meeting for the purpose of considering and voting upon the SPAC Stockholder Voting Matters, which meeting shall be held not more than thirty-five (35) days after the date of the completion of the mailing of the Registration Statement/Proxy Statement to the SPAC Stockholders pursuant to the terms of this Agreement. The SPAC Board shall recommend adoption of this Agreement and approval of the SPAC Stockholder Voting Matters and include such recommendation in the Registration Statement/Proxy

Statement, and, unless this Agreement has been duly terminated in accordance with the terms herein, neither the SPAC Board nor any committee thereof shall (a) change, withdraw, withhold, qualify or modify, or publicly propose or resolve to change, withdraw, withhold, qualify or modify, the recommendation of the SPAC Board that the SPAC Stockholders vote in favor of the approval of the SPAC Stockholder Voting Matters, or (b) agree to take any of the foregoing actions. Notwithstanding the foregoing, the SPAC Board may change, withdraw, withhold, qualify or modify, or publicly propose to or resolve to change, withdraw withhold, qualify or modify, the recommendation of the SPAC Board that the SPAC Stockholders vote in favor of the approval of the SPAC Stockholder Voting Matters (any such action, a “Change in Recommendation”) if the SPAC Board determines in good faith, after consultation with its legal counsel, that failure to make a Change in Recommendation would constitute a breach by the SPAC Board of its fiduciary duties to the SPAC Stockholders under applicable Law. The SPAC agrees that its obligation to establish the SPAC Record Date and duly call, give notice of, convene and hold the SPAC Special Meeting for the purpose of seeking approval of the SPAC Stockholder Voting Matters shall not be affected by any Change in Recommendation, and the SPAC agrees to establish the SPAC Record Date, duly call, give notice of, convene and hold the SPAC Special Meeting and submit for the approval of the SPAC Stockholders the SPAC Stockholder Voting Matters, in each case, as contemplated by this Section 6.10, regardless of whether there shall have occurred any Change in Recommendation or other circumstance. Unless this Agreement has been duly terminated in accordance with the terms herein, the SPAC shall take all reasonable lawful action to solicit from the SPAC Stockholders proxies in favor of the proposal to adopt this Agreement and approve the SPAC Stockholder Voting Matters and shall take all other action reasonably necessary or advisable to secure the approval of the SPAC Stockholder Voting Matters. Notwithstanding anything to the contrary contained in this Agreement, the SPAC may (and, in the case of the following clauses (ii) and (iv), at the request of the Company, shall) adjourn or otherwise postpone the SPAC Special Meeting for a period of no longer than fifteen (15) calendar days: (i) after consultation with the Company, to the extent necessary to ensure that any supplement or amendment to the Registration Statement/Proxy Statement that the SPAC Board has determined in good faith is required by applicable Law be provided to the SPAC Stockholders; (ii), in each case, for one (1) or more periods, (x) if as of the time for which the SPAC Special Meeting is originally scheduled (as set forth in the Registration Statement/Proxy Statement), there are insufficient voting Equity Interests of the SPAC represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the SPAC Special Meeting, or (y) in order to solicit additional proxies from the SPAC Stockholders for purposes of obtaining approval of the SPAC Required Vote with respect to the Required SPAC Stockholder Voting Matters; (iii) to seek withdrawals of redemption requests from the SPAC Stockholders, or (iv) in order to solicit additional proxies from SPAC Stockholders for purposes of obtaining approval of the SPAC Stockholder Voting Matters; provided, that, in the event of any such postponement or adjournment, the SPAC Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

Section 6.11 Expenses. Except as otherwise set forth in this Agreement (including in Section 6.15 and Section 10.2), all fees and expenses incurred in connection with this Agreement, the Ancillary Agreements and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and the SPAC shall pay, or cause to be paid, all Unpaid SPAC Expenses, and (b) if the Closing occurs, then the Company shall pay, or cause to be paid, (1) all Unpaid Company Expenses, and (2) up to $2,500,000 of all Unpaid SPAC Expenses. If the Company pays, or causes to be paid, more than $2,250,000 of Unpaid SPAC Expenses, then up to the next $250,000 of Unpaid SPAC Expenses in addition to any additional SPAC Expenses that accrue (including for the avoidance of doubt any SPAC Expenses that should have been disclosed pursuant to this Agreement but were not so disclosed) after the Closing until the end of the Restrictive Periods (as defined in the Put Option Agreement) shall (A) be repaid from the sale of the Achari Put Option Shares, (B) reduce, on a dollar-for-dollar basis the proceeds to be paid to the Sponsor pursuant to the Initial Achari Put Options (as defined in the Put Option Agreement), and (C) reduce, on a dollar-for-dollar basis the proceeds to be paid to the Sponsor pursuant to the Second Achari Put Options (as defined in the Put Option Agreement). For the avoidance of doubt, if any amounts remain in the Trust Account after the completion of the SPAC Share Redemption, then up to $500,000 of such amounts shall be used to reduce the Unpaid SPAC Expenses in excess of $2,250,000 on a dollar for dollar basis.

Section 6.12 Directors and Officers.

(a) The SPAC A&R CoI and the SPAC A&R Bylaws shall, from and after the Effective Time, contain provisions no less favorable with respect to indemnification, exculpation, advancement and expense reimbursement than are set forth in the SPAC Governing Documents as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of any individual who, at or prior to the Effective Time, served as a director, manager or officer of the SPAC (collectively, with each such Person’s heirs, executors and/or administrators, the “SPAC Indemnified Persons”), unless such modification shall be required by applicable Law. From and after the Effective Time, the SPAC shall indemnify and hold harmless the SPAC Indemnified Persons (and advance expenses of the SPAC Indemnified Persons in connection with the defense of any Proceeding) from and against any penalties, costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding arising out of or pertaining to circumstances, facts or events that occurred on or before the Effective Time (excluding those arising from gross negligence, fraud or intentional misconduct), to the fullest extent permitted under applicable Law, the SPAC Governing Documents in effect as of the Execution Date and any indemnification agreement between the SPAC and any SPAC Indemnified Person in effect as of the Execution Date (collectively, the “SPAC D&O Provisions”), and each Party acknowledges and agrees that the SPAC D&O Provisions are rights of Contract. Without limiting the foregoing, the SPAC shall maintain, for a period of six (6) years following the Closing Date, provisions in its Governing Documents concerning the indemnification, advancement of expenses and exculpation of officers and directors/managers that are no less favorable to the SPAC Indemnified Persons than the SPAC D&O Provisions in effect as of the Execution Date, and not amend, repeal or otherwise modify any such provision in any respect that would affect in any manner any of the SPAC Indemnified Persons’ rights, or the SPAC’s obligations, thereunder.

(b) The Governing Documents of the Company shall, from and after the Effective Time, contain provisions no less favorable with respect to indemnification, exculpation, advancement and expense reimbursement than are set forth in the Governing Documents of the Company as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of any individual who, at or prior to the Effective Time, served as a director, manager or officer of any Group Material Company or who, at the request of any Group Material Company, served as a director, manager or officer of another Person (collectively, with each such Person’s heirs, executors and/or administrators, the “Company Indemnified Persons”), unless such modification shall be required by applicable Law. From and after the Effective Time, the SPAC shall indemnify and hold harmless the Company Indemnified Persons (and advance expenses of the Company Indemnified Persons in connection with the defense of any Proceeding) from and against any penalties, costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding arising out of or pertaining to circumstances, facts or events that occurred on or before the Effective Time (excluding those arising from gross negligence, fraud or intentional misconduct), to the fullest extent permitted under applicable Law, the Company’s Governing Documents in effect as of the Execution Date and any indemnification agreement between any Group Material Company and any Company Indemnified Person in effect as of the Execution Date (collectively, the “Company D&O Provisions”), and each Party acknowledges and agrees that the Company D&O Provisions are rights of Contract. Without limiting the foregoing, the SPAC shall cause each of the Group Material Companies to maintain, for a period of six (6) years following the Closing Date, provisions in their respective Governing Documents concerning the indemnification, advancement of expenses and exculpation of officers and directors/managers that are no less favorable to the Company Indemnified Persons than the Company D&O Provisions in effect as of the Execution Date, and not amend, repeal or otherwise modify any such provision in any respect that would affect in any manner any of the Company Indemnified Persons’ rights, or any Group Material Company’s obligations, thereunder.

(c) At or prior to the Closing Date, the SPAC and/or the Company may purchase, and, if purchased, shall maintain, for a period of six (6) years from and after the Closing Date, “run-off” coverage as provided by the SPAC’s directors’ and officers’ liability insurance policies, in each case, covering those Persons who are covered on the Execution Date by such directors’ and officers’ liability insurance policies and with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage currently provided by the current directors’ and officers’ liability insurance policies of the SPAC (the “SPAC Tail Policy”), except that, if the Company and/or the SPAC, as applicable, elects to purchase the SPAC Tail Policy, but is unable to obtain the same for an amount less than or equal to the Maximum Annual Premium, the Company and/or the SPAC, as applicable, will instead obtain as much comparable insurance as possible for an annual premium equal to the Maximum Annual Premium. At or prior to the Closing Date, the SPAC and/or the Company may purchase (and, in such event, the SPAC and/or the Company shall maintain in effect for a period of six (6) years thereafter) “run-off” coverage as provided by any Group Material Company’s directors’ and officers’ liability insurance policies, in each case, covering those Persons who are covered on the Execution Date by such directors’ and officers’ liability insurance policies and with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage currently provided by the current directors’ and officers’ liability insurance policies of the Group Material Companies (the “Company Tail Policy”), except that, if the SPAC and/or the Company is unable to obtain or maintain the Company Tail Policy for an amount less than or equal to the Maximum Annual Premium, the SPAC and/or the Company will instead obtain as much comparable insurance as possible for an annual premium equal to the Maximum Annual Premium.

(d) No claims made under or in respect of the Company Tail Policy (or any directors’ and officers’ liability insurance policy) related to any fiduciary or employee of any Group Company shall be settled without the prior written consent of the SPAC. The SPAC Indemnified Persons and the Company Indemnified Persons are intended third party beneficiaries of this Section 6.12 and the obligations under this Section 6.12 shall not be terminated or modified in any manner that is adverse to any SPAC Indemnified Person or Company Indemnified Person (or any of their respective successors or assigns).

Section 6.13 Affiliate Obligations. On or before the Closing Date, except as provided for in this Agreement and any Ancillary Agreements, the Company shall take all actions reasonably necessary to cause all Liabilities and obligations of each of the Group Companies under any Affiliated Transaction to be terminated in full without any further force and effect and without any cost to or other Liability to or obligations of any Group Company or any SPAC Party.

Section 6.14 No SPAC Share Transactions. During the Pre-Closing Period, except as otherwise explicitly contemplated by this Agreement, neither the Company nor any of its Affiliates, directly or indirectly, shall engage in any transactions involving the Equity Interests of the SPAC without the prior written consent of the SPAC.

Section 6.15 Company Solicitation; Company Change in Recommendation.

(a) From and after the date hereof and until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with the terms hereof, the Company shall not, and shall cause its Representatives and the other Group Companies not to, except as otherwise explicitly permitted by this Section 6.15, (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any Company Acquisition Proposal, (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any Confidential Information or data to any Person relating to, a Company Acquisition Proposal, (iii) enter into, engage in and/or maintain discussions or negotiations with respect to any Company Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to a Company Acquisition Proposal) or otherwise cooperate with or assist or participate in, facilitate or encourage any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of Equity Interests of any Group Company, (v) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Company Acquisition Proposal, or any proposal or offer that would reasonably be expected to lead to a Company Acquisition Proposal, or (vi) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action. The Company shall, and shall cause its Representatives and the other Group Companies to, immediately cease any solicitations, discussions or negotiations with any Person (other than the SPAC Parties and their respective Representatives) in connection with a Company Acquisition Proposal, and the Company acknowledges and agrees that any action taken by it or any of its Representatives or any other Group Company inconsistent with the restrictions set forth in this Section 6.15(a), whether or not any such Representative or other Group Company is purporting to act on the Company’s behalf, shall be deemed to constitute a breach of this Section 6.15(a) by the Company. The Company also agrees that it will promptly request that each Person (other than the SPAC Parties and their respective Representatives) that has, prior to the date hereof, executed a confidentiality agreement in connection with its consideration of acquiring any Group Company to return or destroy all confidential information furnished to such Person by or on behalf of any Group Company prior to the date hereof.

(b) Notwithstanding Section 6.15(a), prior to the receipt of the Requisite Company Stockholder Approval, the Company Board, directly or indirectly through any Representative thereof, may, subject to Section 6.15(c), (i) participate in negotiations or discussions with any Person that has made (and not withdrawn) a bona fide Company Acquisition Proposal in writing that did not result from a breach of this Section 6.15 and that the Company Board reasonably determines in good faith, after consultation with outside legal counsel, constitutes or would reasonably be expected to result in a Company Superior Proposal, and (ii) thereafter, furnish to such third party, or provide access to such third party to, non-public information relating to the Company pursuant to an executed Acceptable Confidentiality Agreement (a copy of which shall be promptly (in all events within twenty-four (24) hours) provided to the SPAC); provided, that the Company shall promptly provide to the SPAC any material non-public information that is provided to any such Person which has not previously been provided to the SPAC.

(c) The Company shall notify the SPAC promptly (but in no event later than twenty-four (24) hours) after receipt by the Company or any of its Affiliates or Representatives of (i) any Company Acquisition Proposal, (ii) any inquiry that would reasonably be expected to lead to a Company Acquisition Proposal, or (iii) any request for non-public information relating to any Group Company or for access to the business, properties, assets, personnel, books or records of any Group Company by any third party that would reasonably be expected to lead to a Company Acquisition Proposal. In such notice, the Company shall identify the Person making any such Company Acquisition Proposal, indication or request and provide the details of the material terms and conditions of such Company Acquisition Proposal, indication or request. The Company shall keep the SPAC reasonably informed, on a current and prompt basis, of the status and material terms of any such Company Acquisition Proposal, indication or request, including the material terms and conditions thereof and any material amendments or proposed amendments thereto. The

Company shall promptly provide the SPAC copies of any nonpublic information concerning each Group Company’s business, present or future performance, financial condition or results of operations provided to any Person to the extent such information has not been previously provided to the SPAC. Notwithstanding anything in this Section 6.15 to the contrary, the Company may inform any Person making any Company Acquisition Proposal, any inquiry that would reasonably be expected to lead to a Company Acquisition Proposal or any request for non-public information relating to any Group Company or inquiry for access to the business, properties, assets, personnel, books or records of any Group Company, of the terms of this Section 6.15(c).

(d) If, at any time prior to the receipt of the Requisite Company Stockholder Approval, the Company Board receives a bona fide written Company Acquisition Proposal that the Company Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes a Company Superior Proposal that was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in violation of this Agreement, the Company Board may make a Company Change in Recommendation solely to cause the Company to terminate this Agreement pursuant to Section 10.1(f) in order to enter into a definitive agreement providing for the consummation of such Company Superior Proposal (such actions, collectively, a “Company Superior Proposal Acceptance”) if (A) the Company Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (B) the Company has notified the SPAC in writing that the Company Board intends to effect a Company Superior Proposal Acceptance pursuant to this Section 6.15(d), (C) the Company has provided the SPAC a copy of the proposed definitive agreements and other proposed transaction documentation between the Company and the Person making such Company Superior Proposal, if any, (D) for a period of five (5) Business Days following the notice delivered pursuant to clause (B) of this Section 6.15(d), the Company shall have discussed and negotiated in good faith, and made the Company’s Representatives available to discuss and negotiate in good faith (in each case, to the extent the SPAC takes action to or does negotiate), with the SPAC’s Representatives any proposed modifications to the terms and conditions of this Agreement or the Transactions so that the failure to take such action would no longer be inconsistent with the Company Board’s fiduciary duties under applicable Law (it being understood and agreed that any amendment to any material term or condition of any Company Superior Proposal shall require a new notice and a new negotiation period that shall expire on the later to occur of (I) two (2) Business Days following delivery of such new notice from the Company to the SPAC, and (II) the expiration of the original five (5) Business Day period described in clause (D) above), and (E) no earlier than the end of such negotiation period, the Company Board shall have determined in good faith, after consultation with its outside financial advisors and outside legal counsel, and after considering the terms of any proposed amendment or modification to this Agreement, that (x) the Company Acquisition Proposal that is the subject of the notice described in clause (B) above still constitutes a Company Superior Proposal, and (y) the failure to take such action would still be inconsistent with its fiduciary duties under applicable Law; provided that any purported termination of this Agreement pursuant to this Section 6.15(d) shall be void and of no force and effect unless the Company shall have paid the SPAC the Termination Fee (as defined below) in accordance with Section 10.2 prior to or concurrently with such termination. The Company agrees that its obligation to establish the Company Record Date and duly call, give notice of, convene and hold the Company Special Meeting for the purpose of seeking approval of the Transactions and the adoption of this Agreement shall not be affected by any Company Change in Recommendation permitted pursuant to the terms hereof, and the Company agrees to establish the Company Record Date, duly call, give notice of, convene and hold the Company Special Meeting and submit for the approval of the Company Stockholders the approval of the Transactions and the adoption of this Agreement, in each case, as contemplated by this Section 6.15, regardless of whether there shall have occurred any permitted Company Change in Recommendation or other circumstance.

Section 6.16 Company Special Meeting. As promptly as practicable following the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, the Company, acting through the Company Board, shall take all actions in accordance with applicable Law, and the Governing Documents of the Company, and the rules of any applicable stock exchange, to duly call, give notice of, convene and promptly hold an extraordinary general meeting of the holders of Company Shares for the purpose of determining whether to grant the Requisite Company Stockholder Approval (the “Company Special Meeting”), which meeting shall be held not more than forty-five (45) days after the date of the completion of the mailing of the Company Proxy Statement to the Company Stockholders pursuant to the terms of this Agreement. The Company Board shall recommend adoption of this Agreement and approval of the Transactions, and, unless this Agreement has been duly terminated in accordance with the terms herein, neither the Company Board nor any committee thereof shall (a) change, withdraw, withhold, qualify or modify, or publicly propose or resolve to change, withdraw, withhold, qualify or modify, the recommendation of the Company Board that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Transactions, or (b) agree to take any of the foregoing actions. Unless this Agreement has been duly terminated in accordance with the terms herein, the Company shall take all reasonable lawful action to solicit from the Company Stockholders proxies in favor of the proposal to adopt this Agreement and approve the Transactions and shall take all other action reasonably necessary or advisable to secure the approval of the Transactions. Notwithstanding anything to the contrary contained in this Agreement, the Company may (and, in the case of the following clauses (ii) and (iii), at the request of the SPAC, shall) adjourn or postpone the Company Special Meeting for a period of no longer than fifteen (15) calendar days: (i) after consultation with the SPAC, to the extent necessary to ensure that any supplement or amendment to the Registration Statement/Proxy Statement that the Company Board has determined in good faith is required by applicable Law be provided to the Company Stockholders; (ii) for one (1) or more periods, if as of the time for which the Company Special Meeting is originally scheduled, there are insufficient voting Equity Interests of the Company represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Special Meeting; or (iii) in order to solicit additional proxies from Company Stockholders for purposes of obtaining the Requisite Company Stockholder Approval; provided, that, in the event of any such postponement or adjournment, the Company Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

Section 6.17 Company Support. On the Execution Date and effective upon the execution of this Agreement, the Company is delivering to the SPAC Support Agreements, each substantially in the form attached hereto as Exhibit K (the “Company Support Agreement”), and each duly executed by directors and executive officers of the Company that collectively hold, as of the Execution Date, forty-four percent (44%) of the Equity Interests of the Company (the “Company Management Team Members”), pursuant to which, among other things, the Company Management Team Members shall agree to vote their respective Equity Interests of the Company in favor of approving this Agreement and the Transactions. As promptly as practicable after the Execution Date (but in any event, within ten (10) Business Days of the Execution Date (the “Company Support Deadline”)), the Company shall deliver to the SPAC an anonymized list of additional holders of Equity Interests of the Company who, together with the Company Management Team Members, hold at least a majority of the Equity Interests of the Company and who have confirmed that they will vote their respective Equity Interests of the Company in favor of approving this Agreement and the Transactions (the “Additional Support List”).

Section 6.18 2024 Omnibus Incentive Plan. In accordance with Section 6.10 (and subject to approval by the SPAC Stockholders as contemplated thereunder), the SPAC Board shall approve and adopt an equity incentive plan in form and substance reasonably satisfactory to the Company and the SPAC (the “2024 Omnibus Incentive Plan”), in the manner prescribed under applicable Laws, reserving a number of SPAC New Shares for grants thereunder equal to fifteen percent (15%) (inclusive of the unvested Company Restricted Share Awards outstanding as of the Closing) of the number of SPAC New Shares outstanding following the Closing (as of the Closing Date) after giving effect to the transactions contemplated hereby determined assuming that no SPAC Stockholders will exercise their respective rights to participate in the SPAC Share Redemption.

Section 6.19 Unpaid SPAC Expenses. No less than twenty (20) days prior to the anticipated Closing Date, the SPAC shall deliver to the Company (a) a statement containing a list of the Unpaid SPAC Expenses that the SPAC reasonably believes will be outstanding immediately prior to the Effective Time, and (b) to the extent applicable, assignment agreements or other documents referenced in Section 2.6(a)(xiv).

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.1 Access to Books and Records. The SPAC shall (at the Company’s sole expense) cause each Group Company to maintain and preserve all such books, records and other documents in the possession of the Group Companies as of the Closing Date for the greater of (a) six (6) years after the Closing Date, and (b) any applicable statutory or regulatory retention period, as the same may be extended. Notwithstanding anything herein to the contrary, the SPAC shall not be required to provide any access or information to any Person which the SPAC reasonably believes constitutes information protected by attorney-client privilege or which could violate any obligation owed to a third party under Contract or Law. This Section 7.1 shall not apply to Taxes or Tax matters, which are the subject of Section 8.1.

ARTICLE VIII

TAX MATTERS

Section 8.1 Certain Tax Matters.

(a) Each Party shall reasonably cooperate (and cause its Affiliates to reasonably cooperate), as and to the extent reasonably requested by another Party, in connection with the preparation and filing of Tax Returns and any examination or other Proceeding with respect to Taxes or Tax Returns of any Group Company or SPAC Party. Such cooperation shall include the provision of records and information that are reasonably relevant to any such audit or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Following the Closing, the Group Companies and the SPAC Parties shall retain all books and records with respect to Tax matters pertinent to the Group Companies and the SPAC Parties relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (taking into account any extensions thereof) of the respective taxable periods, and abide by all record retention agreements entered into thereby with any Taxing Authority. The Group Companies and the SPAC Parties shall provide any information reasonably requested to allow any SPAC Party or any Group Company, as applicable, to comply with any information reporting or withholding requirements contained in the Code or other applicable Laws or to compute the amount of payroll or other employment Taxes due with respect to any payment made in connection with this Agreement. For the avoidance of doubt, this Section 8.1(a) shall not apply to any dispute or threatened dispute among or between any of the Parties.

(b) After the Effective Time, the SPAC shall cause the applicable Group Company to prepare and file, or cause to be prepared and filed, all necessary Tax Returns and other documentation with respect to all Transfer Taxes, and, if required by applicable Law, the Group Companies and the SPAC Parties will, and will cause their respective controlled Affiliates to, reasonably cooperate and join in the execution of any such Tax Returns and other documentation. The Parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Tax.

(c) The SPAC and the Company intend that, for United States federal Income Tax purposes, the Merger will qualify for the Intended Tax Treatment. The Parties shall, and shall cause each of their respective applicable Affiliates to, prepare and file all Tax Returns consistent with the Intended Tax Treatment unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code.

(d) Notwithstanding anything in this Agreement or any Ancillary Agreement to the contrary, the Company, the SPAC and their respective Affiliates, representatives and advisors shall not be required to provide a tax opinion regarding the Intended Tax Treatment. For the avoidance of doubt, in the event there is any tax opinion required by the SEC (or its staff) to be provided in connection with the Registration Statement/Proxy Statement, and if such opinion is being provided by a tax counsel, such opinion shall be provided by Company tax counsel and, to the extent requested by such Company tax counsel, the Parties shall take commercially reasonably efforts to execute and deliver customary tax representation letters to such Company tax counsel in form and substance reasonably satisfactory to such counsel for purposes of delivering such opinion.

(e) This Agreement is intended to constitute, and the Parties hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). Each of the SPAC Parties and the Group Companies shall not (and shall not permit or cause any of their respective controlled Affiliates, Subsidiaries or Representatives to) take any action which, to the Knowledge of the SPAC or to the Knowledge of the Company, as applicable, could reasonably be expected to prevent, impair or impede the Merger from qualifying for the Intended Tax Treatment. To the extent any Company Shares will be repurchased or otherwise settled in cash in connection with the Transactions (or immediately prior to the consummation of the Transactions), the SPAC Parties and the Group Companies agree that the cash consideration for such settlement shall be furnished by solely the Company (and not by any SPAC Party), and the Company and the SPAC will cooperate to document such arrangement. Notwithstanding anything to the contrary herein, if, after the date hereof, the Company and the SPAC mutually determine in writing (acting reasonably and in good faith) that the Merger is not expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the Parties shall use commercially reasonable efforts to restructure the transactions contemplated hereby (such restructured transactions, the “Alternative Transaction Structure”) in a manner that is reasonably expected to cause the Alternative Transaction Structure to so qualify; provided, however, that failure of the Parties to agree to an Alternative Transaction Structure shall not cause any condition to Closing set forth herein not to be satisfied or otherwise cause any breach of this Agreement; and provided, further, that any actions taken pursuant to this Section 8.1(e), (i) shall not (A) without the consent of each of the Parties, alter or change the amount, nature or mix of the consideration payable hereunder, or (B) impose any economic or other costs on any Party that are more than immaterial, and (ii) shall be capable of consummation without delay in relation to the structure contemplated herein.

ARTICLE IX

CONDITIONS TO OBLIGATIONS OF PARTIES

Section 9.1 Conditions to the Obligations of Each Party. The obligation of each Party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or written waiver, as of the Closing Date, of each of the following conditions:

(a) No Prohibition. There shall not be in force any Order or Law enjoining or prohibiting the consummation of the Transactions.

(b) No Orders or Illegality. There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated hereby illegal or any Order in effect preventing the consummation of the transactions contemplated hereby.

(c) Listing. The SPAC’s initial listing application with the Stock Exchange in connection with the Transactions shall have been conditionally approved and, immediately following the Effective Time, the SPAC shall satisfy any applicable initial and continuing listing requirements of the Stock Exchange, and the SPAC New Shares issued in connection with the Transactions shall have been approved for listing on the Stock Exchange.

(d) Certificate of Merger. The Certificate of Merger shall have been accepted for filing by the Secretary of State of the State of Delaware.

Section 9.2 Conditions to the Obligations of the SPAC Parties. The obligations of the SPAC Parties to consummate the transactions to be performed by each applicable SPAC Party in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

(a) Representations and Warranties.

(i) the representations and warranties of the Company set forth in Article III (other than the Company Fundamental Representations and the representations and warranties in Section 3.5), in each case, without giving effect to any materiality or Company Material Adverse Effect qualifiers contained therein (other than in respect of the defined terms “Material Contract”, “Material Lease” and “Material Supplier”) and without giving effect to any carve-outs for disclosures in the Company SEC Reports made on or after the Execution Date, shall be true and correct as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except, in each case, to the extent such failure of the representations and warranties to be so true and correct, when taken as a whole, would not have a Company Material Adverse Effect;

(ii) the representation and warranty set forth in Section 3.5 will be true and correct in all respects as of the Closing Date; and

(iii) the Company Fundamental Representations (other than the representations and warranties in Section 3.3), and without giving effect to any carve-outs for disclosures in the Company SEC Reports made on or after the Execution Date, shall be true and correct in all material respects (except for such representations and warranties that are qualified by their respective terms by any limitation as to materiality or Company Material Adverse Effect qualifiers contained therein, which representations and warranties as so qualified shall be true and correct in all respects) as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all material respects (except for such representations and warranties that are qualified by their respective terms by any limitation as to materiality or Company Material Adverse Effect qualifiers contained therein, which representations and warranties as so qualified shall be true and correct in all respects) as of such date), and the representations and warranties set forth in Section 3.3, without giving effect to any carve-outs for disclosures in the Company SEC Reports made on or after the Execution Date, shall be true and correct in all respects as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all respects as of such date) other than, in each case, de minimis inaccuracies.

(b) Performance and Obligations of the Company. The covenants and agreements of the Company to be performed or complied with on or before the Closing in accordance with this Agreement shall have been performed in all material respects.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

(d) Officer’s Certificate. The Company shall have delivered to the SPAC a duly executed certificate from an authorized officer of the Company (the “Company Bring-Down Certificate”), dated as of the Closing Date, certifying, with respect to the Company, that the conditions set forth in Section 9.2(a), Section 9.2(b) and Section 9.2(c) have been satisfied.

(e) Requisite Company Stockholder Approval. The Company shall have delivered to the SPAC evidence of having obtained the Requisite Company Stockholder Approval.

(f) Appraisal Rights. Holders of not more than ten percent (10%) of the outstanding Company Shares (as determined immediately prior to the Effective Time on a fully-diluted basis) shall have demanded, properly and in writing, appraisal for Company Shares held by such Company Stockholders in accordance with Section 262 of the DGCL.

(g) Company Deliverables. The Company shall have delivered (or caused to be delivered) to the SPAC the various certificates, instruments and documents referred to in Section 2.6(b).

(h) Consents and Notices. All consents, approvals, authorizations and notices set forth in Section 9.2(h) of the Company Disclosure Schedules shall have been obtained from and/or provided to all applicable Governmental Entities and/or other Persons, as applicable.

(i) De-Quotation and De-Registration. The Company shall have taken all actions necessary to permit the Company Shares and any other applicable security issued by the Company or one or more of the Company Subsidiaries to cease to be quoted on the OTCQX and be de-registered under the Exchange Act as promptly as practicable following the Effective Time.

Section 9.3 Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions to be performed by the Company in connection with the Closing is subject to the satisfaction or written waiver by the Company, at or prior to the Closing Date, of each of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the SPAC Parties set forth in Article IV (other than the SPAC Parties Fundamental Representations), in each case, without giving effect to any materiality or SPAC Material Adverse Effect qualifiers contained therein and without giving effect to any carve-outs for disclosures in the SPAC SEC Documents made publicly available on or after the Execution Date, shall be true and correct as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except, in each case, to the extent such failure of the representations and warranties to be so true and correct when taken as a whole, would have a SPAC Material Adverse Effect.

(ii) The SPAC Parties Fundamental Representations (other than the representations and warranties set forth in Section 4.9), in each case, without giving effect to any materiality or SPAC Material Adverse Effect qualifiers contained therein and without giving effect to any carve-outs for disclosures in the SPAC SEC Documents made publicly available on or after the Execution Date, shall be true and correct in all material respects as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all material respects as of such date), and the representations and warranties set forth in Section 4.9 shall be true and correct in all respects as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all respects as of such date) other than, in each case, de minimis inaccuracies.

(b) Performance and Obligations of the SPAC Parties. The covenants and agreements of the SPAC Parties to be performed or complied with on or before the Closing in accordance with this Agreement shall have been performed in all material respects.

(c) Officer’s Certificate. The SPAC shall have delivered to the Company a duly executed certificate from a director or officer of the SPAC (the “SPAC Bring-Down Certificate”), dated as of the Closing Date, certifying that the conditions set forth in Section 9.3(a) and Section 9.3(b) have been satisfied.

(d) SPAC Deliverables. The SPAC shall have delivered (or caused to be delivered) to the Company (or the Trustee, as applicable) the various certificates, instruments and documents referred to in Section 2.6(a).

(e) No SPAC Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any SPAC Material Adverse Effect.

(f) SPAC Required Vote. The SPAC Required Vote approving each of the Required SPAC Stockholder Voting Matters shall have been obtained.

(g) SPAC Share Redemption. The SPAC Share Redemption shall have been completed in accordance with the terms hereof, the applicable SPAC Governing Documents and the Trust Agreement.

(h) Unpaid SPAC Expenses. The Unpaid SPAC Expenses shall not exceed $4,500,000.

Section 9.4 Frustration of Closing Conditions. None of the Company or the SPAC may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use reasonable best efforts to cause the Closing conditions of such Person to be satisfied.

Section 9.5 Waiver of Closing Conditions. Upon the occurrence of the Closing, any condition set forth in this Article IX that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing.

ARTICLE X

TERMINATION

Section 10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing only as follows:

(a) by the mutual written consent of the Company and the SPAC;

(b) by either the Company or the SPAC by written notice to the other if any Governmental Entity has enacted any Law which has become final and non-appealable and has the effect of making the consummation of the transactions contemplated hereby illegal, or any final, non-appealable Order is in effect permanently preventing the consummation of the transactions contemplated hereby; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement herein results in or is the primary cause of such final, non-appealable Law or Order;

(c) by either the Company or the SPAC by written notice to the other if the consummation of the transactions contemplated hereby shall not have occurred on or before May 30, 2024, which date shall be extended automatically for up to thirty (30) days to the extent the Parties are continuing to work in good faith toward the Closing (as may be extended, the “Outside Date”); provided that the right to terminate this Agreement under this Section 10.1(c) shall not be available to any Party then in material breach of any of its representations, warranties, covenants or agreements under this Agreement, and such material breach is the primary cause of or has resulted in the failure of the consummation of the transactions contemplated hereby on or before the Outside Date;

(d) by the Company by written notice to the SPAC, if any SPAC Party breaches in any material respect any of its representations or warranties contained herein or breaches or fails to perform in any material respect any of its covenants contained herein, which breach or failure to perform (i) would render a condition precedent to the Company’s obligation to consummate the transactions contemplated hereby set forth in Section 9.3(a) or Section 9.3(b) hereof not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to the SPAC by the Company, cannot be cured or has not been cured by the earlier of (x) the Outside Date, and (y) thirty (30) Business Days after receipt by the SPAC of such written notice and the Company has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to the Company if any Group Company is then in material breach of any representation, warranty, covenant or agreement contained herein;

(e) by the SPAC by written notice to the Company, if any Group Company breaches in any material respect any of its representations or warranties contained herein or any Group Company breaches or fails to perform in any material respect any of its covenants contained herein, which breach or failure to perform (i) would render a condition precedent to the SPAC Parties’ obligations to consummate the transactions contemplated hereby set forth in Section 9.2(a) or Section 9.2(b) not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to the Company by the SPAC, cannot be cured or has not been cured by the later of (x) the Outside Date, and (y) thirty (30) Business Days after the delivery of such written notice (in the case of clause (B), the Outside Date, as applicable, shall automatically be extended until the end of such thirty (30) Business Day period, but in no event on more than one (1) occasion) and the SPAC has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to the SPAC if any SPAC Party is then in breach of any representation, warranty, covenant or agreement contained herein and such breach would give rise to a failure of any condition to the Company’s obligations to consummate the transactions contemplated hereby set forth in Section 9.3(a) or Section 9.3(b);

(f) by the Company, at any time prior to receipt of the Requisite Company Stockholder Approval, in order for the Company to enter into a definitive agreement with respect to a Company Superior Proposal to the extent permitted by, and subject to the applicable terms and conditions of, Section 6.15(d);

(g) by the SPAC if (i) the Requisite Company Stockholder Approval shall not have been obtained by the Company with evidence thereof delivered to the SPAC by the Requisite Approval Deadline (or the Requisite Company Stockholder Approval is, at any time, no longer valid or is otherwise revoked or rescinded at any time), (ii) the Additional Support List shall not have been obtained by the Company and delivered to the SPAC by the Company Support Deadline, or if any Company Support Agreement is, at any time, revoked or rescinded, or (iii) the Company Special Meeting is held and the Requisite Company Stockholder Approval is not obtained at such Company Special Meeting;

(h) by the Company if (i) the SPAC Required Vote approving each of the Required SPAC Stockholder Voting Matters shall not have been obtained by the SPAC with evidence thereof delivered to the Company by the Requisite Approval Deadline (or the SPAC Required Vote approving each of the Required SPAC Stockholder Voting Matters is, at any time, no longer valid or is otherwise revoked or rescinded at any time), or (ii) the SPAC Special Meeting is held and the SPAC Required Vote approving each of the Required SPAC Stockholder Voting Matters is not obtained at such SPAC Special Meeting;

(i) by the Company if the SPAC Shares are de-listed from the Stock Exchange prior to the Closing Date;

(j) by the Company if the estimated amount of the Unpaid SPAC Expenses in the statement delivered pursuant to Section 6.19 exceeds $4,500,000; or

(k) by the SPAC if the Fairness Opinion has been withdrawn, revoked or modified after the date thereof.

Section 10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall immediately become null and void, without any Liability on the part of any Party or any other Person, and all rights and obligations of each Party shall cease; provided that (a) the Confidentiality Agreement and the agreements contained in Section 6.9(a), Section 6.11, this Section 10.2 and Article XI hereof shall survive any termination of this Agreement and remain in full force and effect, and (b) no such termination shall relieve any Party from any Liability arising out of or incurred as a result of its Fraud or its willful and material breach of this Agreement prior to such termination. Notwithstanding anything herein to the contrary, (i) if this Agreement is terminated pursuant to Section 10.1(e), Section 10.1(f) or Section 10.1(g)(iii), then the Company shall pay to the SPAC the Termination Fee (provided that if this Agreement is terminated pursuant to Section 10.1(e), the Company shall only pay to the SPAC the Termination Fee if such termination is based on any Group Company’s breach of, or failure to perform any of its covenants contained in (1) Section 5.1(b)(i) (but only to the extent such amendment or modification results in the Company not being permitted to list its Equity Interests on the Stock Exchange), (2) Section 5.1(b)(v), (3) Section 5.1(b)(vi) (but only to the extent such split, combination, redemption, reclassification, purchase or acquisition is effectuated without an equitable adjustment to the number and type of Equity Interests of the SPAC subject to the Initial Achari Put Options or the Second Achari Put Options (in each case, as defined in the Put Option Agreement) such that the Initial Achari Put Options and the Second Achari Put Options cover the same number and class of Equity Securities of the SPAC to which the holders of the Initial Achari Put Options and the Second Achari Put Options would have been entitled pursuant to the terms of such split, combination, redemption, reclassification, purchase or acquisition if, immediately prior to the consummation of such transaction, such holders had been the record holders of the Equity Interests of the SPAC then covered by the Initial Achari Put Options and the Second Achari Put Options) or (4) Section 5.1(b)(xiv) (but only to the extent such adoption or effectuation results in the Company not being permitted to list its Equity Interests on the Stock Exchange), (ii) if this Agreement is terminated pursuant to Section 10.1(h)(ii), then the SPAC shall pay to the Company the Termination Fee, and (iii) if this Agreement is terminated pursuant to Section 10.1(c), then the non-terminating party shall pay to the terminating party an amount equal to $600,000; provided that such $600,000 shall only be payable by the non-terminating party to the terminating party if (x) the terminating party has satisfied all of its conditions to Closing as set forth herein as of such termination date (other than those which are to be satisfied on the Closing Date but which are reasonably expected to be able to be satisfied), and (y) the non-terminating party has not satisfied its conditions to Closing as set forth herein as of such termination date (other than those which are to be satisfied on the Closing Date but which are reasonably expected to be able to be satisfied). The “Termination Fee” shall be an amount in cash equal to three percent (3%) of the Equity Value. Notwithstanding anything herein to the contrary, in no event shall any Affiliate, director, officer, equityholder, agent or representative of either the Company or the SPAC be liable for any amounts payable by either the Company or the SPAC pursuant to this Section 10.2.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Amendment and Waiver. No amendment of any provision hereof shall be valid unless the same shall be in writing and signed by the SPAC and the Company (subject, to the extent required after the Requisite Company Stockholder Approval, to the applicable approvals of the Company Stockholders). No waiver of any provision or condition hereof shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

Section 11.2 Notices. All notices, demands, requests, instructions, claims, consents, waivers and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment), (b) when received by e-mail (with confirmation of transmission requested or received) prior to 5:00 p.m. Eastern Time on a Business Day, and, if otherwise, on the next Business Day, (c) one (1) Business Day following sending by reputable overnight express courier (charges prepaid), or (d) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 11.2, notices, demands and communications to the Company or a SPAC Party shall be sent to their respective addresses indicated below (or to such other address or addresses as the Parties may from time to time designate in writing to one another):

Notices to either of the SPAC Parties, to:

Achari Ventures Holdings Corp. I

60 Walnut Avenue, Suite 400

Clark, New Jersey 07066

Attention: Vikas Desai

Email: vikas@acharivc.com

with copies (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

50 Rockefeller Plaza

New York, New York 10020

Attention: Timothy J. Kirby; Joshua A. Feiger

Email: tim.kirby@katten.com; josh.feiger@katten.com

Notices to the Company (prior to the Closing), to:

Vaso Corporation

137 Commercial Street

Plainview, New York 11803

Attention: Jun Ma and Michael Beecher

Email: jma@vasocorporation.com and mbeecher@vasocorporation.com with copies (which shall not constitute notice) to:

Ortoli Rosenstadt LLP

366 Madison Ave, 3rd Floor

New York, NY 10017

Attention: William Rosenstadt

Email: wsr@orllp.legal

Section 11.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party (including by operation of Law, including in connection with a merger or consolidation or conversion of the SPAC) without the prior written consent of the other Parties. Any purported assignment or delegation not permitted under this Section 11.3 shall be null and void.

Section 11.4 Severability. Whenever possible, each provision hereof (or part thereof) shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision hereof (or part thereof) or the application of any such provision (or part thereof) to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision (or part thereof) shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions hereof. Furthermore, in lieu of such illegal, invalid or unenforceable provision (or part thereof), there shall be added automatically as a part hereof a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision (or part thereof) as may be possible.

Section 11.5 Interpretation. The headings and captions used herein and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the respective meanings set forth herein. The use of the word “including” herein (and words of similar import) shall mean “including without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import, when used herein, shall refer to this Agreement as a whole and not to any particular provision hereof. References herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits hereof. Terms defined herein in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (1) (but not more than one (1)) of a number of items. References to “written” or “in writing” include the electronic form. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and permitted assigns; provided, however, that nothing contained in this Section 11.5 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. Any reference to “days” shall mean calendar days unless Business Days are specified; provided that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

References herein to any Contract (including this Agreement) mean such Contract as amended, restated, supplemented or modified from time to time in accordance with the terms thereof; provided that, with respect to any Contract listed (or required to be listed) on the Disclosure Schedules, all material amendments thereto must also be listed on the appropriate section of the applicable schedule and disclosed. For purposes hereof, with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”. References herein to any Law shall be deemed also to refer to such Law, as amended, and all rules and regulations promulgated thereunder. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. An accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP. Except where otherwise provided, all amounts herein are stated and shall be paid in U.S. dollars. The Parties and their respective legal counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the Parties, and the language used herein shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. Any information or materials shall be deemed provided, made available or delivered to the SPAC if such information or materials have been uploaded to the electronic data room maintained by the Company on the online data site hosted by Dropbox for purposes of the transactions contemplated hereby (the “Data Room”), with respect to the representations and warranties contained in Article III and Article IV, at least one (1) Business Day prior to the Execution Date or the Closing Date, as applicable.

Section 11.6 Entire Agreement. This Agreement (together with the Disclosure Schedules and Exhibits to this Agreement), the Ancillary Agreements and the Confidentiality Agreement contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions (including the letter of intent, dated as of September 12, 2023, by and between the SPAC and the Company (the “LOI”)), whether written or oral, relating to such subject matter in any way. The Parties have voluntarily agreed to define their respective rights and Liabilities with respect to the Transactions exclusively pursuant to the express terms and provisions of this Agreement and the Ancillary Agreements, and the Parties disclaim that they are owed any duties or are entitled to any remedies not set forth in this Agreement and/or the Ancillary Agreements. Furthermore, this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction. Notwithstanding anything to the contrary in this Section 11.6, in the event the Closing is not consummated pursuant to this Agreement, nothing set forth in this Agreement shall in any way amend, alter, terminate, supersede or otherwise affect the Parties’ or their respective Affiliates’ Equity Interests or any Contract to which the Parties or their respective Affiliates are party or are bound (other than (x) this Agreement, and (y) the Confidentiality Agreement), including the certificates of incorporation or formation or limited partnership, bylaws, limited liability company or operating agreements, limited partnership agreements and/or other similar Governing Documents of any of the Parties or their respective Subsidiaries.

Section 11.7 Governing Law; Waiver of Jury Trial; Jurisdiction. The Laws of the State of New York shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims), and (b) any questions concerning the construction, interpretation, validity and enforceability hereof, and the performance of the obligations imposed by this Agreement, in each case, without giving effect to any choice-of-laws or conflict-of-laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF SUCH PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE

RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, any federal court in New York County in the State of New York, or, in the event, but only in the event, that such a court does not have subject matter jurisdiction, any state court in New York County in the State of New York, in any Proceeding arising out of or relating to this Agreement, and agrees that all claims in respect of any such Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other court. Nothing in this Section 11.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by applicable Law.

Section 11.8 Non-Survival. The Parties, intending to modify any applicable statute of limitations, agree that none of the representations, warranties, covenants or agreements set forth in this Agreement or in any Ancillary Agreement or any certificate or Letter of Transmittal delivered hereunder, including any rights arising out of any breach of such representations, warranties, covenants or agreements, shall survive the Closing (and there shall be no Liability after the Closing in respect thereof), in each case, except for those covenants and agreements that by their respective terms contemplate performance, in each case, in whole or in part after the Closing, and then only with respect to the period following the Closing (including any breaches occurring after the Closing), which shall survive until thirty (30) days following the date of the expiration, by its terms, of the obligation of the applicable Party under such covenant or agreement. Notwithstanding anything to the contrary contained herein, none of the provisions set forth herein shall be deemed a waiver by any Party of any right or remedy which such Party may have at Law or in equity in the case of Fraud.

Section 11.9 Trust Account Waiver. Reference is made to the SPAC’s final prospectus, filed with the SEC on October 18, 2021 (the “Prospectus”). The Company understands that the SPAC has established the Trust Account containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the SPAC’s public stockholders and certain other parties (including the underwriters of the IPO) and that the SPAC may only disburse monies from the Trust Account as described in the Prospectus. For and in consideration of the SPAC’s entry into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees (on its own behalf and on behalf of its Subsidiaries, Affiliates and each of their respective employees, directors, officers, managers, agents, Representatives, Affiliates, equity holders and any other person or entity acting on its behalf) that it does not have nor shall it have any time hereafter (except to the extent explicitly set forth in this Agreement), any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or to make any claim against the Trust Account (including any distributions therefrom) arising as a result of, in connection with or relating in any way to this Agreement or a potential business combination, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Company, on behalf of itself and its controlled Affiliates, the Company Subsidiaries and their respective controlled Affiliates (collectively, the “Releasing Parties”), hereby irrevocably waives any Released Claims that any of the Releasing Parties may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, this Agreement, and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever as a result of, or arising out of, this Agreement (including for an alleged breach of this Agreement). The Company (on behalf of the Releasing Parties) agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by each SPAC Party to induce the same to enter into this

Agreement. To the extent a Releasing Party commences any Proceeding based upon, in connection with, relating to or arising out of this Agreement, which Proceeding seeks, in whole or in part, monetary relief against any SPAC Party, the Company hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such Proceeding shall not permit any Releasing Party to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.

Section 11.10 Counterparts; Electronic Delivery. This Agreement, the Ancillary Agreements and the other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one (1) or more counterparts and by email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same instrument. No Party shall raise the use of email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email as a defense to the formation or enforceability of a Contract and each Party forever waives any such defense.

Section 11.11 Specific Performance. Each Party acknowledges and agrees that the rights of each Party to consummate the transactions contemplated hereby are unique and recognizes and affirms that, in the event any of the provisions hereof are not performed in accordance with their respective specific terms or otherwise are breached, money damages would be inadequate (and, therefore, the non-breaching Party would have no adequate remedy at Law) and the non-breaching Party would be irreparably damaged. Accordingly, each Party agrees that each other Party shall be entitled to specific performance, an injunction or other equitable relief (without the posting of a bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions hereof and to enforce specifically this Agreement or any Ancillary Agreement to the extent expressly contemplated herein or therein in any Proceeding, in addition to any other remedy to which such Person may be entitled. Each Party agrees that it will not oppose the granting of specific performance or other equitable relief on the basis that any of the other Parties has an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in accordance with this Section 11.11 shall not be required to prove economic harm or provide any bond or other security in connection with any such injunction.

Section 11.12 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable rights hereunder (other than (x) Non-Party Affiliates, each of whom is an express third-party beneficiary hereunder to the provisions of Section 11.14, and (y) the SPAC Indemnified Persons and the Company Indemnified Persons, each of whom is an express third-party beneficiary hereunder to the provisions of Section 6.12).

Section 11.13 Schedules and Exhibits. All Schedules and Exhibits attached hereto or referred to herein are (a) each hereby incorporated in and made a part of this Agreement as if set forth in full herein, and (b) qualified in their respective entirety by reference to specific provisions of this Agreement. Any fact or item disclosed in any Section of the Schedules shall be deemed disclosed in each other Section of the applicable Schedule to which such fact or item may apply so long as (i) such other Section is referenced by applicable cross-reference, or (ii) it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other Section or portion of the Schedule. The headings contained in the Schedules are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the Schedules. The Schedules are not intended to constitute, and shall not be construed as, an admission or indication to any third party that any fact or item is required to be disclosed. The Schedules shall not be deemed to expand in any way the scope or effect of any representations, warranties or covenants described herein. Any fact or item, including the specification of any dollar amount, disclosed in the Schedules shall not, by reason only of such inclusion, be deemed to be material, to establish any standard of materiality or to define further the meaning of such terms for purposes hereof. Moreover, in disclosing the information in the Schedules, the Parties, to the fullest extent permitted by Law, expressly do not waive any attorney-client privilege associated with such information or any protection afforded by the attorney work-product doctrine with respect to any of the matters disclosed or discussed therein. The information contained in the Schedules shall be kept strictly confidential in accordance with Section 6.5 by the Parties and no third party may rely on any information disclosed or set forth therein.

Section 11.14 No Recourse. Notwithstanding anything that may be expressed or implied herein or any document, agreement or instrument delivered contemporaneously herewith, each Party, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements or instruments delivered contemporaneously herewith, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, against any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, Representative or employee of any Party (or any of their respective successors or permitted assigns), against any former, current or future general or limited partner, manager, shareholder or member of any Party (or any of their respective successors or permitted assigns) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, Representative, general or limited partner, shareholder, manager or member of any of the foregoing, but, in each case, not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, Contract or otherwise) by or on behalf of such Party against a Non-Party Affiliate, by the enforcement of any assessment or by any Proceeding, or by virtue of any statute, regulation or other applicable Law or otherwise, it being agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Party Affiliate, as such, for any obligations of the applicable Party under this Agreement or the transactions contemplated hereby, or under any documents or instruments delivered contemporaneously herewith, at or prior to Closing, in respect of any oral representations made or alleged to be made in connection herewith or therewith or for any claim (whether in tort, Contract or otherwise) based on, in respect of or by reason of such obligations or their respective creation. Notwithstanding the foregoing, a Non-Party Affiliate may have obligations under any documents, agreements or instruments delivered contemporaneously herewith or otherwise contemplated hereby if such Non-Party Affiliate is party to or bound by such document, agreement or instrument. Except to the extent otherwise set forth herein, and subject in all cases to the terms and conditions and limitations herein, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of or related to this Agreement, or the negotiation, execution or performance hereof, may only be brought against, the entities that are named as Parties, and then only with respect to the specific obligations set forth herein with respect to any such Party. Each Non-Party Affiliate is intended as a third-party beneficiary of this Section 11.14.

Section 11.15 Equitable Adjustments. If, during the Pre-Closing Period, the SPAC Shares shall have been changed into a different number of units or shares or a different class, with the prior written consent of the Company to the extent required by this Agreement, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of SPAC Shares will be appropriately adjusted to provide to the Company Stockholders and the SPAC Stockholders the same economic effect as contemplated hereby prior to such event.

Section 11.16 Legal Representation and Privilege.

(a) The Company.

(i) Each Party hereby agrees, on behalf of itself, its Affiliates and its and their respective directors, managers, officers, owners and employees, and each of their respective successors and assigns (all such parties, collectively, the “Waiving Parties”), that Ortoli Rosenstadt LLP (or any successor thereto) (“Company Counsel”) may represent the Company or any of the Company Equityholders and/or any of their respective directors, managers, officers, owners, employees, Subsidiaries, Affiliates or Representatives (collectively, the “Company Group”), in connection with any dispute, claim, Proceeding or Liability arising out of or relating to this Agreement, any Ancillary Agreement or the Transactions (any such representation, the “Company Post-Closing Representation”), notwithstanding its representation (or any continued representation) of any Group Company in connection with the transactions contemplated by this Agreement, and each Party, on behalf of itself and the Waiving Parties, hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto, even though the interests of the Company Post-Closing Representation may be directly adverse to any of the Waiving Parties. Each of the Parties acknowledges and agrees that the foregoing provision applies whether or not Company Counsel provides legal services to any Group Company after the Closing Date.

(ii) Each of the Parties, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications among Company Counsel (or any other legal counsel that represented any Group Company), the Group Companies and/or any member of the Company Group made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute, claim, Proceeding or Liability arising out of or relating to, this Agreement, any Ancillary Agreement or the Transactions or any matter relating to any of the foregoing are privileged communications, and shall remain privileged after the Closing, and the attorney-client privilege and the expectation of client confidence and work product and other immunities belong solely to the applicable Group Company (but, in all cases, for the avoidance of doubt, excluding any other Subsidiary of the SPAC) and are exclusively controlled by the applicable Group Company, and shall not pass to or be claimed by the SPAC, any other Subsidiary of the SPAC or any other Party or Waiving Party, other than the Company. From and after the Closing, each Party (other than the Company) shall not, and shall cause its Waiving Parties not to, access the same or seek to obtain the same by any process. From and after the Closing, each of the Parties (other than the Company), on behalf of itself and the Waiving Parties, irrevocably waives and will not assert any attorney-client privilege or work product or other immunities with respect to any communication among Company Counsel (or any other legal counsel that represented any of the Group Companies), any Group Company and/or any member of the Company Group prior to the Closing in connection with any Company Post-Closing Representation. Notwithstanding the foregoing, in the event that a dispute arises between any Party or any of its Waiving Parties, on the one hand, and a third party, on the other hand, such Party or its Waiving Party, as applicable, may assert the attorney-client privilege or work product or other immunities to prevent disclosure of confidential communications to such third party; provided, however, that no Party (or its Waiving Party) may waive such privilege or other immunity without the prior written consent of the Company.

(b) SPAC.

(i) Each Party hereby agrees, on behalf of itself and the Waiving Parties, that Katten Muchin Rosenman LLP (“Katten”) (or any successor thereto) may represent the Sponsor, the SPAC, the other equityholders of the SPAC prior to the Closing or the equityholders of the Sponsor and/or any of their respective directors, managers, officers, owners, employees, Affiliates or Representatives (collectively, the “Sponsor Group”) (it being understood and agreed that no Group Company shall be deemed an Affiliate for purposes of this definition) in connection with any dispute, claim, Proceeding or Liability arising out of or relating to this Agreement, any Ancillary Agreement or the Transactions (any such representation, the “SPAC Post-Closing Representation”), notwithstanding its representation (or any continued representation) of any of the SPAC Parties in connection with the transactions contemplated by this Agreement, and each Party, on behalf of itself and the Waiving Parties, hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto, even though the interests of the SPAC Post-Closing Representation may be directly adverse to any of the Waiving Parties. Each of the Parties acknowledges and agrees that the foregoing provision applies whether or not Katten provides legal services to any of the SPAC Parties after the Closing Date.

(ii) Each of the Parties, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications among Katten (or any other legal counsel that represented any of the SPAC Parties), the SPAC and/or any member of the Sponsor Group made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute, claim, Proceeding or Liability arising out of or relating to, this Agreement, any Ancillary Agreement or the Transactions or any matter relating to any of the foregoing are privileged communications, and shall remain privileged after the Closing, and the attorney-client privilege and the expectation of client confidence and work product and other immunities belong solely to the SPAC and are exclusively controlled by the SPAC, and shall not pass to or be claimed by any other Party or Waiving Party, other than the SPAC. From and after the Closing, each Party (other than the SPAC) shall not, and shall cause its Waiving Parties not to, access the same or seek to obtain the same by any process. From and after the Closing, each of the Parties (other than the SPAC), on behalf of itself and the Waiving Parties, irrevocably waives and will not assert any attorney-client privilege or work product or other immunities with respect to any communication among Katten (or any other legal counsel that represented the SPAC), the SPAC and/or any member of the Sponsor Group occurring prior to the Closing in connection with any SPAC Post-Closing Representation. Notwithstanding the foregoing, in the event that a dispute arises between any Party or any of its Waiving Parties, on the one hand, and a third party, on the other hand, such Party or its Waiving Party, as applicable, may assert the attorney-client privilege or work product or other immunities to prevent disclosure of confidential communications to such third party; provided, however, that no Party (or its Waiving Party) may waive such privilege or other immunity without the prior written consent of the SPAC.

Section 11.17 Acknowledgements.

(a) The Company. The Company specifically acknowledges and agrees to the SPAC’s disclaimers of any representations or warranties other than those set forth in (i) Article IV, any Ancillary Agreement to which any of the SPAC Parties is a party, or (ii) any certificate delivered by any of the SPAC Parties pursuant to this Agreement or any such Ancillary Agreement, whether made by one (1) of the SPAC Parties or any of their respective Affiliates or Representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to the Company, any of its Affiliates or any of its Representatives (including any opinion, information, projection or advice that may have been or may be provided to the Company, any of its Affiliates or any of its Representatives by either of the SPAC Parties or any of their respective Affiliates or Representatives), other than those set forth in (x) Article IV, (y) any Ancillary Agreement to which any of the SPAC Parties is a party, or (z) any certificate delivered by any of the SPAC Parties pursuant to this Agreement or any such Ancillary Agreement. The Company (I) specifically acknowledges and agrees that, except for the representations and warranties set forth in (A) Article IV, (B) any Ancillary Agreement to which any of the SPAC Parties is a party, or (C) any certificate delivered by any of the SPAC Parties pursuant to this Agreement or any such Ancillary Agreement, neither any of the SPAC Parties nor any of their respective Affiliates or Representatives has made any other express or implied representation or warranty with respect to any of the SPAC Parties, any of their respective assets or Liabilities, any of their respective businesses or the Transactions, and (II) with respect to the SPAC Parties, irrevocably and unconditionally waives and relinquishes any and all rights, Proceedings or causes of action (in each case, whether accrued, absolute, contingent or otherwise, known or unknown, or due or to become due, express or implied, in law or in equity, or based on contract, tort or otherwise) based on or relating to any such other representation or warranty.

(b) SPAC. Each SPAC Party specifically acknowledges and agrees to the Company’s disclaimer of any representations or warranties other than those set forth in (i) Article III, (ii) any Ancillary Agreement to which any Group Company is party, or (iii) any certificate delivered by any Group Company pursuant to this Agreement or any such Ancillary Agreement, whether made by the Company or any of its Affiliates or Representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to any of the SPAC Parties or any of their respective Affiliates or Representatives (including any opinion, information, projection or advice that may have been or may be provided to any of the SPAC Parties or any of their respective Affiliates or Representatives by the Company or any of its Affiliates or Representatives), other than those set forth in (x) Article III, (y) any Ancillary Agreement to which any Group Company is party, or (z) any certificate delivered by any Group Company pursuant to this Agreement or any such Ancillary Agreement. Each SPAC Party (I) specifically acknowledges and agrees that, except for the representations and warranties set forth in (A) Article III, (B) any Ancillary Agreement to which any Group Company is party, or (C) any certificate delivered by any Group Company pursuant to this Agreement or any such Ancillary Agreement, neither the Company nor any of its Affiliates or Representatives has made any other express or implied representation or warranty with respect to any Group Company, any of their respective assets or Liabilities or business or the Transactions, and (II) with respect to the Group Companies, irrevocably and unconditionally waives and relinquishes any and all rights or Proceedings (in each case, whether accrued, absolute, contingent or otherwise, known or unknown, or due or to become due, express or implied, in law or in equity, or based on contract, tort or otherwise) based on or relating to any such other representation or warranty.

* * * * *

Each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

SPAC Parties:

Achari Ventures Holdings Corp. I

By:	/s/ Vikas Desai
Name:	Vikas Desai
Titles:	CEO

Achari Merger Sub, Inc.

By:	/s/ Vikas Desai
Name:	Vikas Desai
Titles:	President

COMPANY:

Vaso Corporation

By:	/s/ Jun Ma
Name:	Jun Ma
Titles:	President and CEO

Signature Page to Business Combination Agreement

EXHIBIT A

FORM OF SPONSOR LETTER AGREEMENT

(Attached)

EXHIBIT B

FORM OF PUT OPTION AGREEMENT

(Attached)

EXHIBIT C

FORM OF SPAC A&R COI

(Attached)

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

[_______], 2024

[Achari Ventures Holdings Corp. I], a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Achari Ventures Holdings Corp. I”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 25, 2021. The First Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 8, 2021. The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 14, 2021. A Certificate of Correction of the Corporation was filed with the Secretary of State of the State of Delaware on October 19, 2021. The Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 22, 2022. The Fourth Amended and Restated Certificate of Incorporation of the Corporation (the “Fourth Amended and Restated Certificate”) was filed with the Secretary of State of the State of Delaware on July 12, 2023. This Fifth Amended and Restated Certificate of Incorporation of the Corporation (this “Certificate”) was filed with the Secretary of State of the State of Delaware on the date first set forth above.

2. This Certificate amends and restates the Fourth Amended and Restated Certificate. This Certificate was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time.

3. This Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.

4. The text of the Fourth Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Vaso Holding Corporation.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, Suite 403-B Wilmington, DE 19805, New Castle County, and the name of the Corporation’s registered agent at such address is VCorp Services, LLC.

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ARTICLE III

PURPOSES

The purpose of the Corporation is to have all of the powers conferred upon corporations organized under the Delaware General Corporation Law subject to any limitation thereof contained herein or in the laws of the State of Delaware.

ARTICLE IV

CAPITAL STOCK

Section 1. Classes and Shares Authorized. The authorized capital stock of the Corporation shall consist of 110,000,000 shares of Common Stock, $0.0001 par value per share (hereinafter referred to as either the “Common Shares” or “Common Stock”) of which (i) 100,000,000 shares shall be Class A Common Stock (the “Class A Common Stock”) and (ii) 10,000,000 shares shall be Class B Common Stock (the “Class B Common Stock”), and 1,000,000 shares of Preferred Stock, $0.0001 par value per share (hereinafter referred to as either the “Preferred Shares” or “Preferred Stock”).

Section 2. Common Stock

(a) Voting.

(i) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of the Class A Common Stock and Class B Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Certificate, the holders of shares of Class A Common Stock shall be entitled to one vote, and the holders of shares of Class B Common Stock shall be entitled to one hundred votes, for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Certificate, at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the right to vote for the election of directors of the Corporation and on all other matters properly submitted to a vote of the stockholders. Notwithstanding any other provision of this Certificate to the contrary, so long as shares of Class A Common Stock are outstanding and shares of Class B Common Stock are outstanding, the Corporation shall not amend, alter or repeal any provision of this Certificate so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of either such class of Common Stock as compared to those of the other class of Common Stock without the affirmative vote of the holders of a majority of the voting power of the outstanding shares of each class of Common Stock whose relative rights, preferences, qualifications, limitations or restrictions are so affected.

(b) Dividends. Subject to applicable law, the holders of shares of Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

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(c) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Class A Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by such holders.

(d) Class B Common Stock.

(i) No Economic Interest. The Class B Common Stock is solely entitled to vote and shall not have any economic interest in the Corporation.

(ii) Right to Convert. Except as otherwise required by law or this Certificate, beginning on the date on which there are no longer any Achari Put Shares (as defined in that certain Put Option Agreement, dated as of the date first set forth above, by and among the Corporation, Achari Sponsor Holdings I LLC and Vaso Corporation (the “Put Option Deadline”)) that remain outstanding, each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time after the Put Option Deadline, at the office of the Corporation or any transfer agent for such stock, and without the payment of additional consideration by the holder thereof, into one fully paid and nonassessable share of Class A Common Stock.

(iii) Mandatory Conversion. Each share of Class B Common Stock held of record shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock at 5:00 p.m. (New York time) on the first calendar day after the five (5) year anniversary of the date on which such share of Class B Common Stock was issued.

(iv) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such Class B Common Stock, in addition to such other remedies as shall be available to the holder of such Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

Section 3. Preferred Stock. The shares of Preferred Stock shall be issuable from time to time in one or more series, with respect to each of which series the Board of Directors shall be authorized, without further approval from stockholders of the Corporation, to fix:

(a)	the designation of the series;

(b)	the number of shares of each series, which number the Board of Directors may increase or decrease (but not below the number of shares thereof then outstanding);

(c)	the annual dividend rate of the series;

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(d)	the dates at which dividends, if declared, shall be payable and the dates from which the dividends shall be cumulative and the redemption rights, if any, for shares of the series;

(e)	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(f)	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(g)

whether the shares of the series shall be convertible into Common Stock or other securities, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made;

(h)	restrictions on the issuance of the shares of the same series or of any other class or series; and

(i)	the voting rights, if any, exercisable by the holders of the shares of such series.

ARTICLE V

PREEMPTIVE RIGHTS

Stockholders of the Corporation shall not have pre-emptive rights to acquire unissued or treasury shares of the Corporation or securities convertible into such shares carrying a right to subscribe or to acquire such shares.

ARTICLE VI

PLACE OF BUSINESS

Part or all of the business of the Corporation may be conducted in the City of Wilmington, County of Newcastle, or any other place in the State of Delaware or outside of the State of Delaware, in other states or territories of the United States and in foreign countries.

ARTICLE VII

BOARD OF DIRECTORS

Section 1. Board of Directors: The governing board of the Corporation shall be known as the Board of Directors, shall consist of a minimum of three and a maximum of nine members, subject, however, to the number being from time to time increased or decreased in such manner as shall be provided in the By-Laws of the Corporation, provided that the number of directors of the Corporation shall not be reduced to less than three.

Section 2. Classification of Directors. The Board of Directors may but need not be divided into three classes, Class 1, Class 2 and Class 3, each class to be as nearly equal in number as possible. In the event the Corporation elects to adopt a staggered Board of Directors, the term of office of Class 1 directors shall expire at the first annual meeting of stockholders of the Corporation after their election, that of Class 2

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directors shall expire at the second annual meeting of stockholders of the Corporation after their election, and that of Class 3 directors shall expire at the third annual meeting of stockholders of the Corporation after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of directors shall be effective prior to the first annual meeting of stockholders of the Corporation or at any time when the Board of Directors consists of less than six members. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders of the Corporation.

Section 3. Nomination of Directors

(a) Nominations for the election of directors may be made by the Board of Directors, by a committee of the Board of Directors or by any stockholder entitled to vote for the election of directors. Unless provided otherwise in the By-Laws, nominations by stockholders of the Corporation shall be made by notice, in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 3 months nor more than 5 months prior to any meeting of the stockholders of the Corporation called for the election of directors.

(b) Each notice under subsection (a) shall set forth: (i) the name, age, business address, and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

(c) The chair of the stockholders’ meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 4. Certain Powers of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, and subject to the rights of the holders of the Corporation’s Preferred Stock, the Board of Directors is expressly authorized:

(a) to manage and govern the Corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present, to make, alter, or amend the By-laws of the Corporation at any regular or special meeting, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation, and to designate one or more of committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation (such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors);

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(b) to sell, lease, exchange or otherwise dispose of all of or substantially all of the property and assets of the Corporation in the ordinary course of its business upon such terms and conditions as the Board of Directors may determine without vote or consent of the stockholders;

(c) to sell, pledge, lease, exchange, liquidate or otherwise dispose of all or substantially all of the property or assets of the Corporation, including its goodwill, if not in the ordinary course of its business, upon such terms and conditions as the Board of Directors may determine; provided, however, that such transaction is authorized or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a stockholders’ meeting duly called for such purpose, or is authorized or ratified by the written consent of the stockholders of the Corporation; and, provided further, that any such transaction with any substantial stockholder or affiliate of the Corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds of shares entitled to vote thereon at a stockholders’ meeting duly called for that purpose, unless such transaction is with any subsidiary of the Corporation or is approved by the affirmative vote of a majority of the continuing directors of the Corporation, or is authorized or ratified by the written consent of the stockholders of the Corporation;

(d) to merge, consolidate or exchange all of the issued and outstanding shares of one or more classes of the Corporation upon such terms and conditions as the Board of Directors may authorize; provided, however, that such merger, consolidation or exchange is approved or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a stockholders’ meeting duly called for that purpose, or is authorized or ratified by the written consent of the stockholders of the Corporation; and provided, further, that any such merger, consolidation or exchange with any substantial stockholder or affiliate of the Corporation shall be authorized or ratified by the vote of the holders of at least two-thirds of the shares entitled to vote thereon at a stockholders’ meeting duly called for that purpose, unless such merger, consolidation or exchange is with any subsidiary of the Corporation or is approved by the affirmative vote of a majority of the continuing directors of the Corporation, or is authorized or ratified by the written consent of the stockholders of the Corporation; and

(e) to distribute to the stockholders of the Corporation, without the approval of the stockholders, in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or in property, so long as the partial liquidation is in compliance with the Delaware General Corporation Law.

As used in this Section 4, the following terms shall have the following meaning:

(i) an “affiliate” shall mean any person or entity which is an affiliate within the meaning of Rule 125-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;

(ii) a “continuing director” shall mean a director who was elected before the substantial stockholder or affiliate of the Corporation which is to be a party to a proposed transaction within the scope of subsections (c) and (d) of this Section 4 became such a substantial stockholder or affiliate of the Corporation, as the case may be, or is designated at or prior to his or her first election or appointment to the Board of Directors by the affirmative vote of a majority of the Board of Directors who are continuing directors;

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(iii) a “subsidiary” shall mean any corporation in which the Corporation owns the majority of each class of equity security; and

(iv) a “subsidiary stockholder” shall mean any person or entity which is the beneficial owner, within the meaning of Rule 13d3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, of one or more of the outstanding shares of capital stock of the Corporation.

ARTICLE VIII

CONFLICTS OF INTEREST

Section l. Related Party Transactions. No contract or other transaction of the Corporation with any other person, firm or corporation, or in which the Corporation is interested, shall be affected or invalidated by (a) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or (b) the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his or her contracting with the Corporation for the benefit of himself or herself or any firm or corporation in which he or she may be in any way interested.

Section 2. Corporate Opportunities. The officers, directors and other members of management of the Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined from time to time by resolution of the Board of Directors. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity so that any officer, director or other member of management may avail himself or herself of such opportunity. Until such time as the Corporation, through the Board of Directors, has designated an area of interest, the officers, directors and other members of management of the Corporation shall be free to engage in such areas of interest on their own, and the provisions hereof shall not limit the rights of any officer, director or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which such employee may have to the Corporation.

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ARTICLE IX

INDEMNIFICATION

Section l. Liability of Directors. No director of the Corporation shall be personally liable to the Corporation or any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, except for any matter is respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto as shall be liable for reason that, in addition to any and all other requirements for such liability, he or she: (i) shall have breached his or her duty of loyalty to the Corporation or its stockholders; (ii) shall not have acted in good faith, or in failing to act, shall not have acted in good faith; (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article IX, nor the adoption of any provision of the Certificate inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring or any cause of action, suit or claim that, but for this Article IX would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Section 2. Insurance. The Board of Directors may exercise the Corporation’s power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article IX.

Section 3. Miscellaneous. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under this Certificate, the By-laws, agreements, vote of the stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of the heirs and personal representatives of such person.

ARTICLE X

STOCKHOLDERS’ MEETINGS

Stockholders’ meetings may be held at such time and place as may be stated or fixed in accordance with the By-laws. Except as may be otherwise set out in the By-Laws, at all stockholders’ meetings, one-third of all shares entitled to vote shall constitute a quorum.

ARTICLE XI

AMENDMENT

This Certificate may be amended by the affirmative vote at a meeting of the holders of at least a majority of the shares entitled to vote thereon called for that purpose (or, unless the By-Laws provide otherwise, by the lowest percentage permitted under Delaware law) or when such action is ratified by the written consent of the stockholders of the Corporation.

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ARTICLE XII

STOCKHOLDER VOTE

Section 1. Lowering Discretionary Approval Requirements. Whenever the laws of the State of Delaware require the vote or concurrence of the holders of two-thirds of the outstanding shares entitled to vote thereon absent a statement in the applicable certificate of incorporation to the contrary, with respect to any action to be taken by the stockholders of the Corporation, such action may be taken by the vote or concurrence of the holders of at least a majority of the shares entitled to vote thereon.

Section 2. Written Consent. Any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE XIII

DISSOLUTION

Section l. Procedure. The Corporation shall be dissolved upon the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a meeting duly called for that purpose or when authorized or ratified by the written consent of the stockholders of the Corporation.

Section 2. Revocation. The Corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the holders of at least a majority of the shares entitled to vote at a meeting duly called for that purpose or when authorized or ratified by the written consent of the stockholders of the Corporation.

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IN WITNESS WHEREOF, [Achari Ventures Holdings Corp. I] has caused this Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

[Achari Ventures Holdings Corp. I]

By:
Name:
Title:

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

EXHIBIT D

FORM OF SPAC A&R BYLAWS

(Attached)

AMENDED AND RESTATED BY-LAWS OF

VASO HOLDING CORP.

(formerly: ACHARI VENTURES HOLDINGS CORP. I)

ARTICLE I

STOCKHOLDERS MEETINGS

Section 1. Annual Meeting. The annual meeting of the stockholders of Vaso Holding Corp. (f/k/a Achari Ventures Holdings Corp. I), a Delaware corporation (the “Corporation”), shall be held at 10:00 o’clock A.M. on the first Tuesday in June of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day that is not a legal holiday, or at any other time that the board of directors of the Corporation (hereinafter referred to as the “Board”) may determine. At the annual meeting of the stockholders of the Corporation (the “Stockholders”), the Stockholders entitled to vote shall elect the directors to serve on the Board (or, if the directorships are staggered, those directors whose appointment is being voted upon) and transact such other business as may properly be brought before the meeting.

Section 2. Special Meetings. Special meetings of the Stockholders may be called for any purpose at any time by the Board or at the request in writing of Stockholders owning at least forty percent (40%) of the total number of outstanding shares of any class of capital stock of the Corporation as determined by voting power.

Section 3. Notice of Meetings. Notice of the place, date and time of each annual and special meeting of Stockholders and, in the case of a special meeting, the purposes thereof, shall be given personally or by first-class prepaid mail to each Stockholder entitled to vote at such meeting, not less than ten (10) and not more than fifty (50) days before the date of such meeting. If mailed, such notice shall be directed to each Stockholder at the address of such person or entity (either, a “Person”) as it appears on the stock records of the Corporation, unless such Person shall have filed with the Secretary of the Corporation a written request that notices thereto be mailed to some other address, in which case, it shall be directed thereto at such other address. Notice of any meeting of Stockholders need not be given to any Stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business before such meeting because such meeting is not lawfully called or convened, or who shall, either before or after such meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix after an adjournment a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which such meeting shall be adjourned is announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

Section 4. Place of Meetings. Meetings of the Stockholders may be held at such place, within or without the state of Delaware, as the Board or the officer or other authority calling the same shall specify in the notice of such meeting or in a duly executed waiver of notice thereof.

Section 5. Quorum. At all meetings of the Stockholders, the holders of one-third (1/3) of the issued and outstanding shares of capital stock of the Corporation (of all classes) entitled to vote and as determined by voting power shall be present in person or by proxy to constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority of the shares present in person or by proxy and entitled to vote, or, if no Stockholder entitled to vote is present, then the President or in his or her absence any other officer of the Corporation, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

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Section 6. Organization. At each meeting of the Stockholders, the chair of the meeting, or in the chair’s absence or inability to act, the President, or in the absence of both of them, any person chosen by a majority of those Stockholders present, shall act as chair of the meeting. The Secretary, or in his or her absence or inability to act, or any person appointed by the chair of the meeting shall act as secretary of the meeting and keep the minutes thereof.

Section 7. Order of Business. The order of business at all meetings of the Stockholders shall be determined by the chair of the meeting.

Section 8. Voting. Except as otherwise provided by statute or the Certificate of Incorporation of the Corporation (as in effect from time to time, the “Charter”), each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the Stockholders to one vote for every share or stock standing in such Person’s name on the record of stockholders of the Corporation on the date fixed for the determination of the Stockholders who shall be entitled to notice of and to vote at such meeting. Each Stockholder entitled to vote at any meeting may authorize another Person to act for the same by a proxy signed by such Stockholder or such Person’s attorney in fact and delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three (3) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Stockholder executing it, except in those cases in which it is designated as irrevocable and an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these Amended and Restated By-Laws (these “By-Laws”) or the Charter, any corporate action to be taken by a vote of the Stockholders shall be authorized by a majority of the total votes cast by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute or determined by the chair of the meeting to be advisable, the vote on any question required need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the Stockholder voting or by such Person’s proxy and shall state the number of shares voted.

Section 9. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in such Person’s name. The list shall be produced and kept at the meeting to resolve any questions relating to the voting rights of any Stockholder.

Section 10. Inspectors. The Board may, in advance of any meeting of Stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them fails to appear or act, the chair of the meeting may, and on request of any Stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the chair of the meeting or any Stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall serve as inspector of an election of directors. Inspectors need not be Stockholders.

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Section 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Stockholders (including the annual meeting) may, to the extent permitted by applicable law, be taken without a meeting with the written consent of the holders of record of that number of outstanding shares of the Corporation which is then required to authorize such action, provided that such written consent shall be filed with the minutes of proceedings of the Stockholders, and provided further that written notice of such action shall be given as required by law to all nonconsenting Stockholders.

ARTICLE II

BOARD OF DIRECTORS

Section l. General Powers. The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and conduct all such lawful acts and things as are not by statute or the Charter required to be exercised or done by the Stockholders.

Section 2. Number, Qualifications, Election and Term of Office. The Board shall determine how many directors serve on the Board, provided that the Board consists of a minimum of three directors. Thereafter, the number of directors shall be determined by a majority vote of the entire Board (or its Nominating Committee, if one exists, duly empowered for this purpose) or by amendment of these By-Laws. All directors shall be of legal age. Directors need not be Stockholders. The directors shall be elected at the annual meeting of Stockholders or, if action by the Stockholders without a meeting is permitted by applicable law, the directors may be elected by consent of the holders of that number which would be sufficient to elect the directors at the annual meeting. Each director shall hold office until the next annual meeting of Stockholders and until his or her successor shall have been duly elected and qualified or until his or her death, resignation or removal.

Section 3. Place of Meetings. Meetings of the Board may be held at such place, within or without the State of Delaware, as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting. Any or all directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 4. First Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of Stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given.

Section 5. Regular Meetings. Regular meetings of the Board shall be held at such time and place as the Board may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-Laws.

Section 6. Special Meetings. Special meetings of the Board may be called by the Chair of the Board, the President or a majority of the directors.

Section 7. Notice of Meetings. Notice of each special meeting (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and the place (within or without the State of Delaware) of the meeting. Notice of each meeting shall be delivered to each director either personally or by telephone or email at least twenty-

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four (24) hours before the time at which such meeting is to be held or by first class mail, postage prepaid, addressed to each director at such director’s residence, or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him or her. Except as otherwise specifically required by statute or the Charter or these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

Section 8. Quorum and Manner of Acting. A majority of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting and, except as otherwise expressly required by statute, the Charter or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these By-Laws, the directors shall act only as a Board and the individual directors shall have no power as such.

Section 9. Organization. At each meeting of the Board, the Chair of the Board or, in the Chair’s absence or inability to act, the President or in the absence of both of them, any director chosen by a majority of the directors present shall act as chair of the meeting and preside thereat. The Secretary or, in his or her absence or inability to act, any person appointed by the chair of the meeting shall act as secretary of the meeting and keep the minutes thereof.

Section 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of such director’s resignation to the Chair of the Board or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office, unless sooner removed, until the next annual election and until their respective successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided in these By-Laws. When one or more directors shall resign from the Board, effective at a future date, a majority of directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Section 12. Removal of Directors. Except as otherwise provided in the Charter or in these By-Laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of at least two-thirds (2/3) of the total number of shares of stock of the Corporation issued and outstanding, taken at a special meeting of the Stockholders called and held for that purpose, or by the affirmative vote of two-thirds of the directors then in office, and the vacancy in the Board caused by any such removal may be filled by the remaining directors or, if removal shall have been effected by a vote of the Stockholders, by the Stockholders.

Section 13. Compensation. The Board (or its duly appointed committee) shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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Section 14. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing. Such writing or writings shall be filed with the minutes of proceedings of the Board.

ARTICLE III

EXECUTIVE AND OTHER COMMITTEES

Section 1. Executive and Other Committees. The Board may, by resolution passed by a majority of the Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any member of any committee, or any alternate or substitute member of any committee, may participate in any meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at the meeting. Any such committee, to the extent provided in the resolutions creating the same, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority to amend the Charter, adopt an agreement of merger or consolidation, recommend to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the Stockholders a dissolution of the Corporation or a revocation of a dissolution or amend the By-Laws, and, unless the resolution creating the same so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to alteration or revision by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

Section 2. General. A majority of the members of any committee may determine its action and fix the time and place of its meetings and the manner of giving notice, if any, of regular meetings thereof unless the Board shall otherwise provide. Notice of each special meeting of any committee shall be given to each member of the committee in the manner provided for in Article II, Section 7. Unless the Board shall otherwise provide, any action required or permitted to be taken at any meeting of any committee may be taken without a meeting if all of the members of any such committee consent thereto in writing, such writing or writings to be filed with the minutes of proceedings of such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation provided, however, that no such committee shall have or may exercise any authority of the Board.

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ARTICLE IV

OFFICERS

Section 1. Number and Qualifications. The officers of the Corporation may include the Chair of the Board, if a Chair shall be elected, and shall include the President, one or more Vice Presidents (one of whom may be designated Executive Vice President), the Treasurer and the Secretary, any two or more offices may be held by the same person, but the same person shall not be both President and Secretary. Such officers shall be elected from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the Stockholders, or until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall have resigned, or shall have been removed, as herein provided in these By-Laws, but no such election shall of itself create contract rights in any such officer. The Board may, from time to time, elect, or the President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their respective offices for such terms as may be prescribed by the electing or appointing authority.

Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board or, except in the case of an officer or agent elected or appointed by the Board, by the Chair of the Board or the President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office, which shall be vacant in the manner prescribed in these By-Laws for the regular election to such office.

Section 5. The Chair. If a Chair shall be elected, the Chair shall be the chief executive officer of the Corporation and shall have supervision and direction over the President and all other officers, agents and employees of the Corporation. The Chair shall preside, if present, at each meeting of the Board and Stockholders and shall be an ex-officio member of all committees of the Board. The Chair shall perform all duties incident to the office of Chair and chief executive officer and pursue other duties as from time to time may be assigned to him or her by the Board or these By-Laws. If no Chair shall be elected, the President shall have the privileges and responsibilities set forth in this Section 5.

Section 6. The President. The President shall be the chief operating and administrative officer of the Corporation and shall have general and active management of the day-to-day business of the Corporation and general and active supervision and direction over the other officers, agents and employees of the Corporation and shall see that their respective duties are properly performed, subject, however, to the control of the Chair. The President shall be an ex-officio member of all committees of the Board and shall perform all duties incident to the office of President and chief operating and administrative officer and such other duties as from time to time may be assigned to him or her by the Board or the Chair or by these By-Laws.

Section 7. Vice Presidents. Each Vice President shall have such powers and perform all such duties as from time to time may be assigned to him or her by the Board or the President.

Section 8. Treasurer. The Treasurer (or Chief Financial Officer) shall:

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(a)	have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b)	keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and have control of all books of account of the Corporation;

(c)	cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositaries as may be designated by the Board;

(d)	receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e)	disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board;

(f)	render to the President (and the Board whenever the Board may require) an account of the financial condition of the Corporation; and

(g)	in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board or the President.

Section 9. Secretary. The Secretary shall:

(a)	keep or cause to be kept, in one or more books provided for this purpose, the minutes of all meetings of the Board, the committees of the Board and the Stockholders;

(b)	see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c)

be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation, if any (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided), and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d)	see that the books, reports, statements, certificates and ether documents and records required by law to be kept and filed are properly kept and filed; and

(e)	in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board or the President.

Section 10. Compensation. The compensation of the officers of the Corporation for their respective services as such officers shall be fixed from time to time by the Board (or its duly appointed committee); provided, however, that the Board may delegate to the President the power to fix the compensation of officers and agents appointed by the President. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

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ARTICLE V

INDEMNIFICATION

In the discretion of the Board, the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually incurred by him or her in connection with such action, suit or proceeding, but only to the extent permitted under the laws of Delaware. Except as otherwise provided by the laws of Delaware (and then only to the extent so provided), the Corporation shall not be required to indemnify any person.

ARTICLE VI

CONTRACTS, CHECKS, BANK ACCOUNTS, ETC.

Section 1. Execution of Contracts. Except as otherwise required by statute, the Charter or these By-Laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct, and such authority may be general or confined to specific instances as the Board may determine.

Section 2. Loans. No officer shall effect loans or advances for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, or on account of such loans make, execute or deliver any promissory note, bond or other evidence of indebtedness of the Corporation, or mortgage, pledge, hypothecate or transfer, other than in the ordinary course of business of the Corporation, any securities or other property of the Corporation, except when authorized by the Board.

Section 3. Checks, Drafts. etc. All checks, drafts, bills of exchange and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons as shall from time to time be authorized by the Board.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such other manner as the Board may determine by resolution.

Section 5. General and Special Financial Accounts. The Board may from time to time authorize the opening and keeping of general and special accounts with such banks, trust companies or other depositaries, and with such brokerage firms and other financial institutions, as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

Section 6. Proxies. The President, or any agent that the President may from time to time appoint, may, in the name and on behalf of the Corporation, cast the votes which the Corporation may be entitled to cast at meetings of the holders of the stock or other securities of other corporations or entities, or consent in writing, in the name of the Corporation as such holder, to any action by other corporations or entities, and, in the case of an agent appointed by the President, may instruct the agent so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written waivers, proxies or other instruments as may be deemed necessary or proper in the premises.

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ARTICLE VII

SHARES, ETC.

Section 1. Stock Certificates. Each holder of stock of the Corporation shall be entitled (but not required) to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned by such Person. The certificates representing shares of stock of the Corporation shall be signed in the name of the Corporation by the President and by the Secretary and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed). Where any such certificate is countersigned by a transfer agent other than the Corporation or one of its employees or is registered by a registrar other than the Corporation or one of its employees, the signature of the officers of the Corporation upon such certificates may be facsimiles, engraved or printed. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon such certificates shall have ceased to be such officer, transfer agent or registrar before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of their respective issue.

Notwithstanding anything herein contained to the contrary, the Corporation may issue shares of its stock in uncertificated or book-entry form. In such event, the Corporation’s transfer agent and registrar shall keep appropriate records indicating (a) the person to whom such uncertificated shares of stock were issued, (b) the number, class and designation of series, if any, of shares of stock held by such person and (c) other information deemed relevant to the Corporation.

Section 2. Books of Account and Record of Stockholders. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine and the stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board.

Section 3. Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents, transfer clerks or registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Section 4. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or such Person’s legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate except pursuant to legal proceedings under the laws of the State of Delaware.

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Section 5. Fixing of Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (1) the record date for determining Stockholders entitled to notice of or to vote at any meeting of Stockholders shall be the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (2) the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is executed, and (3) the record date for determining Stockholders for any other purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VIII

OFFICES

The Corporation may also have an office or offices other than its registered office at such place or places, either within or without the State of Delaware, as the Board shall from time to time determine or the business of the Corporation may require.

ARTICLE IX

FISCAL YEAR

The fiscal year of the Corporation shall be determined by the Board.

ARTICLE X

AMENDMENTS

These By-Laws may be amended or repealed or new by-laws may be adopted at any annual or special meeting of the Stockholders by a majority of the total votes of the Stockholders present in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By-Laws. These By-Laws may also be amended or repealed or new by-laws may be adopted by the Board at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these By-Laws; and provided further, however, that the by-laws adopted by the Board may be amended or repealed by the Stockholders as hereinabove provided.

*****

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EXHIBIT E

FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

(Attached)

EXHIBIT F

FORM OF LOCKUP AGREEMENT

(Attached)

EXHIBIT G

POST-CLOSING OFFICERS

Company Officers

•	June Ma, President and Chief Executive Officer

•	Peter Castle, Chief Operating Officer

•	Michael J. Beecher, Co-Chief Financial Officer, Secretary and Principal Accounting Officer

•	Jonathan Newton, Co-Chief Financial Officer, Vice-President Finance and Treasurer

•	Jane Moen, President Vaso Healthcare

SPAC Officers

•	June Ma, President and Chief Executive Officer

•	Peter Castle, Chief Operating Officer

•	Michael J. Beecher, Co-Chief Financial Officer, Secretary and Principal Accounting Officer

•	Jonathan Newton, Co-Chief Financial Officer, Vice-President Finance and Treasurer

•	Jane Moen, President Vaso Healthcare

EXHIBIT H

FORM OF INDEMNIFICATION AGREEMENT

(Attached)

EXHIBIT I

FORM OF LETTER OF TRANSMITTAL

(Attached)

With respect to the Common Stock or Restricted Common Stock, as applicable,

of

VASO CORPORATION

To whom it may concern:

You are receiving the following letter of transmittal (the “Letter of Transmittal”) in connection with that certain business combination agreement (the “Business Combination Agreement”), dated as of December 6, 2023, by and among Achari Ventures Holdings Corp. I., a Delaware corporation (the “SPAC”), Achari Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Vaso Corporation., a Delaware corporation (the “Company”). Pursuant to the terms of the Business Combination Agreement, at the closing of the transactions contemplated by the Business Combination Agreement, Merger Sub will merge with and into the Company with the Company surviving as the surviving corporation and a wholly owned subsidiary of the SPAC (the “Merger”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Business Combination Agreement. The Instructions for the Letter of Transmittal should be read carefully before the Letter of Transmittal is completed. Upon completion, the Letter of Transmittal shall be mailed to Continental Stock Transfer & Trust Company, Attn: Corporate Actions, 1 State Street 30th Floor, New York, NY 10004, to deposit shares of your common stock or restricted common stock, as appliable, of Vaso Corporation in connection with the Business Combination Agreement by and among Vaso Corporation, Achari Ventures Holdings Corp. I, and Achari Merger Sub, Inc.

Pursuant to the terms of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), each Company Share including, for the avoidance of doubt and for all purposes of the Letter of Transmittal, Equity Interests issued pursuant to any Company Equity Plan or Company Restricted Share Award (in each case excluding any Dissenting Shares and the Company Shares cancelled and extinguished) issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted, based on the Exchange Ratio, into the right to receive the number of SPAC New Shares set forth on the Allocation Schedule, as determined pursuant to Article II of the Business Combination Agreement.

1. Consideration. Upon completing, signing and returning the Letter of Transmittal, you will be surrendering your Company Shares and any certificates evidencing your Company Shares, in exchange for the right to receive, in respect of each Company Share so surrendered, the applicable portion of the Transaction Share Consideration, as determined pursuant to Article II of the Business Combination Agreement, in each case, in accordance with and subject to the terms, conditions and any applicable adjustments set forth in the Business Combination Agreement.

By signing and returning the Letter of Transmittal, you hereby irrevocably (1) acknowledge and agree (a) that the Transaction Share Consideration is being and will be allocated among the Company Equityholders in accordance with the terms of the Business Combination Agreement and pursuant to the Exchange Ratio, (b) to the terms and conditions of the Business Combination Agreement and the transactions contemplated thereby, (c) that the surrender of certificates evidencing your Company Shares or the delivery of an affidavit of loss contained herein by checking the box below and following to instruction eight (8) of the instructions for the Letter of Transmittal attached hereto is a condition to receiving any consideration pursuant to the Business Combination Agreement and (d) that the SPAC, Sponsor and any other Person (including the Surviving Company) shall be entitled to conclusively and absolutely rely (without inquiry or further evidence of any kind whatsoever) on the Letter of Transmittal, which represents your consent to the cancellation and conversion of your Company Shares into the right to receive the applicable portion of the Transaction Share Consideration attributable thereto pursuant to the Business Combination Agreement.

2. Opportunity to Review. You hereby acknowledge and agree that you have (a) received and reviewed a copy of the Business Combination Agreement, (b) reviewed the provisions of Section 262 of the Delaware General Corporation Law (stating that appraisal rights may be available subject to the waiver below), and (c) had a reasonable opportunity to consult with and have relied solely upon the advice, if any, of your legal, financial, accounting and tax advisors with respect to the Letter of Transmittal, the Business Combination Agreement (including Article II and the allocation of the Transaction Share Consideration described therein) and each of the transactions contemplated thereby.

3. Representations and Warranties. By signing and returning the Letter of Transmittal, you represent and warrant to the SPAC and Merger Sub that:

(a)

(i) You are the record and/or beneficial owner of the Company Shares evidenced on the Letter of Transmittal or affidavit of loss, which, at the date of the Letter of Transmittal and at all times until the Closing have all necessary corporate, limited liability company, limited partnership or other applicable power and authority (or, if you are a natural person, you have the legal capacity) to execute and deliver the Letter of Transmittal and to perform your obligations hereunder; (ii) the execution, delivery and performance of the Letter of Transmittal and the transactions contemplated by the Letter of Transmittal have been duly and validly authorized by all necessary action on your part; (iii) the execution, delivery and performance of the Letter of Transmittal and the transactions contemplated by the Letter of Transmittal by you will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of, if you are an entity, your organizational documents or the organizational documents of your affiliates; (iv) the execution and delivery of the Letter of Transmittal does not, and your performance (and, if applicable, your spouse’s performance) of your obligations hereunder will not result in the creation or imposition of any lien on your Company Shares; and (v) where applicable, any Person executing the Letter of Transmittal on your behalf has full power and authority to execute and deliver the Letter of Transmittal on your behalf and thereby bind you.

(b)

You have duly and validly executed the Letter of Transmittal, the Letter of Transmittal is a legal, valid and binding obligation, enforceable against you in accordance with the terms set forth herein (except as such enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), and you are the record and beneficial owner of, and have good and valid title to, all of the Company Shares set forth on the Letter of Transmittal and such Company Shares are free and clear of all liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Company Shares), or any restrictions on transfer arising under applicable securities laws. Your Company Shares set forth on the Letter of Transmittal are the only securities of the Company that are owned of record or beneficially by you on the date hereof, and you do not: (i) own beneficially or of record, have the right to acquire, or have any other interest in any other Equity Interests of the Company or Company Subsidiaries, or any rights to acquire, or any securities that are convertible into, any of the foregoing; or (ii) have any voting rights with respect to any Equity Interests of the Company, or any rights to acquire, or any securities convertible into any such voting rights. You have the full power, authority and legal capacity to surrender without restriction, the certificate(s) and/or book entry position(s) representing the Company Shares described below in the Letter of Transmittal in accordance with and subject to the limitations set forth in the Business Combination Agreement.

(c)

Except as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair your ability to perform your obligations under the Letter of Transmittal or to consummate the transactions contemplated by the Letter of Transmittal or the Business Combination Agreement, (i) there are no proceedings or legal actions pending or, threatened against you or, to your knowledge, any of your affiliates and (ii) neither you nor your affiliates is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity.

(d)

You have not taken or permitted any action that would or would reasonably be expected to (i) constitute or result in a breach hereof, (ii) make any representation or warranty set forth herein untrue or inaccurate or (iii) otherwise restrict, limit or interfere with the performance of the Letter of Transmittal, the Business Combination Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

(e)

You have, based on such information as you have deemed appropriate, conducted your own analysis and decision to enter into the Letter of Transmittal. You acknowledge that you’ve had the reasonable opportunity to seek independent legal advice prior to executing the Letter of Transmittal.

4. Tax Consequences. By signing and returning the Letter of Transmittal you acknowledge that you have had a reasonable opportunity to review the U.S. federal, state and local tax consequences and foreign tax consequences of the Merger and the transactions contemplated by the Business Combination Agreement with your tax and other advisors. You are relying solely on such advisors and not on any statements or representations of the Company, Merger Sub or the SPAC or any of its agents or representatives with respect to the tax consequences to you of the Merger and the transactions contemplated by the Business Combination Agreement. You understand that you (and not the SPAC, Merger Sub, the Company or any of their other respective affiliates) will be solely responsible for any tax liability that may arise as a result of the Merger and the transactions contemplated by the Business Combination Agreement.

5. Conditions for Payment of Consideration; Satisfaction of Obligations.

(a)

By signing and returning the Letter of Transmittal you acknowledge and agree that (i) unless and until you submit the Letter of Transmittal duly completed and validly executed by you together with all certificates and other documents required by the Exchange Agent according to the terms herein, no payment of any or all of the applicable portion of the Transaction Share Consideration pursuant to the Business Combination Agreement shall be made to you or your designee, (ii) payment is conditioned on the closing of the Merger (which is subject to various conditions set forth in the Business Combination Agreement), and if the Merger is not consummated, the Company Shares will not be converted into the right to receive any or all of the applicable portion of the Transaction Share Consideration and the Letter of Transmittal (together with the certificates (if any) submitted in accordance with the terms hereof) will be returned to you, and the Letter of Transmittal will be void and of no force or effect, (iii) no interest will accrue on any payment due with respect to the Transaction Share Consideration or otherwise pursuant to the Business Combination Agreement, (iv) any payment due pursuant to the Letter of Transmittal, the Business Combination Agreement or otherwise shall be subject to, and reduced by, any deduction or withholding for any taxes required by law (and any amounts so deducted or withheld shall be treated for all purposes as having been paid to the person in respect of which such deduction or withholding was made) including, under certain circumstances withholding of a portion of the Transaction Share Consideration as may be required under applicable tax laws, and (v) the portion of the Transaction Share Consideration to be received by you will be calculated in accordance with the Business Combination Agreement and the Allocation Schedule. Subject to the foregoing, you acknowledge and agree that the Exchange Agent may reject any and all documents not in proper form or, in the Exchange Agent’s or the Company’s discretion, waive any irregularities or defects in any documents delivered in connection herewith.

(b)

By signing and returning the Letter of Transmittal you acknowledge and agree that the amount of your portion of the Transaction Share Consideration in respect of your Company Shares being surrendered by you hereunder (a portion of which is subject to the terms of Article II of the Business Combination Agreement), and you acknowledge and agree that (i) such amount accurately reflects the portion of the Transaction Share Consideration which you are (or may be) entitled to receive pursuant to and in accordance with the terms of the Business Combination Agreement, applicable law, the Company’s bylaws, the other organizational documents of the Company, any agreement, arrangement or understanding between you and the Company and/or any representative of the Company, and any other agreement pertaining to such Company Shares, and (ii) in accepting such amount, the Surviving Company, the Company, SPAC, Merger Sub and their respective representatives shall be deemed to have satisfied all obligations to make any and all payments with respect to the Merger for such Company Shares and shall have no further obligations to you with respect to payment of any portion of the Transaction Share Consideration (and you expressly waive any and all claims to the contrary).

6. Waiver of Appraisal Claims. By signing and returning to the Letter of Transmittal or accepting any consideration as contemplated by Article II of the Business Combination Agreement, you irrevocably and unconditionally waive and agree to cause to be waived and to prevent the exercise of, any rights of appraisal or any dissenters’ rights relating to the Merger that any holder of Company Shares or any other person may have (including all rights under Section 262 of the DGCL and under any other applicable law).

7. Release. By signing and returning the Letter of Transmittal you acknowledge and agree that, effective as of the Effective Time, on behalf of: (a) if you are an individual, yourself and your heirs and your and their Representatives, (b) if you are an entity, your affiliates and your and their Representatives, (c) if you are a trust, the beneficiaries of your trust, and (d) any of your other successors and assigns, as of the Effective Time but not before, fully, forever, irrevocably and unconditionally waive, release, acquit and discharge the Surviving Company, each Group Company and their respective Affiliates (including, for clarity, the SPAC and its Affiliates), successors and assigns, and each of their respective former, current and future stockholders, controlling persons, directors, officers, employees, agents, members, managers, general or limited partners, other Representatives, successors or assignees (or any former, current or future stockholders, controlling persons, directors, officers, employees, agents, members, managers, general or limited partners, other Representatives, successors or assignees of any of the foregoing) from any and all manner of actions, causes of actions, suits, debts, covenants, claims, obligations, liabilities, demands, controversies, damages, judgments, executions, costs, expenses, compensation or other relief, whether known or unknown, whether in law or equity, whether vicarious, derivative, or direct, whether fixed, contingent or liquidated, whether foreseeable or unforeseeable, or whether presently existing or hereafter discovered, that may be or could have been asserted, with respect to, or arising during, or in connection with, any period ending at or prior to the Effective Time (including out of any event, occurrence, act, or failure to act) relating to such Person’s direct or indirect ownership of Equity Interests or such Person’s capacity as a Company Equityholder, in each case, prior to the Effective Time; provided, that nothing contained in this paragraph shall extend to any manner of actions, causes of actions, claims (including any claims for specific performance, injunctive relief or other equitable remedies) or obligations, liabilities, demands, damages, costs, expenses, compensation or other relief, whether known or unknown, whether in law or equity, in connection with (i) your representations made in the Letter of Transmittal, or your rights under the Business Combination Agreement or the other Ancillary Agreements, (ii) any rights to indemnification, limitation of liability or advancement or reimbursement of expenses to the extent you are entitled to under the indemnification provisions of the Governing Documents of the Company or any of its Subsidiaries, and (iii) any rights to compensation that you may be entitled to under employment or other service agreements entered into (or compensation or benefit plans, programs or policies of) with the Company or its Subsidiaries and which were in force as of the date of the Letter of Transmittal. You forever waive any and all rights of first refusal, rights of first offer, preemptive rights, registration rights or similar rights pursuant to any stockholder agreement, registration rights agreement or other similar agreement pertaining to any Group Company.

8. Reliance/Survival. By signing and returning the Letter of Transmittal you acknowledge and agree that the Company, the SPAC and any related entity may rely upon the representations, warranties, covenants and agreements contained herein as if each such party was a party to the Letter of Transmittal and each shall have the rights, remedies and benefits under the Letter of Transmittal as if such party was a party hereto. All representations and warranties contained herein shall survive the date hereof for a period of seven (7) years. The covenants and agreements contained herein shall survive the date hereof in accordance with their terms.

9. Specific Performance. By signing and returning the Letter of Transmittal you acknowledge and agree that the Company’s and SPAC’s remedy at law for any breach of the covenants or agreements contained herein may be inadequate and that for any breach of such covenants, the Company and SPAC shall, in addition to other remedies as may be available to them at law or in equity, or as provided for in the Letter of Transmittal, be entitled to an injunction, restraining order, or other equitable relief, without the necessity of posting a bond, restraining the undersigned from committing or continuing to commit any violation of the covenants or agreements in the Letter of Transmittal and to enforce specifically the terms of the Letter of Transmittal and the applicable terms of the Business Combination Agreement, in addition to any other remedy to which the Company or the SPAC may be entitled.

10. Miscellaneous.

(a)

Further Assurances. By signing and returning the Letter of Transmittal you acknowledge and agree that you will, upon request, execute and deliver any additional documents reasonably deemed by the SPAC, the Company or the Exchange Agent to be necessary or appropriate to complete the surrender and exchange of your Company Shares.

(b)

Third Party Beneficiaries. By signing and returning the Letter of Transmittal you acknowledge and agree that the SPAC, Merger Sub and the Surviving Company, and the parties set forth in Section 7 hereof each shall be third party beneficiaries of your representations, warranties, undertakings and agreements, with full rights as such.

(c)

Entire Agreement. By signing and returning the Letter of Transmittal you acknowledge and agree that the Letter of Transmittal, the Business Combination Agreement, and all other Ancillary Agreements (and the schedules and exhibits attached to each of such documents) collectively constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

(d)

Assignment. By signing and returning the Letter of Transmittal you acknowledge and agree that you will not assign the Letter of Transmittal without the prior written consent of the SPAC, and Merger Sub. Any attempted assignment of the Letter of Transmittal not in accordance with the terms of this Section 10(d) shall be void.

(e)

No Rights as Stockholder. By signing and returning the Letter of Transmittal you acknowledge and agree that, as a result of the Merger, you shall cease to have any rights with respect to or arising from the Company Shares, except the right to receive the payments required by the Business Combination Agreement.

(f)	Termination. The Letter of Transmittal shall be automatically void and of no force and effect if the Closing pursuant to the Business Combination Agreement fails to occur for any reason.

(g)

Other Provisions. Sections 11.4 (Severability), 11.5 (Interpretation), 11.7 (Governing Law; Waiver of Jury Trial; Jurisdiction), 11.8 (Non-Survival), and 11.10 (Counterparts; Electronic Delivery) of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis.

* * *

THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THE LETTER OF TRANSMITTAL IS COMPLETED. THE LETTER OF TRANSMITTAL IS FOR DEPOSITING YOUR SHARES OF COMMON STOCK OR RESTRICTED COMMON STOCK, AS APPLICABLE, OF VASO CORPORATION IN CONNECTION WITH THE BUSINESS COMBINATION AGREEMENT BY AND AMONG VASO CORPORATION, ACHARI VENTURES HOLDINGS CORP. I, AND ACHARI MERGER SUB, INC.

THE LETTER OF TRANSMITTAL IS FOR USE BY REGISTERED STOCKHOLDERS OF VASO CORPORATION ONLY. STOCKHOLDERS OF VASO CORPORATION WHOSE SHARES OF COMMON STOCK OR RESTRICTED COMMON STOCK, AS APPLICABLE, OF VASO CORPORATION ARE REGISTERED IN THE NAME OF A BROKER, INVESTMENT DEALER, BANK, TRUST COMPANY, TRUSTEE, CUSTODIAN, NOMINEE OR OTHER INTERMEDIARY SHOULD CONTACT THAT INTERMEDIARY FOR ASSISTANCE IN DEPOSITING THOSE SHARES OF COMMON STOCK OR RESTRICTED COMMON STOCK, AS APPLICABLE, AND SHOULD FOLLOW THE INSTRUCTIONS OF SUCH INTERMEDIARY IN ORDER TO DEPOSIT THEIR SHARES OF COMMON STOCK OR RESTRICTED COMMON STOCK, AS APPLICABLE.

LETTER OF TRANSMITTAL

To Accompany Certificates Formerly Representing

Common Stock or Restricted Common Stock of

Vaso Corporation

DESCRIPTION OF SURRENDERED CERTIFICATES

Names(s) and Address(es) of Registered Owner(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Certificate(s) Surrendered (Attach additional list if necessary)
	Certificate Number(s) Total number of Shares:	Total Number of Shares Represented By Certificate(s)

AFFIDAVIT OF LOSS

If any certificate(s) representing shares of stock or restricted stock, as applicable, that you own have been lost or destroyed, initial the box above and see Instruction 8.

Please fill out the remainder of the Letter of Transmittal and indicate here the number of shares of stock or restricted stock, as applicable, represented by the lost or destroyed certificates.                 _________ (Number of Shares)

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4, and 5)	(See Instructions 1, 4 and 5)

To be completed ONLY if the new shares or payment for surrendered shares is to be issued in the name of someone other than the undersigned. You must obtain a MEDALLION SIGNATURE GUARANTEE. See reverse.	To be completed ONLY if the new shares or check for surrendered shares is to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown above.

Issue payment to:	Deliver check to:

Name:	Name:
(Please Print)	(Please Print)

Address:	Address:

(Include Zip Code)	(Include Zip Code)

(Tax Identification or Social Security No.)

IMPORTANT — STOCKHOLDERS SIGN HERE

(U.S. Holders Also Please Complete Substitute Form W-9 Below)

(Non-U.S. Holders Please Obtain and Complete Form W-8BEN or Other Form W-8)

(Must be signed by former registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) as evidenced by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

Name:	Signature:
Name:	Signature:
Telephone Number:	Email Address:
Dated: ______________, 20_______

Mail to: Continental Stock Transfer & Trust Company,

Attn: Corporate Actions,

1 State Street 30th Floor, New York, NY 10004

Telephone: 917-262-2378

MEDALLION SIGNATURE GUARANTEE

(See Instructions 1 and 4)

Complete ONLY if required by Instruction 1.

FOR USE BY FINANCIAL INSTITUTION ONLY. PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Firm:
By:
Title:
Address:

INSTRUCTIONS FOR LETTER OF TRANSMITTAL

1.

Guarantee of Signature. Signatures on all Letters of Transmittal must be guaranteed by a financial institution that is a member of a Securities Transfer Association approved medallion program such as STAMP, SEMP or MSP (an “Eligible Institution”), except in cases where securities are surrendered (i) by a registered holder of the securities who has not completed either the box entitled “Special Payment/Issuance Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instruction 4.

2.

Delivery of Letter of Transmittal and Certificates. The Letter of Transmittal, properly completed and duly executed, together with the certificate(s) for the securities described should be delivered to Continental Stock Transfer & Trust Company in the envelope enclosed for your convenience.

THE METHOD OF DELIVERY OF CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE OWNER, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. DELIVERY OF THE DOCUMENTS WILL BE EFFECTIVE, AND RISK OF LOSS AND TITLE WITH RESPECT THERETO SHALL PASS, ONLY WHEN THE MATERIALS ARE ACTUALLY RECEIVED BY THE PAYING AGENT.

3. Inadequate Space. If the space provided on the Letter of Transmittal is inadequate, the certificate numbers and the number of shares should be listed on a separate schedule to be attached thereto.

4. Signatures of Letter of Transmittal, Stock Powers and Endorsements. When the Letter of Transmittal is signed by the registered owner(s) of the certificate(s) listed and surrendered thereby, no endorsements of certificates or separate stock powers are required.

If the certificate(s) surrendered is (are) owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

If any surrendered certificates are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If the Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, such certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificate(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If the Letter of Transmittal or any certificate or stock power is signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others, acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence, satisfactory to Continental Stock Transfer & Trust Company, the Company’s transfer agent, of their authority to do so must be submitted.

5. Special Payment and Delivery Instructions. Indicate the name and address to which new shares or payment for the securities is to be issued and/or sent if different from the name and address of the person(s) signing the Letter of Transmittal.

6. W-9. Please follow instructions contained within the W-9. If you are a foreign person, you must provide a properly completed and executed Internal Revenue Service Form W-8BEN, which you can obtain from Continental Stock Transfer & Trust Company.

7. Additional Copies. Additional copies of the Letter of Transmittal may be obtained from the Reorganization Department of Continental Stock Transfer & Trust Company at the address listed below.

8. Lost, Stolen or Destroyed Certificates. If any stock certificates have been lost, stolen or destroyed, please so indicate on the front of the Letter of Transmittal, and additional paperwork will be sent to you to replace the lost, stolen or destroyed certificates.

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by Continental Stock Transfer & Trust Company and the Company, and such determination shall be final and binding. Continental Stock Transfer & Trust Company and the Company reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived. Neither Continental Stock Transfer & Trust Company nor the Company is under any obligation to waive or to provide any notification of any irregularities or defects in the surrender of any certificates, nor shall Continental Stock Transfer & Trust Company or the Company be liable for any failure to give such notification.

For Information:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

917-262-2378

EXHIBIT J

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE

SURVIVING COMPANY

(Attached)

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VASO CORPORATION

(a Delaware corporation)

******

Adopted in accordance with the provisions of §242 of the General Corporation Law of the State of Delaware

******

__________, 2024

Vaso Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that the Corporation’s Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware as of July 6, 1993, as amended by that certain Certificate of Designations of the Class A Preferred Stock, Series A, filed with the Secretary of State of the State of Delaware as of December 8, 1994, as amended by that certain Certificate of Amendment of the Certificate of Incorporation, filed with the Secretary of State of the State of Delaware as of May 4, 1995, as amended by that certain Certificate of Designations of Series B Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware as of June 25, 1997, as amended by that certain Certificate of Ownership and Merger, filed with the Secretary of State of the State of Delaware as of July 8, 1997, as amended by that certain Certificate of Ownership and Merger, filed with the Secretary of State of the State of Delaware as of August 28, 1997, as amended by that certain Certificate of Amendment of the Certificate of Incorporation, filed with the Secretary of State of the State of Delaware as of December 19, 1997, as amended by that certain Certificate of Designation of Series C Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware as of May 1, 1998, as amended by that certain Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designations of Series C Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware as of October 26, 1998, as amended by that certain Certificate of Designations of Preferences and Rights of Series D Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware as of July 19, 2005, as amended by that certain Certificate of Amendment of the Certificate of Incorporation, filed with the Secretary of State of the State of Delaware as of October 2, 2009, as amended by that certain Certificate of Designations of Preferences and Rights of Series E Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware as of June 24, 2010, as amended by that certain Certificate of Amendment of Certificate of Incorporation, filed with the Secretary of State of the State of Delaware as of November 9, 2016, be amended and restated in its entirety to read as follows:

FIRST: Name. The name of the Corporation is “Vaso Corporation”.

SECOND: Address; Registered Office and Agent. The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, County of Newcastle. The name of its registered agent at that address is Corporation Trust Company.

THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware, now or hereafter in effect, or implied by the reasonable construction of the said laws. The duration of the Corporation is perpetual.

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FOURTH:

(A) Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is ten thousand (10,000) shares of common stock, par value $0.01 per share (hereinafter, the “Common Stock”).

(B) Terms Applicable to Common Stock.

1. Dividend and Other Rights of Common Stock.

(a) Ratable Treatment. Except as specifically otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The Corporation shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock, or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock.

(b) Dividends; Liquidation. The holders of Common Stock shall be entitled to dividends out of funds legally available therefor, when and if declared by the Corporation’s Board of Directors (the “Board of Directors”) in respect of Common Stock, and, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock.

(c) Voting Rights of Common Stock. Except as otherwise provided by law or this Amended and Restated Certificate of Incorporation (this “Charter”), the holders of Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval, and each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held of record by such holder.

(C) Provisions of Common Application.

1. Registration and Transfer. The Corporation will keep at its principal office or at the office of its legal counsel a register for the registration of the Common Stock. Upon the surrender of any certificate representing the Common Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Common Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Common Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance, unless such issuance is made in connection with a transfer of Common Stock, in which case, the transferring holder will pay all taxes arising from such transfer.

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2. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Common Stock represented by such lost, stolen, destroyed or mutilated certificate and dated as of the date of such lost, stolen, destroyed or mutilated certificate.

3. Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be deemed properly delivered if either personally delivered or sent by overnight courier or mailed certified or registered mail, return receipt requested, postage prepaid, to the recipient: (a) in the case of any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder); and (b) in the case of the Corporation, at its principal office. Any such notice shall be effective: (i) if delivered personally or by telecopier, when received; (ii) if sent by overnight courier, when receipted for; and (iii) if mailed, 3 days after being mailed as described above.

4. Equitable Adjustments. Notwithstanding anything contained herein, all references herein to per share amounts, including numbers of shares and prices per share of a certain class or series of stock, whether in a dollar amount or otherwise, shall be subject to proportionate adjustment in the case of stock splits, stock dividends, combinations, recapitalizations, reorganizations, reclassifications and the like affecting such class or series of stock.

5. Issuances. Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

6. No Preemptive Rights. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities, in each case, of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series.

FIFTH: Board of Directors; Stockholder Vote. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

(a) The election of directors of the Corporation need not be by written ballot unless a stockholder of the Corporation (a “Stockholder”) demands election by written ballot at a meeting and before voting begins or unless the Bylaws of the Corporation (the “Bylaws”) shall so provide.

(b) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts as are not by law or by this Charter directed or required to be exercised or done by the Stockholders. Any action that may be taken at a meeting of the Board of Directors may be taken pursuant to a written consent signed by each member of the Board of Directors.

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(c) Subject to any requirements under the General Corporation Law of the State of Delaware (the “DGCL”), the number of directors of the Corporation that constitute the whole Board of Directors shall be designated in the Bylaws.

(d) Subject to this Charter, the Board of Directors shall have power, without the assent or vote of the Stockholders, to make, alter, amend, change, add to or repeal the Bylaws, to fix and vary the amount to be reserved for any proper purpose, to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation, to determine the use and disposition of any surplus or net profits and to fix the times for the declaration and payment of dividends.

(e) Meetings of Stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

(f) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors of the Corporation are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the DGCL, the Bylaws or this Charter; provided, however, that no Bylaws shall invalidate any prior act of the directors of the Corporation which would have been valid if such Bylaws had not been made.

(g) Any action that may be taken at a Stockholder meeting may be taken pursuant to a written consent signed by the majority of the Stockholders represented by voting power.

SIXTH: Indemnification. To the fullest extent permitted by the DGCL or other applicable law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or any Stockholder for monetary damages for breach of fiduciary duty as a director.

Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of this Charter inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

To the extent permitted by appliable law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

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To the extent permitted by applicable law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

The Corporation may advance expenses (including attorneys’ fees) incurred by a director or officer of the Corporation in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys’ fees) incurred by an employee or agent of the Corporation in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

SEVENTH: Amendment. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Charter, in the manner now or hereafter prescribed by statute and this Charter, and all rights conferred upon Stockholders herein are granted subject to this reservation.

EIGHTH: Arrangements with Creditors. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and the Stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor thereof or Stockholder, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of such creditors or class of creditors, and/or of the Stockholders or class of Stockholders, as the case may be, and agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, and the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all such creditors or class of creditors, and/or on all the Stockholders or class of Stockholders, as the case may be, and also on the Corporation.

NINTH: Bylaws. As of the date of this Charter, the Corporation shall have no Bylaws, and any bylaws of the Corporation that existed immediately prior to the adoption of this Charter shall cease to have any force or effect. The Corporation may adopt Bylaws (and such Bylaws may be subsequently amended or repealed or new bylaws may be adopted) at any annual or special meeting of the Stockholders by a majority of the total votes of the Stockholders present in person or represented by proxy and entitled to vote on such action. Bylaws may also be adopted (and such Bylaws may be subsequently amended or repealed or new bylaws may be adopted) by the Board of Directors at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided; and provided further, however, that the Bylaws adopted by the Board of Directors may be amended or repealed by the Stockholders as hereinabove provided

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation as of the date first set forth above.

Vaso Corporation

By:
Name:
Title:

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

VASO CORPORATION

EXHIBIT K

FORM OF COMPANY SUPPORT AGREEMENT

(Attached)